Exhibit 10.2
Execution Version

CREDIT AGREEMENT
among
WASTE SERVICES, INC.,
as US Borrower,
WASTE SERVICES (CA) INC.,
as Canadian Borrower
The Several Lenders
from Time to Time Party Hereto,
BARCLAYS CAPITAL
and BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arrangers and Joint Lead Bookrunners,
BANK OF AMERICA, N.A.,
as Syndication Agent,
BOSIC INC.,
SUNTRUST BANK
and THE BANK OF NOVA SCOTIA,
as Co-Documentation Agents,
THE BANK OF NOVA SCOTIA,
as Canadian Agent and Canadian Collateral Agent,
and
BARCLAYS BANK PLC,
as Administrative Agent
Dated as of October 8, 2008

i

ANNEX:

A	Pricing Grid
B	Existing Letters of Credit

SCHEDULES:

4.4	Consents, Authorizations, Filings and Notices
4.6	Material Litigation
4.10	Taxes
4.15(a)	Subsidiaries
4.15(b)	Agreements Related to Capital Stock
4.17	Environmental Matters
4.19(a)	Filing Jurisdictions under Personal Property Security Legislation
4.19(b)	UCC Financing Statements to be Terminated
4.24	Owned and Leased Property; Mortgaged Properties
5.1(h)	Environmental Assessments
6.15	Post Closing Obligations
7.2(d)	Existing Indebtedness
7.3(f)	Existing Liens
7.5(e)	Certain Dispositions
7.10	Transactions with Affiliates

EXHIBITS:

A-1	Guarantee and US Collateral Agreement
A-2	Canadian Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Date Certificate
D-1	Form of US Mortgage
D-2	Form of Canadian Mortgage
E	Form of Assignment and Assumption
F-1	Form of Legal Opinion of Akin Gump Strauss Hauer & Feld LLP
F-2	Form of Legal Opinion of Blakes, Cassels & Graydon LLP
F-3	Form of Legal Opinion of Stewart McKelvey
G-1	Form of Term Note
G-2	Form of Revolving Credit Note
G-3	Form of Swing Line Note
G-4	Form of Discount Note
H	Form of Exemption Certificate
I	Form of Lender Addendum
J	Form of Borrowing Notice
K	Form of Solvency Certificate

          CREDIT AGREEMENT, dated as of October 8, 2008, among WASTE SERVICES (CA) INC., an Ontario corporation (the “Canadian Borrower”), WASTE SERVICES, INC., a Delaware corporation (the “US Borrower”, and together with the Canadian Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time party to this Agreement (the “Lenders”), BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, and BANC OF AMERICA SECURITIES LLC, as joint lead arrangers and joint lead bookrunners, (collectively, in such capacities, the “Arrangers”), BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”), BOSIC INC., SUNTRUST BANK and THE BANK OF NOVA SCOTIA, as co-documentation agents (collectively, in such capacities, the “Co-Documentation Agents”), BARCLAYS BANK PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and THE BANK OF NOVA SCOTIA, as Canadian agent (n such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Agent”) and Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrowers have requested that the Lenders make credit facilities available to the Borrowers in order to consummate the Refinancing (as defined below) and for the other purposes set forth herein;
          WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;
          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS
          1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
          “Acceptance Fee”: a fee payable by the Canadian Borrower with respect to the acceptance of a Bankers’ Acceptance by a Lender under this Agreement, as set forth in Section 2.16(d).
          “Acquisition Agreements”: any and all asset purchase or stock purchase agreements entered into by any Group Member in connection with any Permitted Acquisition, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.
          “Acquisition Documentation”: collectively, the Acquisition Agreements and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

          “Additional Lender”: as defined in Section 2.26(b).
          “Adjustment Date”: as defined in the Pricing Grid.
          “Administrative Agent”: as defined in the preamble hereto.
          “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
          “Agents”: the collective reference to the Syndication Agent, the Co-Documentation Agents, the Canadian Agent, the Canadian Collateral Agent and the Administrative Agent.
          “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
          “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.
          “Agreement”: this Credit Agreement, as amended, restated, supplemented, replaced or otherwise modified from time to time.
          “Applicable Margin”: for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

	Canadian Prime	Base Rate	Acceptance	Eurodollar
	Rate Loans	Loans	Fee	Loans
Revolving Credit Facilities (including Swing Line Loans)	2.50%	2.50%	3.50%	3.50%
US Term Loan Facility	N.A.	2.50%	N.A.	3.50%
Canadian Term Loan Facility	2.50%	N.A.	3.50%	N.A.
provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the US Borrower after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans, Swing Line Loans and Term Loans will be determined pursuant to the Pricing Grid.
          “Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

          “Arrangers”: as defined in the preamble hereto.
          “Asset Sale”: any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c) or (f) of Section 7.5) which yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.
          “Assignee”: as defined in Section 10.6(c).
          “Assignment and Assumption”: as defined in Section 10.6(c).
          “Assignor”: as defined in Section 10.6(c).
          “Auto-Reinstatement Letter of Credit”: as defined in Section 3.1(b).
          “Available Revolving Credit Commitment”: with respect to any Revolving Credit Lender at any time, an amount in Dollars equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitments then in effect over (b) the Dollar Equivalent of such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s (other than the Swing Line Lender’s) Available Revolving Credit Commitment for purposes of Section 2.10(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero. The Available Revolving Credit Commitment with respect to the US Borrower shall be calculated by using only the Revolving Credit US/CA Commitments then in effect and the Revolving US/CA Extensions of Credit.
          “BA Equivalent Loan”: a Canadian Term Loan or a Revolving Credit Loan denominated in Canadian Dollars made by a Non BA Lender evidenced by a Discount Note.
          “Bankers’ Acceptance”: a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars and accepted by a Lender, and includes a Discount Note.
          “Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.
          “Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate or, with respect to Canadian Loans denominated in Dollars, the US Base Rate in Canada.

          “Benefited Lender”: as defined in Section 10.7.
          “Board”: the Board of Governors of the Federal Reserve System of the United States of America (or any successor).
          “Borrowers”: as defined in the preamble hereto.
          “Borrowing Date”: any Business Day specified by the applicable Borrower, as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.
          “Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a notice from the applicable Borrower substantially in the form of, and containing the information prescribed by, Exhibit J, delivered to the Administrative Agent or the Canadian Agent, as applicable.
          “Business Day”: (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City or (solely with respect to all notices and determinations in connection with, and payments of principal and interest on, Canadian Loans) Toronto, Ontario, are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.
          “Canadian Agent”: as defined in the preamble hereto.
          “Canadian Benefit Plans”: all material employee benefit plans maintained or contributed to by any Group Member that are not Canadian Pension Plans including, without limitation, all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, supplementary unemployment benefit plans or arrangements and all material life, health, dental and disability plans and arrangements in which the employees or former employees of any Group Member employed in Canada participate or are eligible to participate, but excluding all stock option or stock purchase plans.
          “Canadian Borrower”: as defined in the preamble hereto.
          “Canadian Collateral Agent”: as defined in the preamble hereto.
          “Canadian Collateral Agreement”: the Canadian Collateral Agreement to be executed and delivered by the Canadian Borrower and each Canadian Subsidiary Guarantor, substantially in the form of Exhibit A-2, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
          “Canadian Dollars and Cdn. $”: lawful currency of Canada.

          “Canadian Funding Office”: the office specified from time to time by the Canadian Agent as its funding office by notice to the Canadian Borrower, the Administrative Agent and the applicable Lenders.
          “Canadian Loans”: (a) the Canadian Term Loans and (b) any Revolving Credit Loans made to the Canadian Borrower.
          “Canadian Payment Office”: the office specified from time to time by the Canadian Agent as its payment office by notice to the Canadian Borrower.
          “Canadian Pension Plans”: any plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Group Member, their respective employees or former employees.
          “Canadian Prime Rate”: on any day, the greater of: (a) the annual rate of interest announced from time to time by the Canadian Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada, and (b) the CDOR Rate in effect from time to time plus 75 basis points per annum. Any change in the Canadian Prime Rate shall be effective as of the opening of business on the date the change becomes effective generally.
          “Canadian Prime Rate Loans”: Loans for which the applicable rate of interest is based upon the Canadian Prime Rate.
          “Canadian Subsidiaries”: Ram-Pak Compaction Systems Ltd, a corporation organized under the laws of Canada, and each other Subsidiary of the US Borrower, to the extent such Subsidiary is organized under the laws of Canada or any province thereof.
          “Canadian Term Loan”: as defined in Section 2.1(a).
          “Canadian Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Canadian Term Loan to the Canadian Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Canadian Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Canadian Term Loan Commitments is Cdn. $132,192,200.
          “Canadian Term Loan Facility”: as defined in the definition of Facility.
          “Canadian Term Loan Lenders”: each Lender that has a Canadian Term Loan Commitment or is the holder of a Canadian Term Loan.
          “Canadian Term Loan Percentages”: as to any Canadian Term Loan Lender at any time, the percentage which such Lender’s Canadian Term Loan Commitment then constitutes of the aggregate Canadian Term Loan Commitments (or, at any time after the funding of the Canadian Term Loans, the percentage which the aggregate principal amount of such Lender’s Canadian Term Loans then outstanding constitutes of the aggregate principal amount of the Canadian Term Loans then outstanding).
          “Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) to the extent required to be capitalized under GAAP on a balance sheet of such Person.
          “Capital Holdings Company”: Capital Environmental Holdings Company, a Nova Scotia unlimited liability company.
          “Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
          “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
          “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or Canada or issued by any agency thereof and backed by the full faith and credit of the United States of America or Canada or any agency, state, province or territory thereof, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or is a bank listed in Schedule I of the Bank Act (Canada) and having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s or R-1 by Dominion Bond Rating Service Limited (“DBRS”) or carrying an equivalent rating by a nationally recognized rating agency, if all of the three named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States of America or the Government of Canada; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States of America or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, province, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P, A by Moody’s, or A by DBRS; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
          “CDOR Rate”: on any day, the annual rate of interest which is the arithmetic average of the “BA 1 month” rates applicable to Canadian Dollar Bankers’ Acceptances issued by Schedule I Lenders identified as such on the Reuters Screen CDOR Page at approximately 10:00 A.M. (Toronto time) on such day (as adjusted by the Canadian Agent after 10:00 A.M. to reflect any error in any posted rate or in the posted average annual rate). If the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate on any day shall be calculated as the arithmetic average of the discount rates applicable to one month Canadian Dollar Bankers’ Acceptances of, and as quoted by, any two of the Schedule I Lenders, chosen by the Canadian Agent in its discretion, as of 10:00 A.M. on the day, or if the day is not a Business Day, then on the immediately preceding Business Day. If less than two Lenders quote the aforementioned rate, the CDOR Rate shall be the rate quoted by the Canadian Agent.
          “Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Existing Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of the US Borrower; (b) during any period of 12 consecutive months the board of directors of the US Borrower shall cease to consist of a majority of Continuing Directors; (c) the US Borrower shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the common stock of the Canadian Borrower; or (d) any Specified Change of Control.
          “Closing Date”: the date on which the conditions precedent set forth in Section 5.1 have been satisfied or waived, which date shall be deemed to be October 8, 2008.
          “Co-Documentation Agents”: as defined in the preamble hereto.
          “Code”: the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
          “Commitment”: with respect to any Lender, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.
          “Commitment Fee Rate”: 1/2 of 1% per annum.
          “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the US Borrower within the meaning of Section 4001(b)(1) of ERISA or is part of a group that includes the US Borrower and that is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 412 of the Code to the extent required by such section, Section 414(m) or 414(o) of the Code.

          “Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.
          “Confidential Information Memorandum”: the Confidential Information Memorandum dated July 2008 and furnished to the initial Lenders in connection with the syndication of the Facilities.
          “Consolidated Current Assets”: of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.
          “Consolidated Current Liabilities”: of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the US Borrower, (a) the current portion of any Funded Debt of the Group Members and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans, Letters of Credit or Swing Line Loans, to the extent otherwise included therein.
          “Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) total cash interest expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges and expenses (including any losses attributable to fluctuations in foreign currency exchange rates), (g) one-time severance charges and restructuring charges not to exceed $5,000,000 over the term of this Agreement, (h) costs incurred in connection with Permitted Acquisitions and other acquisitions permitted hereunder, whether or not consummated, in each case to the extent expensed and not capitalized and (i) to the extent not constituting cash interest expense, all expenses attributable to dividends and accruals in respect of preferred stock, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining total cash interest expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income (including any gains attributable to fluctuations in foreign currency exchange rates), all as determined on a consolidated basis; provided that, for purposes of calculating Consolidated EBITDA of the Group Members for any period for any reason other than the calculation of the Consolidated Interest Coverage Ratio, (i) the Consolidated EBITDA of any business unit acquired by the Group Members during such period shall be included on a pro forma basis (but without giving effect to any projected synergies or cost savings resulting from such acquisition except those adjustments in accordance with Regulation S-X of the

Securities Act of 1933 or otherwise agreed to by the Administrative Agent) for such period (assuming for purposes of the calculation of Consolidated EBITDA the consummation of such acquisition occurred on the first day of such period but without duplication of the Consolidated EBITDA of such business unit after the date of acquisition thereof) if the consolidated balance sheet of such acquired business unit as at the end of the period preceding the acquisition of such business unit and the related consolidated statements of income and stockholders’ equity and of cash flows (or, if no such balance sheet or statements of income and stockholder’s equity and of cash flows is available, such other financial information reasonably satisfactory to the Administrative Agent) for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any business unit Disposed of by the Group Members during such period shall be excluded for such period (assuming for purposes of the calculation of Consolidated EBITDA the consummation of such Disposition occurred on the first day of such period).
          “Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA of the Group Members for such period to (b) Consolidated Interest Expense of the Group Members for such period.
          “Consolidated Interest Expense”: of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net cash costs of such Person under Hedge Agreements in respect of interest rates to the extent such net cash costs are allocable to such period in accordance with GAAP).
          “Consolidated Leverage Ratio”: as at the last day of any period of the US Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Group Members for such period.
          “Consolidated Net Income”: of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Group Members for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Group Member, or is merged into or consolidated with any Group Member, (b) the income (or deficit) of any Person (other than a Group Member) in which any Group Member has an ownership interest, except to the extent that any such income is actually received by a Group Member in the form of cash dividends or similar distributions and (c) the undistributed earnings of any Group Member, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          “Consolidated Senior Debt”: all Consolidated Total Debt other than Subordinated Debt.
          “Consolidated Senior Secured Debt”: at any date, without duplication, the sum of (i) the aggregate principal amount of all Term Loans then outstanding, (ii) the aggregate principal amount of Revolving Credit Loans then outstanding, (iii) the aggregate principal amount of Swing Line Loans then outstanding and (iv) the aggregate principal amount of any other secured Consolidated Senior Debt then outstanding.
          “Consolidated Senior Secured Leverage Ratio”: as of the last day of any period of the US Borrower, the ratio of (a) Consolidated Senior Secured Debt on such day to (b) Consolidated EBITDA of the Group Members for such period.
          “Consolidated Total Debt”: at any date, without duplication, the aggregate principal amount of all Indebtedness of the Group Members at such date that would be classified as a liability on the consolidated balance sheet of the Group Members, determined on a consolidated basis in accordance with GAAP; provided that earnouts and other similar contingent purchase price obligations incurred in connection with any Permitted Acquisition shall be excluded from the determination of Consolidated Total Debt.
          “Consolidated Working Capital”: at any date, the difference of (a) Consolidated Current Assets of the Group Members on such date less (b) Consolidated Current Liabilities of the Group Members on such date.
          “Continuing Directors”: the directors of the US Borrower on the Closing Date and each other director of the US Borrower, if, in each case, such other director’s nomination for election to the board of directors of the US Borrower is recommended by at least a majority of the then Continuing Directors, or such other director receives the vote of the Existing Investors in his or her election by the shareholders of the US Borrower.
          “Contractual Obligation”: with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
          “Control Investment Affiliate”: with respect to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person or the manager, advisor or administrator of such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
          “Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Derivatives Counterparty”: as defined in Section 7.6.

          “Discount Note”: a non-interest bearing promissory note denominated in Canadian Dollars, substantially in the form of Exhibit G-4, issued to a Non BA Lender to evidence a BA Equivalent Loan.
          “Discount Proceeds”: for any Bankers’ Acceptance issued hereunder, an amount calculated on the applicable Borrowing Date by multiplying (a) the face amount of the Bankers’ Acceptance by (b) the quotient obtained by dividing (i) one by (ii) the sum of one plus the product of (A) the Discount Rate applicable to the Bankers’ Acceptance and (B) a fraction, the numerator of which is the applicable Interest Period and the denominator of which is 365 with the quotient being rounded up or down to the fifth decimal place and 0.00005 being rounded up.
          “Discount Rate”: (a) in respect of any Bankers’ Acceptance accepted by a Lender that is a Schedule I Lender, the CDOR Rate for the applicable period; and (b) in respect of any Bankers’ Acceptance accepted by a Lender that is a Schedule II Lender, the CDOR Rate for the applicable period plus 0.10%.
          “Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (other than the granting or creation of any Liens with respect to such property); and the terms “Dispose” and “Disposed of” shall have correlative meanings.
          “Dollars” and “$”: lawful currency of the United States of America.
          “Dollar Equivalent”: (i) as to any amount denominated in Canadian Dollars at any time, the equivalent amount in Dollars as determined on the basis of the Exchange Rate for the purchase of Dollars with Canadian Dollars as of the date of the calculation and (ii) as to any amount denominated in Dollars at any time, such amount.
          “Domestic Subsidiary”: any Subsidiary of the US Borrower organized under the laws of any jurisdiction within the United States of America.
          “Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States of America, Canada or any state, provincial, territorial, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the protection of the environment or of human health, or employee health and safety, or the use, manufacture, generation, storage, treatment, disposal, handling or transportation of, or exposure to, hazardous substances and wastes, as has been, is now, or hereafter becomes, in effect.
          “Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any applicable Environmental Law.

          “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “Eurocurrency Reserve Requirements”: for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
          “Eurodollar Base Rate”: with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Reuters Screen LIBOR01 Page (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.
          “Eurodollar Loans”: Loans for which the applicable rate of interest is based upon the Eurodollar Rate.
          “Eurodollar Rate”: with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
Eurodollar Base Rate
1.00 – Eurocurrency Reserve Requirements
          “Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
          “Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Excess Cash Flow”: for any fiscal year of the US Borrower, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the US Borrower for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non cash loss on the Disposition of Property by the Group Members during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Group Members, minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income,

(ii) the aggregate amount actually paid by the Group Members in cash during such fiscal year on account of Capital Expenditures (excluding (x) the amount of any Capital Expenditure to the extent financed by Funded Debt (other than Indebtedness under revolving credit arrangements) incurred and used to finance such expenditures and (y) the amount of any such Capital Expenditures financed with the proceeds of any Reinvestment Deferred Amount in such fiscal year), (iii) to the extent added in calculating Consolidated Net Income the aggregate amount of Reinvestment Deferred Amounts on the last day of such fiscal year, (iv) the aggregate amount of all optional prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Group Members made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vi) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vii) the aggregate net amount of non cash gain on the Disposition of Property by the Group Members during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (viii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Group Members, (ix) the amount of any Restricted Payments permitted under Sections 7.6(b) and (f) made in such fiscal year and (x) the aggregate amount of cash from operations used to consummate any acquisition permitted under Section 7.8 in such fiscal year.
          “Excess Cash Flow Application Date”: as defined in Section 2.13(c).
          “Exchange Rate”: on any day, (i) with respect to Canadian Dollars, the spot rate at which Dollars are offered on such day by the Canadian Agent in Toronto, Canada (or such other location selected by the Canadian Agent) for Canadian Dollars, and (ii) with respect to Dollars, the spot rate at which Canadian Dollars are offered on such day by the Canadian Agent in Toronto, Canada (or such other location selected by the Canadian Agent) for Dollars.
          “Exchangeable Shares”: equity securities issued by the Canadian Borrower to certain of its security holders in connection with the Migration that are exchangeable into common stock of the US Borrower.
          “Excluded Foreign Subsidiaries”: any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock or any of the assets of such Subsidiary as Collateral for the Obligations or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the US Borrower, result in adverse tax consequences to the US Borrower.
          “Excluded Proceeds”: Net Cash Proceeds received by the US Borrower from the issuance of its Capital Stock (including preferred stock) to the extent such proceeds are used to make Investments permitted by Sections 7.8(g) and (i) or Restricted Payments permitted by Section 7.6(c).
          “Excluded Taxes”: as defined in Section 2.21(a).

          “Existing Credit Agreement”: the Second Amended and Restated Credit Agreement, dated as of December 28, 2006 (as amended, restated, supplemented or otherwise modified prior to the Closing Date), among the Borrowers, the lenders party thereto, Lehman Brothers Inc., as exclusive advisor, sole lead arranger and sole bookrunner, CIBC World Markets Corp., as syndication agent, Bank of America, N.A., as documentation agent, Lehman Commercial Paper Inc., as administrative agent, and Canadian Imperial Bank of Commerce, as Canadian agent.
          “Existing Investors”: the collective reference to Michael DeGroote and each manager, officer and director of the US Borrower who owned Capital Stock of the US Borrower on the Closing Date and their Control Investment Affiliates.
          “Existing Issuing Lender”: Bank of America, N.A., as issuer of the Existing Letters of Credit.
          “Existing Letters of Credit”: the letters of credit described in Annex B.
          “Facility”: each of (a) the US Term Loan Commitment and the US Term Loans made thereunder, (the “US Term Loan Facility”), (b) the Canadian Term Loan Commitment and the Canadian Term Loans made thereunder, (the “Canadian Term Loan Facility”), (c) the Revolving Credit CA Commitments and the extensions of credit made thereunder (the “Revolving Credit CA Facility”), (d) the Revolving Credit US/CA Commitments and the extensions of credit made thereunder (the “Revolving Credit US/CA Facility”) and (e) any Incremental Term Loan Facility.
          “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
          “Foreign Subsidiary”: any Subsidiary of the US Borrower that is not a Domestic Subsidiary or a Canadian Subsidiary.
          “FQ1”, “FQ2 ”, “FQ3”, and “FQ4”: when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the US Borrower (e.g., FQ1 2009 means the first fiscal quarter of the US Borrower’s 2009 fiscal year, which ends March 31, 2009).
          “Funded Debt”: means Indebtedness that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date.
          “Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to the US Borrower and the Lenders.

          “GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.
          “Governmental Authority”: any nation or government, any state, province, territory or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “Group Member”: the US Borrower and each of its Subsidiaries (including the Canadian Borrower).
          “Guarantee and US Collateral Agreement”: the Guarantee and US Collateral Agreement to be executed and delivered by the Borrowers and each Subsidiary Guarantor, substantially in the form of Exhibit A-1, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
          “Guarantee Obligation”: with respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.
          “Guarantors”: the collective reference to the Subsidiary Guarantors.
          “Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by any Group Member providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.
          “Incremental Amendment”: as defined in Section 2.26(b).
          “Incremental Canadian Term Loans”: as defined in Section 2.26(a).
          “Incremental Canadian Term Loan Facility”: a term loan facility established pursuant to Section 2.26(a).
          “Incremental Term Loan Facility”: each of the Incremental Canadian Term Loan Facility and the Incremental US Term Loan Facility.
          “Incremental Term Loans”: as defined in Section 2.26(a).
          “Incremental US Term Loans”: as defined in Section 2.26(a).
          “Incremental US Term Loan Facility”: a term loan facility established pursuant to Section 2.26(a).
          “Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bonds (except unmatured reimbursement obligations in respect of surety bonds obtained in the ordinary course of business to secure the performance of obligations that are not Indebtedness pursuant to another clause of this definition) or similar facilities, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, to the extent mandatorily redeemable (upon the occurrence of a contingency or otherwise) in cash on or prior to the date which is one year after the final maturity date of the Loans (other than in connection with change of control events and asset sales to the extent that the terms of such Capital Stock provide that such Person may not repurchase or redeem any such Capital Stock in connection with such change of control or asset sale unless such repurchase or redemption complies with the provisions of this Agreement, (h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person in cash on or prior to the date which is one year after the final maturity date of the Loans (other than in connection with change of control events and asset sales to the extent that the terms of such Capital Stock provide that such Person may not repurchase or redeem any such Capital Stock in connection with such change of control or asset sale unless such repurchase or redemption complies with the provisions of this Agreement), (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (k) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.
          “Indemnified Liabilities”: as defined in Section 10.5.
          “Indemnitee”: as defined in Section 10.5.
          “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
          “Insolvent”: pertaining to a condition of Insolvency.
          “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States of America, Canada, state, provincial, territorial, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Interest Payment Date”: (a) as to any Base Rate Loan (other than any Loan bearing interest at the US Base Rate in Canada) the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Canadian Prime Rate Loan and any Loan bearing interest at the US Base Rate in Canada, the first day of the month following the month in which such interest was accrued, (c) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (d) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (e) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan or a Canadian Prime Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.
          “Interest Period”: as to any Eurodollar Loan or Bankers’ Acceptance, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or Bankers’ Acceptance and ending one, two, three or six months thereafter, as selected by the applicable Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Bankers’ Acceptance and ending one, two, three or six months thereafter, as selected by the applicable Borrower by irrevocable notice to the Administrative Agent or the Canadian Agent (in respect of a Bankers’ Acceptance) not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
          (ii) any Interest Period in respect of any Eurodollar Loan that would otherwise extend beyond the Revolving Credit Termination Date (in the case of a Eurodollar Loan which is a Revolving Loan) or beyond the date final payment is due on the Term Loan (in the case of a Eurodollar Loan which is a Term Loan), shall end on the Revolving Credit Termination Date or such due date, as applicable;
          (iii) no Interest Period in respect of a Bankers’ Acceptance may extend beyond the Revolving Credit Termination Date; and
          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.
          “Investments”: as defined in Section 7.8.
          “IRB Transaction”: means the issuance of industrial revenue bonds by Governmental Authorities in connection with the purchase, construction, development or improvement of real property by any Group Member to be used in its business or any buildings and equipment related thereto which are guaranteed by or backed by the credit of any Group Member.
          “Issuing Lender”: Bank of America, N.A., The Bank of Nova Scotia and any other Revolving Credit Lender from time to time designated by any Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent or the Canadian Agent, as applicable.
          “Judgment Currency”: as defined in Section 10.20.
          “L/C Commitment”: $124,833,333.33.
          “L/C Fee Payment Date”: (a) as to any Letters of Credit denominated in Dollars, the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period and (b) as to any Letters of Credit denominated in Canadian Dollars, the first day of each April, July, October and January and the last day of the Revolving Credit Commitment Period.
          “L/C Obligations”: at any time, an amount equal to the Dollar Equivalent of the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.
          “L/C Participants”: with respect to any Letter of Credit, the collective reference to the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

          “Lender Addendum”: with respect to any applicable Lender, a Lender Addendum, substantially in the form of Exhibit I or such other form substantially similar to Exhibit I and reasonably acceptable to the Borrowers and the Administrative Agent.
          “Lenders”: as defined in the preamble hereto.
          “Letters of Credit”: as defined in Section 3.1(a).
          “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
          “Loan”: any loan made by any Lender pursuant to this Agreement.
          “Loan Documents”: this Agreement (including any amendments, consents or waivers with respect thereto), the Security Documents, the Applications and the Notes.
          “Loan Parties”: the Borrowers and each Subsidiary of either Borrower that is a party to a Loan Document.
          “Majority Revolving Credit Facility Lenders”: the holders of more than 50% of the Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Revolving Extensions of Credit then outstanding.
          “Material Adverse Effect”: a material adverse effect on (a) the business, assets, financial condition, or results of operation of the Group Members taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.
          “Material Environmental Amount”: an amount or amounts payable by the Group Members, in the aggregate in excess of $2,000,000 for: unbudgeted costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.
          “Materials of Environmental Concern”: any gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, radioactive substances, and any other substances, pollutants, contaminants or forces of any kind that are defined, listed, regulated or otherwise characterized as hazardous, dangerous or toxic (or words of similar intent or meaning) under any Environmental Law or could give rise to liability under any Environmental Law.
          “Migration”: the reorganization in which the Canadian Borrower and its Canadian Subsidiaries became indirect Subsidiaries of the US Borrower by way of a plan of arrangement under the Business Corporations Act (Ontario) approved by the Ontario Superior Court of Justice and certain security holders of the Canadian Borrower.

          “Moody’s”: Moody’s Investors Service, Inc.
          “Mortgaged Properties”: the owned real properties listed on Schedule 4.24, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.
          “Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D-1 with respect to property in the United States of America, and Exhibit D-2 with respect to property in Canada (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented, replaced or otherwise modified from time to time.
          “Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the US Borrower or a Commonly Controlled Entity is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
          “Net Cash Proceeds”: (a)  in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), and other reasonable and customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and, solely in connection with any such Asset Sale, any reserves in accordance with GAAP with respect to any adjustments to the sales prices of such assets or established with respect to any liabilities (including indemnities) potentially arising in connection with such sale; provided, that any such reserved amount shall be Net Cash Proceeds to the extent and at the time not required to be so reserved, (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Purchase Price Refund, the cash amount thereof, net of any reasonable and customary expenses incurred in the collection thereof and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangement).
          “Non BA Lender”: a Lender that cannot or does not as a matter of policy issue Bankers’ Acceptances.
          “Non-Excluded Taxes”: as defined in Section 2.21(a).

          “Non-Reinstatement Deadline”: as defined in Section 3.1(b).
          “Non-U.S. Lender”: as defined in Section 2.21(f).
          “Note”: any promissory note evidencing any Loan.
          “Obligation Currency”: as defined in Section 10.20.
          “Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arrangers, to the Agents or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise and; provided, that (x) obligations of any Group Member under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.
          “Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Participant”: as defined in Section 10.6(b).
          “PATRIOT Act”: as defined in Section 4.25.
          “Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the US Borrower.
          “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
          “Permits”: the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, and rights of way.
          “Permitted Acquisition”: as defined in Section 7.8(g).

          “Permitted Liens”: the collective reference to (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law.
          “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
          “Personal Property Security Legislation”: all applicable personal property security legislation as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules and regulations thereunder or related thereto, including without limitation, the UCC and the Personal Property Security Act (Ontario).
          “Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the US Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, but excluding, for greater certainty, Canadian Benefit Plans and Canadian Pension Plans.
          “Pledged Stock”: as defined in the Guarantee and US Collateral Agreement or the Canadian Collateral Agreement, as applicable.
          “Pricing Grid”: the pricing grid attached hereto as Annex A.
          “Pro Forma Balance Sheet”: as defined in Section 4.1(a).
          “Projections”: as defined in Section 6.2(c).
          “Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
          “Purchase Price Refund”: any amount received by any Group Member as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by any Group Member.
          “Qualified Counterparty”: with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.
          “Quebec Subsidiary”: 9180-1720 Quebec Inc., a Quebec corporation
          “Real Estate”: all Real Property held or used by the Group Members, which the relevant Group Member owns in fee or in which it holds a leasehold interest as a tenant.

          “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.
          “Refinancing”: the repayment in full in cash of all Indebtedness and other obligations (other than indemnities and other similar obligations not yet due and payable and letters of credit which are either assumed hereunder or backed with a Letter of Credit) outstanding under the Existing Credit Agreement and the other “Loan Documents” as defined in the Existing Credit Agreement, and the termination of all commitments provided thereunder and the discharge and/or release of all guarantees and collateral provided in connection therewith.
          “Refunded Swing Line Loans”: as defined in Section 2.7(b).
          “Refunding Date”: as defined in Section 2.7(c).
          “Register”: as defined in Section 10.6(d).
          “Regulation H”: Regulation H of the Board as in effect from time to time.
          “Regulation U”: Regulation U of the Board as in effect from time to time.
          “Reimbursement Obligation”: the obligation of the Borrowers to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.
          “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.13(b) as a result of the delivery of a Reinvestment Notice.
          “Reinvestment Event”: any Asset Sale, Purchase Price Refund or Recovery Event in respect of which the US Borrower has delivered a Reinvestment Notice.
          “Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the US Borrower (directly or indirectly through a Wholly Owned Subsidiary of the US Borrower) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Purchase Price Refund or Recovery Event to acquire assets useful in its or such Subsidiary’s business.
          “Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended on or prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the US Borrower’s business.
          “Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the US Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the US Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.
          “Related Fund”: with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.
          “Release”: means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.
          “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
          “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043.
          “Required Lenders”: at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
          “Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
          “Responsible Officer”: as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person, and for purposes of (i) Section 6.7, the chief legal officer of such Person and (ii) Section 5.1(a), any Vice President or other duly authorized officer of such Person. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the US Borrower.
          “Restricted Debt Repayment”: as defined in Section 7.9(b).
          “Restricted Payments”: as defined in Section 7.6.
          “Reuters Screen CDOR Page”: the display designated as page CDOR on the Reuters Monitor Money Rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying bid quotations for Bankers’ Acceptances accepted by leading Canadian banks.
          “Revolving CA Extensions of Credit”: as to any Revolving Credit CA Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit CA Loans made by such Lender then outstanding, (b) such Lender’s Revolving Credit CA

Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Credit CA Percentage of the aggregate principal amount of Swing Line Loans then outstanding.
          “Revolving Credit CA Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit CA Loans and participate in Swing Line Loans to the Canadian Borrower and Letters of Credit of the Canadian Borrower , in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit CA Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the aggregate Revolving Credit CA Commitments is Cdn. $16,333,333.33.
          “Revolving Credit CA Facility”: as defined in the definition of “Facility” in this Section 1.1.
          “Revolving Credit CA Facility Percentage”: the percentage which the aggregate amount of the Commitments with respect to the Revolving Credit CA Facility then constitutes of the aggregate amount of the Commitments with respect to the Revolving Credit Facilities.
          “Revolving Credit CA Lender”: each Lender that has a Revolving Credit CA Commitment or that is the holder of Revolving Credit CA Loans.
          “Revolving Credit CA Loans”: as defined in Section 2.4.
          “Revolving Credit CA Percentage”: as to any Revolving Credit CA Lender at any time, the percentage which such Lender’s Revolving Credit CA Commitment then constitutes of the Total Revolving Credit CA Commitments (or, at any time after the Revolving Credit CA Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving CA Extensions of Credit then outstanding constitutes of the amount of the aggregate Revolving CA Extensions of Credit then outstanding).
          “Revolving Credit Commitment”: as to any Lender, its Revolving Credit CA Commitment and its Revolving Credit US/CA Commitment.
          “Revolving Credit Commitment Period”: the period from and including the Closing Date to the Revolving Credit Termination Date.
          “Revolving Credit Facilities”: the Revolving Credit CA Facility and the Revolving Credit US/CA Facility.
          “Revolving Credit Lender”: each Revolving Credit CA Lender and each Revolving Credit US/CA Lender.
          “Revolving Credit Loans”: as defined in Section 2.4.
          “Revolving Credit Note”: as defined in Section 2.9(e).

          “Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, with respect to Loans to the Canadian Borrower, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the amount of the aggregate Revolving Extensions of Credit then outstanding) and with respect to Loans to the US Borrower, such Revolving Credit Lender’s Revolving Credit US/CA Percentage.
          “Revolving Credit Termination Date”: October 8, 2013.
          “Revolving Credit US/CA Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit US/CA Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit US/CA Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the aggregate Revolving Credit US/CA Commitments is $124,833,333.33.
          “Revolving Credit US/CA Facility”: as defined in the definition of “Facility” in this Section 1.1.
          “Revolving Credit US/CA Facility Percentage”: the percentage which the aggregate amount of the Commitments with respect to the Revolving Credit US/CA Facility then constitutes of the aggregate amount of the Commitments with respect to the Revolving Credit Facilities.
          “Revolving Credit US/CA Lender”: each Lender that has a Revolving Credit US/CA Commitment or that is the holder of Revolving Credit Loans.
          “Revolving Credit US/CA Loans”: as defined in Section 2.4.
          “Revolving Credit US/CA Percentage”: as to any Revolving Credit US/CA Lender at any time, the percentage which such Lender’s Revolving Credit US/CA Commitment then constitutes of the Total Revolving Credit US/CA Commitments (or, at any time after the Revolving Credit US/CA Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving US/CA Extensions of Credit then outstanding constitutes of the amount of the aggregate Revolving US/CA Extensions of Credit then outstanding).
          “Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

          “Revolving US/CA Extensions of Credit”: as to any Revolving Credit US/CA Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit US/CA Loans made by such Lender then outstanding, (b) such Lender’s Revolving Credit US/CA Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Credit US/CA Percentage of the aggregate principal amount of Swing Line Loans then outstanding.
          “S&P”: Standard & Poor’s Ratings Services.
          “Schedule I Lender”: any Lender named on Schedule I to the Bank Act (Canada).
          “Schedule II Lender”: any Lender named on Schedule II or Schedule III to the Bank Act (Canada).
          “SEC”: the Securities and Exchange Commission of the United States of America (or successors thereto or an analogous Governmental Authority).
          “Secured Parties”: as defined in the Guarantee and US Collateral Agreement.
          “Security Documents”: the collective reference to the Guarantee and US Collateral Agreement, the Canadian Collateral Agreement, the Mortgages, any intellectual property security agreements or control agreements that may be required to be delivered pursuant to the Guarantee and US Collateral Agreement or any other Loan Document and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.
          “Senior Subordinated Note Indenture”: the Indenture entered into by the US Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the US Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time after the Closing Date in accordance with Section 7.9.
          “Senior Subordinated Notes”: the subordinated notes of the US Borrower issued from time to time pursuant to the Senior Subordinated Note Indenture and any indenture governing any refinancing thereof permitted by Section 7.2(h).
          “Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
          “Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law relating to bankruptcy, insolvency or creditor’s rights. For purposes of this definition, (i) “debt” shall mean liability on a “claim”, and (ii) “claim” shall mean any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
          “Specified Change of Control”: a “change of control” or similar event (howsoever defined) as defined in the Senior Subordinated Note Indenture.
          “Specified Hedge Agreement”: any Hedge Agreement entered into by either Borrower or any Guarantor and any Qualified Counterparty.
          “Subordinated Debt”: the Senior Subordinated Notes and any other Indebtedness of any Group Member which by its terms is expressly subordinated to the Obligations.
          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of either Borrower.
          “Subsidiary Guarantor”: each Subsidiary of either Borrower other than (a) any Excluded Foreign Subsidiary and (b) the Quebec Subsidiary.
          “Swing Line Commitment”: an aggregate principal amount at any one time outstanding not to exceed $8,000,000.
          “Swing Line Lender”: Barclays Bank PLC and, with respect to Swing Line Loans to the Canadian Borrower, The Bank of Nova Scotia, and any successor or assignee of any of the foregoing consented to by the Borrowers and who has agreed to act as Swing Line Lender hereunder.
          “Swing Line Loans”: as defined in Section 2.6.
          “Swing Line Note”: as defined in Section 2.9(e).
          “Swing Line Participation Amount”: as defined in Section 2.7(c).
          “Syndication Agent”: as defined in the preamble hereto.

          “Synthetic Lease Obligations”: all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment); it being understood that obligations in respect of operating leases entered into by any Group Member in the ordinary course of business which would not, upon the insolvency of a Group Member be characterized as indebtedness of a Group Member, shall not constitute “Synthetic Lease Obligations”.
          “Term Loan Maturity Date”: October 8, 2013.
          “Term Loan Commitment”: as to any Canadian Term Loan Lender, its Canadian Term Loan Commitment, and as to any US Term Loan Lender, its US Term Loan Commitment.
          “Term Loan Facilities”: collectively, the Canadian Term Loan Facility and the US Term Loan Facility.
          “Term Loan Lenders”: the collective reference to the Canadian Term Loan Lenders, the US Term Loan Lenders and the Lenders with respect to any Incremental Term Loans.
          “Term Loans”: collectively, the Canadian Term Loans, the US Term Loans and any Incremental Term Loans.
          “Term Note”: as defined in Section 2.9(e).
          “Title Insurance Company”: as defined in Section 5.1(m).
          “Total Revolving Credit CA Commitments”: at any time, the aggregate amount of the Revolving Credit CA Commitments then in effect.
          “Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.
          “Total Revolving Credit US/CA Commitments”: at any time, the aggregate amount of the Revolving Credit US/CA Commitments then in effect.
          “Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.
          “Transferee”: as defined in Section 10.14.
          “Type”: as to any Loan, its nature as a Base Rate Loan, a Eurodollar Loan, a Canadian Prime Rate Loan or BA Equivalent Loan.
          “UCC”: the Uniform Commercial Code, as in effect from time to time in any jurisdiction.

          “US Base Rate in Canada”: at any time, the greater of (i) the rate of interest per annum equal to the rate at which the principal office of the Canadian Agent in Toronto, Ontario, announces from time to time as the reference rate of interest for loans in Dollars to its Canadian borrowers, adjusted automatically with each change in such rate without the necessity of any notice to the Borrowers or any other Person, and (ii) the Federal Funds Effective Rate (converted to a rate based on based on a 365 or 366 day period, as the case may be), in effect from time to time, plus .50% per annum. Any change in the US Base Rate in Canada shall be effective as of the opening of business on the day the change becomes effective generally.
          “US Borrower”: as defined in the preamble hereto.
          “US Term Loan”: as defined in Section 2.1(a).
          “US Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a US Term Loan to the US Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “US Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the US Term Loan Commitments is $39,891,423.74.
          “US Term Loan Facility”: as defined in the definition of Facility in this document.
          “US Term Loan Lenders”: each Lender that has a US Term Loan Commitment or is the holder of a US Term Loan.
          “US Term Loan Percentages”: as to any US Term Loan Lender at any time, the percentage which such Lender’s US Term Loan Commitment then constitutes of the aggregate US Term Loan Commitments (or, at any time after the funding of the US Term Loans, the percentage which the aggregate principal amount of such Lender’s US Term Loans then outstanding constitutes of the aggregate principal amount of the US Term Loans then outstanding).
          “Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
          “Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
          “Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of either Borrower.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.
          (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (e) All calculations of financial ratios set forth in Section 7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.
          (f) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations.
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
          2.1 Term Loan Commitments. (a) Subject to the terms and conditions hereof, (a) the US Term Loan Lenders severally agree to make term loans (each, a “US Term Loan”) to the US Borrower on the Closing Date in an aggregate principal amount for each US Term Loan Lender not to exceed the amount of the US Term Loan Commitment of such Lender, and (b) the Canadian Term Loan Lenders severally agree to make term loans (each, a “Canadian Term Loan”) to the Canadian Borrower on the Closing Date in an aggregate principal amount for each Canadian Term Loan Lender not to exceed the amount of the Canadian Term Loan Commitment of such Lender.
          (b)  The Term Loans may from time to time be, in the case of US Term Loans, Eurodollar Loans or Base Rate Loans and, in the case of Canadian Term Loans, Bankers’ Acceptances or Canadian Prime Rate Loans, as determined in accordance with Sections 2.2 or 2.13 hereof.
          2.2 Procedure for Borrowing of Term Loans. (a) The Borrowers shall deliver to the Administrative Agent or, in the case of Canadian Term Loans, the Canadian Agent, a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent or the Canadian Agent, as applicable) prior to 11:00 A.M., New York City time, (a) three Business Days prior to the Closing Date, in the case of Eurodollar Loans, (b) two Business Days prior to the Closing Date, in the case of Bankers’ Acceptances, or (c) one Business Day prior to the Closing Date, in the case of Base Rate Loans and Canadian Prime Rate Loans) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such Borrowing Notice, the Administrative Agent or the Canadian Agent, as applicable, shall promptly notify each applicable Term Loan Lender thereof. Not later than 11:00 A.M., New York City time, on the Closing Date, each Term Loan Lender shall make available to the Administrative Agent or the Canadian Agent, as applicable, at the Funding Office or the Canadian Funding Office, as applicable, an amount in immediately available funds equal to the Term Loans to be made by such Lender on the Closing Date. The Administrative Agent or the Canadian Agent, as applicable, shall make available to the applicable Borrower the aggregate of the amounts made available to the Administrative Agent or the Canadian Agent, as applicable, by the applicable Term Loan Lenders, in like funds as received by the Administrative Agent or the Canadian Agent, as applicable.
          2.3 Repayment of Term Loans. (a) The US Term Loan of each US Term Loan Lender shall mature in 20 consecutive quarterly installments commencing on December 31, 2008, each of which shall be in an amount equal to such Lender’s US Term Loan Percentage multiplied by the percentage of the original principal amount of the US Term Loan outstanding as of the Closing Date, as set forth below opposite such installment.

Percentage of
Original Principal
Installment	Amount
December 31, 2008	1.25%
March 31, 2009	1.25%
June 30, 2009	1.25%
September 30, 2009	1.25%
December 31, 2009	2.50%
March 31, 2010	2.50%
June 30, 2010	2.50%
September 30, 2010	2.50%
December 31, 2010	3.75%
March 31, 2011	3.75%
June 30, 2011	3.75%
September 30, 2011	3.75%
December 31, 2011	5.00%
March 31, 2012	5.00%
June 30, 2012	5.00%
September 30, 2012	5.00%
December 31, 2012	12.50%
March 31, 2013	12.50%
June 30, 2013	12.50%
Term Loan Maturity Date	12.50%

          (b) The Canadian Term Loan of each Canadian Term Loan Lender shall mature in 20 consecutive quarterly installments commencing on December 31, 2008, each of which shall be in an amount equal to such Lender’s Canadian Term Loan Percentage multiplied by the percentage of the original aggregate amount of the Canadian Term Loan outstanding as of the Closing Date, as set forth below opposite such installment.

Percentage of
Original Principal
Installment	Amount
December 31, 2008	1.25%
March 31, 2009	1.25%
June 30, 2009	1.25%
September 30, 2009	1.25%
December 31, 2009	2.50%
March 31, 2010	2.50%
June 30, 2010	2.50%
September 30, 2010	2.50%
December 31, 2010	3.75%
March 31, 2011	3.75%
June 30, 2011	3.75%
September 30, 2011	3.75%
December 31, 2011	5.00%
March 31, 2012	5.00%
June 30, 2012	5.00%
September 30, 2012	5.00%
December 31, 2012	12.50%
March 31, 2013	12.50%
June 30, 2013	12.50%
Term Loan Maturity Date	12.50%
          2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit CA Lenders severally agree to make revolving credit loans denominated in Canadian Dollars or Dollars (“Revolving Credit CA Loans”) to the Canadian Borrower from time to time during the Revolving Credit Commitment Period in the Dollar Equivalent of an aggregate principal amount at any one time outstanding for each Revolving Credit CA Lender which, when added to such Lender’s Revolving Credit CA Percentage of the sum of the Revolving Credit CA Facility Percentage of (i) the L/C Obligations of the Canadian Borrower then outstanding and (ii) the Dollar Equivalent of the aggregate principal amount of the Swing Line Loans of the Canadian Borrower then outstanding, does not exceed the amount of such Lender’s Revolving Credit CA Commitment. Subject to the terms and conditions hereof, the Revolving Credit US/CA Lenders severally agree to make revolving credit loans denominated in Dollars or Canadian Dollars (with respect to the Canadian Borrower) or Dollars (with respect to the US Borrower) (“Revolving Credit US/CA Loans” and together with Revolving Credit CA Loans, “Revolving Credit Loans”) to the Borrowers from time to time during the Revolving Credit Commitment Period in the Dollar Equivalent of an aggregate principal amount at any one time outstanding for each Revolving Credit US/CA Lender which, when added to such Lender’s Revolving Credit US/CA Percentage of the sum of (i) the L/C US/CA Obligations of the US Borrower then outstanding, (ii) the Dollar Equivalent of the aggregate principal amount of the Swing Line Loans of the US Borrower then outstanding, (iii) the Revolving Credit US/CA Facility Percentage of the L/C Obligations of the Canadian Borrower and (iv) the Dollar Equivalent of the Revolving Credit US/CA Facility Percentage of the aggregate principal amount of the Swing Line Loans of the Canadian Borrower then outstanding, does not exceed the amount of such Lender’s Revolving Credit US/CA Commitment. During the Revolving Credit Commitment Period, the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying (in whole or in part), and reborrowing, the Revolving Credit Loans, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans, Base Rate Loans, Bankers’ Acceptances or Canadian Prime Rate Loans, as applicable, as determined by the applicable Borrower and notified to the Administrative Agent or the Canadian Agent, as applicable, in accordance with Sections 2.5 and 2.14, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan or a Bankers’ Acceptance after the day that is one month prior to the Revolving Credit Termination Date.
          (b) The Borrowers shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.
          2.5 Procedure for Revolving Credit Borrowing. (a)  The Borrowers may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the applicable Borrower shall deliver to the Administrative Agent and, with respect to any Canadian Loans, the Canadian Agent, as applicable, a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent and, if applicable, the Canadian Agent, prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, (b) two Business Days prior to the Closing Date, in the case of Bankers’ Acceptances or (c) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans and Canadian Prime Rate Loans). Every borrowing by the Canadian Borrower must be made pro rata between the Revolving Credit CA Commitments and the Revolving Credit US/CA Commitments, based upon the Revolving Credit CA Facility Percentage and the Revolving Credit US/CA Facility Percentage, as applicable. Any borrowing by the Borrowers of Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans or Canadian Prime Rate Loans, as applicable. Each borrowing by the Borrowers of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans and Canadian Prime Rate Loans, $1,000,000 (or Cdn. $1,000,000, as applicable) or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000 (or Cdn. $1,000,000), such lesser amount), and (y) in the case of Eurodollar Loans and Bankers’ Acceptances, $5,000,000 (or Cdn. $5,000,000, as applicable) or a whole multiple of $1,000,000 (or Cdn. $1,000,000), in excess thereof; provided, that a Swing Line Lender may request, on behalf of the applicable Borrower, borrowings of Base Rate Loans and Canadian Prime Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.7. Upon receipt of any such Borrowing Notice from the Canadian Borrower, the Canadian Agent shall promptly notify each Revolving Credit CA Lender thereof. Upon receipt of any such Borrowing Notice from the US Borrower, the Administrative Agent shall promptly notify each Revolving Credit US/CA Lender thereof. Each Revolving Credit CA

Lender will make its Revolving Credit CA Percentage of the amount of each borrowing of Revolving Credit CA Loans available to the Canadian Agent for the account of the Canadian Borrower at the Canadian Funding Office prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Canadian Borrower in funds immediately available to the Canadian Agent. Each Revolving Credit US/CA Lender will make its Revolving Credit US/CA Percentage of the amount of each borrowing of Revolving Credit CA/US Loans available to the Administrative Agent or the Canadian Agent, as applicable, for the account of the applicable Borrower at the Funding Office or the Canadian Funding Office, as applicable, prior to 11:00 A.M., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent or the Canadian Agent, as applicable. Such borrowings will then be made available to such Borrower by the Administrative Agent or the Canadian Agent, as applicable, in like funds as received by the Administrative Agent or the Canadian Agent, as applicable.
          (b) The Canadian Borrower hereby designates the US Borrower as its representative and agent on its behalf for the purposes of issuing Borrowing Notices and notices of conversion or continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of the Canadian Borrower under the Loan Documents. The Administrative Agent, the Canadian Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the US Borrower as a notice or communication from the Canadian Borrower and the US Borrower. Each warranty, covenant, agreement and undertaking made on its behalf by the US Borrower shall be deemed for all purposes to have been made by the Canadian Borrower and shall be binding upon and enforceable against the Canadian Borrower to the same extent as it if the same had been made directly by the Canadian Borrower.
          (c) It is agreed and understood that each Borrower shall be a Guarantor of the other Borrower’s Obligations pursuant to the Guarantee and Collateral Agreement, but not co-Borrowers in respect of any Loans or other obligations under this Agreement.
          2.6 Swing Line Commitments. (a)  Subject to the terms and conditions hereof, each Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrowers in the form of swing line loans denominated in Dollars or Canadian Dollars (with respect to the Canadian Borrower) or Dollars (with respect to the US Borrower) (“Swing Line Loans”) a portion of the credit otherwise available to the Borrowers under the Revolving Credit Commitments; provided, that (i) the Dollar Equivalent of the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lenders’ other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender’s Revolving Credit Commitment then in effect) and (ii) the Borrowers shall not request, and no Swing Line Lender shall make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments with respect to the Borrower requesting such Swing Line Loan would be less than zero. During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment

by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans denominated in Dollars shall be Base Rate Loans only, and Swing Line Loans denominated in Canadian Dollars shall be Canadian Prime Rate Loans only. Notwithstanding the foregoing, if a Swing Line Lender has not consented to a Revolving Credit Lender becoming a party hereto by Lender Addendum on the Closing Date, such Swing Line Lender shall not be required to make a Swing Line Loan hereunder unless such Swing Line Lender has entered into arrangements satisfactory to it and the applicable Borrower with respect to such Revolving Credit Lender’s participation in such Swing Line Loan, including by cash collateralizing an amount equal to such Revolving Credit Lender’s share of the Swing Line Loans outstanding.
          (b) The Borrowers shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.
          2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.
          (a) The Borrowers may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided, the applicable Borrower shall give the relevant Swing Line Lender and the Administrative Agent irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by such Swing Line Lender and the Administrative Agent not later than 11:00 A.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to (A) in the case of Swing Line Loans denominated in Dollars, $500,000 or a whole multiple of $100,000 in excess thereof, and (B) in the case of Swing Line Loans denominated in Canadian Dollars, Cdn. $500,000 or a whole multiple of Cdn. $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the relevant Swing Line Lender shall make available to the Administrative Agent or the Canadian Agent, as applicable, at the Funding Office or the Canadian Funding Office, as applicable, an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent or the Canadian Agent, as applicable, shall make the proceeds of such Swing Line Loan available to the applicable Borrower on such Borrowing Date in like funds as received by the Administrative Agent or the Canadian Agent, as applicable.
          (b) Each Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the applicable Borrower (which hereby irrevocably directs such Swing Line Lender to act on its behalf), on one Business Day’s notice given by such Swing Line Lender to the Administrative Agent and, if applicable, the Canadian Agent, no later than 11:00 A.M., New York City time), request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan or a Canadian Prime Rate Loan, as applicable), in an amount equal to such Revolving Credit Lender’s Revolving Credit CA Percentage or Revolving Credit US/CA Percentage, as applicable, of the aggregate amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay such Swing Line Lender and any such request with respect to Swing Line Loans owing by the Canadian Borrower shall be made pro rata between the Revolving Credit CA Commitments and the Revolving Credit US/CA Commitments based upon the Revolving Credit Facility Percentages and no Revolving Credit

CA Lender shall be required to make a Revolving Credit Loan to the US Borrower. Each Revolving Credit CA Lender shall make the amount of such Revolving Credit CA Loan available to the Canadian Agent at the Canadian Funding Office, in immediately available funds, not later than 11:00 A.M., New York City time, one Business Day after the date of such notice. Each Revolving Credit US/CA Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent or the Canadian Agent, as applicable, at the Funding Office or the Canadian Funding Office, as applicable, in immediately available funds, not later than 11:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent or the Canadian Agent, as applicable, to the relevant Swing Line Lender for application by such Swing Line Lender to the repayment of the Refunded Swing Line Loans. Each Borrower irrevocably authorizes such Swing Line Lender to charge such Borrower’s accounts with the Administrative Agent or the Canadian Agent, as applicable, (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.
          (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to any Borrower, or if for any other reason, as determined by the relevant Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to such Swing Line Lender an amount (the “Swing Line Participation Amount”) equal to, with respect to Swing Line Loans owed by the Canadian Borrower (i) such Revolving Credit Lender’s Revolving Credit CA Percentage or Revolving Credit US/CA Percentage, as applicable times the applicable Revolving Credit Facility Percentage of (ii)  the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.
          (d) Whenever, at any time after the relevant Swing Line Lender has received from any Revolving Credit Lender such Lender’s Swing Line Participation Amount, such Swing Line Lender receives any payment on account of the Swing Line Loans with respect to which such Revolving Credit Lender purchased a participating interest, such Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all such Swing Line Loans then due); provided, however, that in the event that such payment received by such Swing Line Lender is required to be returned, such Revolving Credit Lender will return to such Swing Line Lender any portion thereof previously distributed to it by such Swing Line Lender.
          (e) Each Revolving Credit Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,

(i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or any Borrower may have against any Swing Line Lender, the other Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
          2.8 Bankers’ Acceptances.
          (a) Discount Rate. On each Borrowing Date on which Bankers’ Acceptances are to be accepted, the Administrative Agent or the Canadian Agent, as applicable, shall advise the applicable Borrower as to the Administrative Agent’s or the Canadian Agent’s, as applicable, determination of the applicable Discount Rate for the Bankers’ Acceptances which any of the Canadian Term Loan Lenders or any of the Revolving Credit Lenders making Revolving Credit Loans denominated in Canadian Dollars have agreed to purchase.
          (b) Purchase. Each Canadian Term Loan Lender and each Revolving Credit Lender making Loans denominated in Canadian Dollars shall purchase a Bankers’ Acceptance accepted by it, and the applicable Borrower shall sell such Bankers’ Acceptance at the applicable Discount Rate. Such Canadian Term Loan Lender or Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars shall provide to the Administrative Agent or the Canadian Agent, as applicable, on the Borrowing Date the Discount Proceeds less the Acceptance Fee payable by the applicable Borrower with respect to the Bankers’ Acceptance.
          (c) Sale. Each Canadian Term Loan Lender and each Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars may from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it.
          (d) Power of Attorney for the Execution of Bankers’ Acceptances. To facilitate the issuance of Bankers’ Acceptances, the Canadian Borrower hereby appoints each Canadian Term Loan Lender and each Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Term Loan Lender or Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars, blank forms of Bankers’ Acceptances. In this respect, it is the responsibility of each Canadian Term Loan Lender and each Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars to maintain an adequate supply of blank forms of Bankers’ Acceptances for acceptance under this Agreement. The applicable Borrower recognizes and agrees that all Bankers’ Acceptances signed and/or endorsed on its behalf by a Canadian Term Loan Lender or a Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars shall bind such Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Borrower. Each Canadian Term Loan Lender and each Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars is hereby authorized to issue such Bankers’ Acceptance endorsed in blank in such face amounts as may be determined by such Canadian Term Loan Lender or Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers’ Acceptances required to be accepted and purchased by such Canadian Term Loan Lender or Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars. No Canadian Term Loan Lender and no Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of such Canadian Term Loan Lender or such Revolving Credit Lender or its respective officers, employees, agents or representatives. Each Canadian Term Loan Lender and each Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars shall maintain a record with respect to Bankers’ Acceptances held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at their respective maturities. Each Canadian Term Loan Lender and each Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars agrees to provide such records to the applicable Borrower at such Borrower’s expense upon request.
          (e) Execution. Drafts drawn by any Borrower to be accepted as Bankers’ Acceptances shall be signed by a duly authorized officer or officers of such Borrower or by its attorneys including attorneys appointed pursuant to this Section 2.8. Notwithstanding that any Person whose signature appears on any Bankers’ Acceptance may no longer be an authorized signatory for any Borrower at the time of issuance of a Bankers’ Acceptance, that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any Bankers’ Acceptance so signed shall be binding on such Borrower.
          (f) Issuance. The Administrative Agent or the Canadian Agent, as applicable, promptly following receipt of a Borrowing Notice for Bankers’ Acceptances, shall advise the Canadian Term Loan Lenders and the Revolving Credit Lenders making Revolving Credit Loans denominated in Canadian Dollars of the notice and shall advise each such Canadian Term Loan Lender and each such Revolving Credit Lender of the face amount of Bankers’ Acceptances to be accepted by it and the applicable Interest Period (which shall be identical for all Canadian Term Loan Lenders and Revolving Credit Lenders making Revolving Credit Loans denominated in Canadian Dollars). The aggregate face amount of Bankers’ Acceptances to be accepted by a Canadian Term Loan Lender or a Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars shall be determined by the Canadian Agent by reference to such Canadian Term Loan Lender’s Canadian Term Loan Percentage or such Revolving Credit Lender’s Revolving Credit Percentage of the issue of Bankers’ Acceptances, except that, if the face amount of a Bankers’ Acceptance which would otherwise be accepted by a Canadian Term Loan Lender or a Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars would not be Cdn. $1,000,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Administrative Agent or the Canadian Agent, as applicable, in its sole discretion to Cdn. $1,000,000, or the nearest whole multiple of that amount, as appropriate; provided that after such issuance, no Canadian Term Loan Lender shall have aggregate outstanding Canadian Term Loans in excess of its Canadian Term Loan Commitment and no Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars shall have aggregate outstanding Revolving Credit Loans in excess of its Revolving Credit Commitment.

          (g) Waiver of Presentment and Other Conditions. The applicable Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Term Loan Lender or a Revolving Credit Lender making Revolving Credit Loans denominated in Canadian Dollars in respect of a Bankers’ Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of the Bankers’ Acceptance being held, at the maturity thereof, by the Lender in its own right and such Borrower agrees not to claim any days of grace if the Lender as holder sues such Borrower on the Bankers’ Acceptance for payment of the amount payable by the such Borrower thereunder.
          (h) BA Equivalent Loans by Non BA Lenders. Whenever either Borrower requests a Canadian Term Loan or a Revolving Credit Loan denominated in Canadian Dollars under this Agreement by way of Bankers’ Acceptances, each Non BA Lender shall, in lieu of accepting a Bankers’ Acceptance, make a BA Equivalent Loan in an amount equal to the Non BA Lender’s ratable portion of the Canadian Term Loan or the Revolving Credit Loan denominated in Canadian Dollars.
          (i) Terms Applicable to Discount Notes. As set out in the definition of Bankers’ Acceptances, that term includes Discount Notes and all terms of this Agreement applicable to Bankers’ Acceptances shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary. For greater certainty:
          (i) the term of a Discount Note shall be the same as the Interest Period for Bankers’ Acceptances accepted and purchased on the same Borrowing Date in respect of the same Canadian Term Loan or Revolving Credit Loan denominated in Canadian Dollars;
          (ii) an acceptance fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of a Bankers’ Acceptance;
          (iii) the Discount Rate applicable to a Discount Note shall be the Discount Rate applicable to Bankers’ Acceptances accepted by the Canadian Agent (as Lender) on the same Borrowing Date, as the case may be, in respect of the same Canadian Term Loan or Revolving Credit Loan denominated in Canadian Dollars; and
          (iv) a Non BA Lender may elect to not have its Discount Notes evidenced by a physical promissory note, in which case, the Canadian Agent’s loan accounts and Register shall evidence the issuance thereof.
          (j) Depository Bills and Notes Act. At the option of either Borrower and any Lender, Bankers’ Acceptances under this Agreement to be accepted by that Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Section 2.8.
          (k) Prepayments and Mandatory Payments. If at any time any Bankers’ Acceptances are to be paid prior to their maturity, the Canadian Borrower shall be required to deposit the amount of such prepayment in a cash collateral account with the Canadian Agent until the date of maturity of those Bankers’ Acceptances. The cash collateral account shall be under the sole control of the Canadian Agent. Except as contemplated by this Section 2.8, neither any Borrower nor any Person claiming on behalf of such Borrower shall have any right to any of the cash in the cash collateral account. The Canadian Agent shall apply the cash held in the cash collateral account to the face amount of those Bankers’ Acceptances at maturity whereupon any cash remaining in the cash collateral account shall be released by the Canadian Agent to the applicable Borrower.
          2.9 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent or the Canadian Agent, as applicable, for the account of the appropriate Revolving Credit Lender, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The US Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of the appropriate US Term Loan Lender, (i) the principal amount of each US Term Loan of such US Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3(a) (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) with respect to any Incremental US Term Loan under an Incremental US Term Loan Facility, the principal amount of each Incremental US Term Loan of the relevant series of Incremental US Term Loans according to the relevant repayment schedule agreed to by the Lenders of such Incremental US Term Loan pursuant to Section 2.26 (or such earlier date on which the Loans become due and payable pursuant to Section 8). The Canadian Borrower hereby unconditionally promises to pay to the Canadian Agent, for the account of the appropriate Canadian Term Loan Lender, (i) the principal amount of each Canadian Term Loan of such Canadian Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3(b) (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) with respect to any Incremental Canadian Term Loan under an Incremental Canadian Term Loan Facility, the principal amount of each Incremental Canadian Term Loan of the relevant series of Incremental Canadian Term Loans according to the relevant repayment schedule agreed to by the Lenders of such Incremental Canadian Term Loan pursuant to Section 2.26 (or such earlier date on which the Loans become due and payable pursuant to Section 8). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans borrowed by such Borrower from time to time outstanding from the Closing Date until payment in full thereof at the rate per annum and on the dates, set forth in Section 2.16.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the applicable Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (c) The Administrative Agent, on behalf of the US Borrower, and the Canadian Agent, on behalf of the Canadian Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such

Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the US Borrower, or by the Canadian Agent from the Canadian Borrower, and each Lender’s share thereof.
          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.9(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender, the Administrative Agent or the Canadian Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of either Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.
          (e) Each Borrower agrees that, upon the request to the Administrative Agent or the Canadian Agent by any Lender, such Borrower will promptly execute and deliver to such Lender a promissory note of the applicable Borrower evidencing any US Term Loans, Canadian Term Loans, Revolving Credit Loans or Swing Line Loans as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2, G-3, respectively (a “Term Note”, “Revolving Credit Note” or “Swing Line Note”, respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on the Closing Date, and the obligations of the Borrowers in respect of each Loan shall be enforceable in accordance with the Loan Documents whether or not evidenced by any Note.
          2.10 Commitment Fees, etc. (a) Each Borrower, jointly and severally with the other Borrower, agrees to pay to the Administrative Agent or the Canadian Agent, as applicable, for the account of each Revolving Credit Lender, a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the Closing Date.
          (b) The Borrowers, jointly and severally, agree to pay (i) to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrowers and the Administrative Agent and (ii) to the Canadian Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrowers and the Canadian Agent.
          2.11 Termination or Reduction of Revolving Credit Commitments. Each Borrower shall have the right, upon not less than three Business Days notice to the Administrative Agent and, if applicable, the Canadian Agent, to terminate the Revolving Credit Commitments, or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided, that no such termination or reduction of the Revolving Credit CA Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Dollar

Equivalent of the aggregate amount of Revolving CA Extensions of Credit would exceed the aggregate amount of Revolving Credit CA Commitments and no such termination or reduction of the Revolving Credit US/CA Commitments shall be permitted if, after giving effect thereto and to any prepayments of Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Dollar Equivalent of the aggregate amount of Revolving US/CA Extensions of Credit would exceed the aggregate amount of the Revolving Credit US/CA Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof, and shall reduce permanently the applicable Revolving Credit Commitments then in effect.
          2.12 Optional Prepayments. Each Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent (and, with respect to Canadian Loans, the Canadian Agent), at least three Business Days prior thereto in the case of Eurodollar Loans or Bankers’ Acceptances and at least one Business Day prior thereto in the case of Base Rate Loans or Canadian Prime Rate Loans, which notice shall specify the date and amount of such prepayment, and whether such prepayment is of US Term Loans, Canadian Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans, Bankers’ Acceptances, Base Rate Loans or Canadian Prime Rate Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the applicable Borrower shall also pay any amounts owing pursuant to Section 2.22, (ii) prepayments of Bankers’ Acceptances shall be made in accordance with Section 2.8(k), and (iii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice, the Administrative Agent (or the Canadian Agent, if applicable) shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of (1) Revolving Credit Loans that are Base Rate Loans, (2) Canadian Prime Rate Loans and (3) Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or Cdn. $1,000,000, as applicable, or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or Cdn. $100,000, as applicable, or a whole multiple thereof. Amounts applied in connection with the prepayments made pursuant to this Section 2.12 shall be applied to the relevant Loans as provided in Section 2.19.
          2.13 Mandatory Prepayments and Commitment Reductions. (a) If any Capital Stock shall be issued by the US Borrower (other than as set forth below with respect to Excluded Proceeds) or (ii) if any Indebtedness shall be incurred by any Group Member, excluding any Indebtedness incurred in accordance with Section 7.2 as in effect on the Closing Date (except Indebtedness incurred pursuant to Section 7.2(g)(i)(x)), then on the date of such issuance or incurrence, the Term Loans shall be prepaid, and/or the Revolving Credit Loans shall be repaid, by an amount equal to, in the case of an issuance of Capital Stock, 50% of the Net Cash Proceeds thereof, or in the case of Indebtedness, 100% of the Net Cash Proceeds, other than any Excluded Proceeds, of such issuance or incurrence, as set forth in Section 2.13(d). The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and US Collateral Agreement or the Canadian Collateral Agreement, or a consent to the incurrence of any Indebtedness by any Group Member.

          (b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale, Purchase Price Refund or Recovery Event then, except as provided in the following sentence, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by such Group Member of such Net Cash Proceeds, the Term Loans shall be prepaid, and/or the Revolving Credit Loans shall be repaid, by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.13(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to one or more Reinvestment Notices and pending reinvestment at any given time shall not exceed $40,000,000 and (ii) on each Reinvestment Prepayment Date the Term Loans shall be prepaid, and/or the Revolving Credit Loans shall be repaid, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.13(d). Notwithstanding the foregoing, Net Cash Proceeds received from dispositions permitted by Section 7.5(e) shall be applied on the date of receipt to repay outstanding Revolving Loans. The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.
          (c) If for any fiscal year of the US Borrower commencing with the fiscal year ending December 31, 2009 there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Term Loans shall be prepaid and/or the Revolving Credit Loans shall be repaid, by an amount equal to 50% of such Excess Cash Flow, as set forth in Section 2.13(d). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five days after the earlier of (i) the date on which the financial statements of the US Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.
          (d) Except as otherwise provided in clause (b) above with respect to Net Cash Proceeds received from dispositions permitted by Section 7.5(e), amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.13 shall be applied, first, to the prepayment of the Term Loans and, second, to the repayment of the Revolving Credit Loans, as provided in Section 2.19. Any repayment of Revolving Credit Loans pursuant to this Section 2.13 shall not result in a reduction of the Revolving Credit Commitments.
          (e) If at any time the Dollar Equivalent of the total aggregate amount of the Revolving US/CA Extensions of Credit exceeds the Total Revolving Credit US/CA Commitments, the Borrowers shall repay Revolving Credit US/CA Loans and/or Swing Line Loans to such extent; provided that if the aggregate principal amount of Revolving Credit US/CA Loans and Swing Line Loans is less than such excess (because L/C Obligations constitute a portion thereof), the Borrowers shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent. If at any time the total aggregate amount of the Revolving CA Extensions of Credit exceeds the Total Revolving Credit CA Commitments, the Canadian Borrower shall repay Revolving Credit CA Loans and/or Swing Line Loans to such extent; provided that if the aggregate principal amount of Revolving Credit CA Loans and Swing Line Loans to the Canadian Borrower is less than such excess (because L/C Obligations of the

Canadian Borrower constitute a portion thereof), the Canadian Borrower shall, to the extent of the balance of such excess, replace its outstanding Letters or Credit and/or deposit an amount in a cash collateral account established with the Canadian Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Canadian Agent.
          (f) If at any time the Dollar Equivalent of the aggregate amount of the Total Extensions of Credit exceeds the Total Revolving Credit Commitment, the Borrowers shall repay Revolving Credit Loans and/or Swing Line Loans to such extent; provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans is less than such excess (because L/C Obligations constitute a portion thereof), the Borrowers shall to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent.
          2.14 Conversion and Continuation Options. (a)  Each Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans, and each Borrower may elect to convert Bankers’ Acceptances upon their maturity to Canadian Prime Rate Loans by giving the Administrative Agent (and, with respect to Canadian Loans, the Canadian Agent) at least one Business Day’s prior irrevocable notice of such election, provided, that, any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans, and each Borrower may elect to convert Canadian Prime Rate Loans to Bankers’ Acceptances, by giving the Administrative Agent (and, with respect to Canadian Loans, the Canadian Agent) at least three Business Days prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided, that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan and no Canadian Prime Rate Loan may be converted to Bankers’ Acceptances (i) when any Event of Default has occurred and is continuing and the Administrative Agent has (or, with respect to any Canadian Loans, the Canadian Agent has), or the holders of more than 50% of the Loans in respect of such Facility (or, in the case of the Revolving Credit CA Facility or the Revolving Credit US/CA Facility, the holders of more than 50% of the applicable Revolving Credit Commitments, or, if such Revolving Credit Commitments have been terminated, 50% of the applicable Revolving Extensions of Credit then outstanding) have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of the applicable Facility. Upon receipt of any such notice, the Administrative Agent or the Canadian Agent, as applicable, shall promptly notify each relevant Lender thereof.
          (b) each Borrower may elect to continue any Eurodollar Loan as such, and each Borrower may elect to continue Bankers’ Acceptances as such upon the expiration of the then current Interest Period with respect thereto by giving at least two Business Days’ prior irrevocable notice to the Administrative Agent (and, with respect to Canadian Loans, the Canadian Agent), in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1 in respect of Eurodollar Loans, of the length of the next Interest Period to be applicable to such Loans, provided, that no Eurodollar Loan or Bankers’ Acceptance under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has (or with respect to the Canadian Term Loan Facility, the Canadian Agent has), or the holders of more than 50% of the Loans in respect of such Facility (or, in the case of the Revolving Credit CA Facility or the Revolving Credit US/CA Facility, the holders of more than 50% of the applicable Revolving Credit Commitments, or, if such Revolving Credit Commitments have been terminated, 50% of the applicable Revolving Extensions of Credit then outstanding) have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the applicable Borrower shall fail to give any required notice as described above in this paragraph (i) such Eurodollar Loans shall be continued for the same Interest Period as the then expiring Interest Period as of the last day of such then expiring Interest Period, except that if such continuation is not permitted pursuant to the first proviso in this Section 2.14(b), such Loans shall be repaid or converted automatically to Base Rate Loans, and (ii) the face amount of such Bankers’ Acceptance shall be repaid or automatically converted to Canadian Prime Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent or the Canadian Agent, as applicable, shall promptly notify each relevant Lender thereof.
          2.15 Minimum Amounts and Maximum Number of Eurodollar Tranches; Bankers’ Acceptances. (a) Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (i) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) no more than 10 Eurodollar Tranches shall be outstanding at any one time.
          (b)  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Bankers’ Acceptances and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that after giving effect thereto, the aggregate principal amount of any Bankers’ Acceptances shall be equal to Cdn. $500,000 or a whole multiple of Cdn. $100,000 in excess thereof.
          2.16 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.
          (b) Each Base Rate Loan (other than a Revolving Credit Loan made to the Canadian Borrower denominated in Dollars) shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day and each Base Rate Loan which is a Revolving Credit Loan made to the Canadian Borrower denominated in Dollars shall bear interest for each day on which it is outstanding at a rate per annum equal to the US Base Rate in Canada in effect for such day plus the Applicable Margin in effect for such day.
          (c) Each Canadian Prime Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Canadian Prime Rate in effect for such day plus the Applicable Margin in effect for such day.

          (d) Upon acceptance of a Bankers’ Acceptance by a Lender, the Canadian Borrower shall pay to the Canadian Agent on behalf of the Lender a fee (the “Acceptance Fee”) calculated on the face amount of the Bankers’ Acceptances at a rate per annum equal to the Applicable Margin on the basis of the number of days in the Interest Period for the Bankers’ Acceptance and a year of 365 days.
          (e) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to (x) Base Rate Loans under the relevant Facility plus 2.00% for interest due in Dollars and (y) the Canadian Prime Rate plus 2.00% for interest due in Canadian Dollars (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to (x) Base Rate Loans under the Revolving Credit Facilities plus 2.00% for amounts due in Dollars and (y) the Canadian Prime Rate plus 2.00% for amounts due in Canadian Dollars), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).
          (f) Interest shall be payable quarterly in arrears on each Interest Payment Date, provided, that interest accruing pursuant to paragraph (e) of this Section shall be payable from time to time on demand.
          (g) If any provision of this Agreement or any of the other Loan Documents would obligate the Canadian Borrower to make any payment of interest with respect to the Obligations or other amount payable to the Canadian Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Canadian Agent or such Lender of interest with respect to the Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Canadian Agent or such Lender of interest with respect to the Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) first, by reducing the amount or rates of interest required to be paid to the Canadian Agent or the affected Lender under this Section 2.16(g); and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Canadian Agent or the affected Lender which would constitute interest with respect to the Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Canadian Agent or any Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then the Canadian Borrower shall be entitled, by notice in writing to the Canadian Agent or the affected Lender, to obtain reimbursement from the Canadian Agent or such Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the Canadian Agent or such Lender to the Canadian Borrower. Any amount or rate of interest under the Obligations referred to in this Section 2.16(g) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Loans remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Agent shall be conclusive for the purposes of such determination.
          (h) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.
          2.17 Computation of Interest and Fees. (a)  Interest, fees, commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to (i) Base Rate Loans on which interest is calculated on the basis of the Prime Rate and (ii) Base Rate Loans in which interest is calculated on the US Base Rate in Canada, Canadian Prime Rate Loans on which interest is calculated on the basis of the Canadian Prime Rate, Bankers’ Acceptances and Discount Notes, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent (or, with respect to Canadian Loans, the Canadian Agent) shall as soon as practicable notify the applicable Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Canadian Prime Rate, the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent (or, with respect to Canadian Loans, the Canadian Agent) shall as soon as practicable notify the applicable Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
          (b) Each determination of an interest rate by the Administrative Agent (or, with respect to Canadian Loans, the Canadian Agent) pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent or the Canadian Agent, as applicable, shall, at the request of any Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent or the Canadian Agent, as applicable, in determining any interest rate or Acceptance Fee pursuant to Section 2.16.
          2.18 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:
          (a) (i) the Administrative Agent (or, with respect to Canadian Loans, the Canadian Agent) shall have determined (which determination shall be conclusive and binding upon the

Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
          (ii)  the Administrative Agent (and, with respect to Canadian Loans, the Canadian Agent) shall have received notice from the holders of more than 50% of the Loans in respect of the relevant Facility (or, in the case of the Revolving Credit CA Facility or the Revolving Credit US/CA Facility, the holders of more than 50% of the applicable Revolving Credit Commitments, or, if such Revolving Credit Commitments have been terminated, 50% of the applicable Revolving Extensions of Credit then outstanding) that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent or the Canadian Agent, as applicable, shall give telecopy or telephonic notice thereof to the applicable Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent and, if applicable, the Canadian Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the applicable Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.
          (b)  any Lender making Loans denominated in Canadian Dollars determines in good faith, which determination shall be final, conclusive and binding upon the applicable Borrower, and notifies such Borrower that, by reason of circumstances affecting the money market there is no market for Bankers’ Acceptances or the demand for Bankers’ Acceptances is insufficient to allow the sale or trading of the Bankers’ Acceptances created hereunder, then:
          (i)  the right of the applicable Borrower to request a Loan denominated in Canadian Dollars by means of Bankers’ Acceptances shall be suspended until such Lender determines that the circumstances causing such suspension no longer exist and such Lender so notifies the applicable Borrower; and
          (ii) any notice for the issuance of a Bankers’ Acceptance which is outstanding shall be cancelled and the request for such issuance shall be deemed to be a request for a Canadian Prime Rate Loan in the face amount of the requested Bankers’ Acceptance;
such Lender shall promptly notify the applicable Borrower of the suspension of such Borrower’s right to request a Loan denominated in Canadian Dollars by way of a Bankers’ Acceptance and of the termination of any such suspension.

          2.19 Pro Rata Treatment and Payments. (a) Each borrowing by any Borrower from the Lenders hereunder, each payment by any Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made (i) with respect to obligations of the Canadian Borrower under the Revolving Credit Facilities, allocated among the Revolving Credit Facilities pro rata based on the Revolving Credit CA Facility Percentage and the Revolving Credit US/CA Facility Percentage, as applicable, and (ii) otherwise, pro rata according to the respective US Term Loan Percentages, Canadian Term Loan Percentages or Revolving Credit US/CA Percentage, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal in respect of the Term Loans or interest in respect of the Loans and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders (and with respect to amounts owed by the Canadian Borrower under the Revolving Credit Facilities, allocated among the Revolving Credit Facilities pro rata based on the applicable Revolving Credit Facility Percentage).
          (b) Each optional and mandatory payment (including prepayments) required by Section 2.13 to be applied to the Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the remaining installments of such Term Loans ratably in accordance with the then outstanding amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.
          (c) Each payment (including each prepayment) of the Revolving Credit Loans of the Canadian Borrower outstanding under the Revolving Credit Facilities shall be allocated among the Revolving Credit Facilities, pro rata, based on the Revolving Credit CA Facility Percentage and the Revolving Credit US/CA Facility Percentage, as applicable, and then to the Revolving Credit Lenders with respect to such Revolving Credit Facility, pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of the Canadian Borrower then held by such Revolving Credit Lenders. Each payment (including each prepayment) of the Revolving Credit Loans of the US Borrower shall be allocated among the Revolving Credit Lenders holding such Revolving Credit Loans, pro rata, according to the respective outstanding principal amounts of the Revolving Credit Loans of the US Borrower then held by such Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.
          (d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans (or Canadian Prime Rate Loans, if applicable), under such Facility and, second, to Eurodollar Loans (or Bankers’ Acceptances, if applicable), under such Facility. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans or Canadian Prime Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

          (e) All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim. All payments (including prepayments) to be made by the US Borrower hereunder, whether on account of principal, interest, fees or otherwise shall be made prior to 11:00 A.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars (or Canadian Dollars, as applicable) and in immediately available funds. Any such payment made by the US Borrower after 11:00 A.M., New York City time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. All payments (including prepayments) to be made by the Canadian Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made prior to 11:00 A.M., Toronto time, on the due date thereof to the Canadian Agent, for the account of the relevant Lenders, at the Canadian Payment Office, in Canadian Dollars (or Dollars, as applicable) and in immediately available funds. Any payment made by the Canadian Borrower after 11:00 A.M., Toronto time, on any Business Day shall be deemed to have been made on the next following Business Day. The Canadian Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans and Bankers’ Acceptances) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan or Bankers’ Acceptance becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
          (f) Unless the Administrative Agent or the Canadian Agent, as applicable, shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the applicable Agent, such Agent may assume that such Lender is making such amount available to such Agent, and such Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent or the Canadian Agent, as applicable, by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent or the Canadian Agent, as applicable, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate plus 0.50% for amounts in Dollars and the interbank offered rate quoted by the Canadian Agent plus 0.50% for amounts in Canadian Dollars for the period until such Lender makes such amount immediately available to such Agent. A certificate of the applicable Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the applicable Agent by such Lender within three Business Days after such Borrowing Date, the applicable Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the applicable Borrower (and such amounts shall be applied solely to the amounts owed to the Administrative Agent, notwithstanding the other provisions of this Section 2.19). If the Administrative Agent shall have been notified in writing by any Lender prior to the Closing Date that such Lender will not make the amount that would constitute its share of the borrowings on the Closing Date available to the Administrative Agent, the Administrative Agent may, in its sole discretion, and in reliance upon this Section 2.19(f), make available to the relevant Borrowers a corresponding amount. If at the request of any Lender, the Administrative Agent so agrees to make such amount available to the relevant Borrowers, such Lender hereby agrees that such amount shall be made available to the Administrative Agent no later than the required time on the Second Business Day after the original Borrowing Date therefor and such Lender shall pay to the Administrative Agent such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate plus 0.50% for amounts in Dollars and the interbank offered rate quoted by the Canadian Agent plus 0.50% for amounts in Canadian Dollars for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within two Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the applicable Borrower (and such amounts shall be applied solely to the amounts owed to the Administrative Agent, notwithstanding the other provisions of this Section 2.19).
          (g) Unless the Administrative Agent or the Canadian Agent, as applicable, shall have been notified in writing by the relevant Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to the applicable Agent, the applicable Agent may assume that such Borrower is making such payment, and the applicable Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the applicable Agent by such Borrower within three Business Days after such due date, the applicable Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate for amounts in Dollars and the interbank offered rate quoted by the Canadian Agent for amounts in Canadian Dollars. Nothing herein shall be deemed to limit the rights of the Administrative Agent, the Canadian Agent or any Lender against any Borrower.
          2.20 Requirements of Law. (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date (other than with respect to taxes, which shall be governed exclusively by Section 2.21):
          (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or
          (ii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the relevant Borrower (with a copy to the Administrative Agent and, if applicable, the Canadian Agent) of the event by reason of which it has become so entitled.
          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the relevant Borrower (with a copy to the Administrative Agent and, if applicable, the Canadian Agent) of a written request therefor, the relevant Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction on an after-tax basis.
          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to any Borrower (with a copy to the applicable Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.21 Taxes. (a) All payments made by any Borrower under this Agreement or any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, which for purposes of this Section 2.21 shall include interest or penalties thereon, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, and gross income taxes, gross receipts taxes, capital taxes and franchise taxes (in each case, imposed in lieu of net income taxes) imposed on any Arranger, any Agent or any Lender as a result of a present or former connection between such Arranger, such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Arranger’s, such Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document in such jurisdiction) and (ii) any branch profit taxes imposed by the United States of America (or any similar tax imposed by any other jurisdiction described in clause (i) above) (collectively, “Excluded Taxes”). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to any Arranger, any Agent or any Lender hereunder, the amounts so payable to such Arranger, such Agent or such Lender shall be increased to the extent necessary to yield to such Arranger, such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that no Borrower nor any Guarantor shall be required to increase any such amounts payable to any Arranger, any Agent or any Lender with respect to (x) any Excluded Taxes or (y) any Non-Excluded Taxes (i) that are attributable to such Arranger’s, such Agent’s or such Lender’s failure to comply with the requirements of paragraph (e) of this Section, or (ii) in the case of any Non-U.S. Lender, that are United States of America withholding taxes imposed on amounts payable to such Arranger, such Agent or such Lender at the time such Arranger, such Agent or such Lender becomes a party to this Agreement, except to the extent that such Arranger’s, such Agent’s or such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from either Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a). The applicable Borrower or the applicable Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.
          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) The Borrowers shall indemnify each Arranger, Agent and Lender, within ten (10) days after written demand therefor, for the full amount of any Non-Excluded Taxes and Other Taxes paid or incurred by such Arranger, such Agent or such Lender relating to, arising out of, or in connection with this Agreement or any other Loan Documents or any payment or transaction contemplated hereby or thereby, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and all reasonable costs and expenses incurred in enforcing the provisions of this Section 2.21; provided, however, that the Borrowers shall not be required to indemnify any Arranger, Agent or Lender for (i) any taxes that would be excluded from a gross-up under Section 2.21(a), (ii) in duplication of taxes paid under Sections 2.21(a) or (b). In each case such indemnification shall be made on an after-tax basis, such that after all required deductions and payments of all taxes, the relevant Arranger, Agent or Lender receives and retains an amount equal to the sum it would have received and retained had it not paid or incurred or been subject to such taxes or expenses and costs. A certificate from the relevant Arranger, Agent or Lender setting forth in reasonable detail the basis and calculation of such taxes shall be conclusive, absent manifest error.
          (d) Whenever any Non-Excluded Taxes or Other Taxes are payable by a Borrower, as promptly as possible thereafter it shall send to the Administrative Agent or the Canadian Agent, as applicable, for the account of the relevant Arranger, Agent or Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof or other written proof of payment thereof that is reasonably satisfactory to the applicable Agent. If a Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the applicable Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Arrangers, the

Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Arranger, any Agent or any Lender as a result of any such failure.
          (e) The agreements in this Section 2.21 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the relevant Borrower and the Administrative Agent or the Canadian Agent, as applicable, at the time or times reasonably requested in writing by such Borrower such properly completed and executed documentation prescribed by Requirements of Law or as may be required by the applicable Agent as will permit such payments to be made without withholding or at a reduced rate.
          In addition, and without limiting the generality of the foregoing, each Lender (or Transferee), other than a Lender holding solely Canadian Term Loans, that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a “Non-U.S. Lender”) shall deliver to the US Borrower and the Administrative Agent two copies of any of U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI, Form W-8EXP or Form W-8IMY (together with any required attachments), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit H to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the US Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the US Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the US Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
          (g) If a Lender receives a refund in respect of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.21, it shall within 120 days from the date of such receipt pay over the amount of such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.21 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund) to such Borrower, net of all reasonable out-of-pocket expenses of such Lender (including any taxes imposed with respect to such refund) as determined by such Lender in good faith and in its sole discretion, and without interest (other than interest paid by the relevant taxation authority with respect to such refund);

provided, however, that such Borrower upon the request of such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower (plus applicable interest imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority.
          (h) Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the US Borrower and the Administrative Agent, on or before the date such Lender becomes a party to this Agreement, two copies of Internal Revenue Service Form W-9 or any successor or other form prescribed by the Internal Revenue Service. If any such Lender fails to deliver Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) as required herein, then the US Borrower may withhold from any payment to such Lender the applicable backup withholding tax imposed by the Code and remit such amount to the relevant tax authority or other Governmental Authority in accordance with the applicable Requirements of Law, without reduction, and such Lender shall not be entitled to any additional amounts under this Section 2.21 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure.
          2.22 Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the relevant Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the relevant Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.23 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans (or, with respect to Loans denominated in Canadian Dollars, Canadian Prime Rate Loans) to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the relevant Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.22.
          2.24 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.20 or 2.21 with respect to such Lender, it will, if requested by the relevant Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.20 or 2.21.
          2.25 Replacement of Lenders under Certain Circumstances. Either Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.20 or 2.21 or gives a notice of illegality pursuant to Section 2.23 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall exist and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.24 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.20 or 2.21 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.23, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrowers shall be liable to such replaced Lender under Section 2.22 (as though Section 2.22 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent or the Canadian Agent, as applicable, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (viii) the Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.20 or 2.21, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent, the Canadian Agent or any other Lender shall have against the replaced Lender.
          2.26 Incremental Term Loan Facilities. (a) The US Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more additional tranches of term loans (the “Incremental US Term Loans”) and (b) the Canadian Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more additional tranches of term loans (the “Incremental Canadian Term Loans”, and, together with the Incremental US Term Loans, the “Incremental

Term Loans”); provided that (x) at the time of any such request, upon the effectiveness of any Incremental Amendment referred to below and pro forma for the incurrence thereof on the date such Incremental Term Loan is extended, no Default or Event of Default shall have occurred and be continuing, (y) the US Borrower’s Consolidated Senior Secured Leverage Ratio shall be less than 2.50 to 1.00 determined on a pro forma basis as of the date such Incremental Term Loan is extended and as of the last day of the most recent fiscal quarter for which financial statements are available, as if such Incremental Term Loans had been outstanding on the last day of such fiscal quarter, and (z) such Incremental Term Loans shall not be used to repay or refinance the Senior Subordinated Notes or any refinancing thereof pursuant to Section 7.2(h). Each tranche of Incremental Term Loans shall be in an aggregate principal amount that is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence. Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans, shall not exceed the Dollar Equivalent of $50,000,000. Each tranche of Incremental Term Loans (a) shall rank pari passu in right of payment and of security with any existing Term Loans, (b) shall not mature earlier than the final maturity date of any existing Term Loans, (c) except as set forth above, shall be treated substantially the same as the existing Term Loans (in each case, including with respect to mandatory and voluntary prepayments) and (d) shall have a Weighted Average Life to Maturity of no less than, with respect to Incremental US Term Loans, the Weighted Average Life to Maturity as then in effect for the existing US Term Loans, and with respect to the Incremental Canadian Term Loans, the Weighted Average Life to Maturity of the existing Canadian Term Loans; provided, further, that (i) except as provided in preceding clauses (a), (b), (c) and (d), the terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans to the extent such differences are reasonably acceptable to the Administrative Agent and (ii) the interest rates and amortization schedule applicable to the Incremental Term Loans shall be determined by the applicable Borrower and the lenders thereof; provided that, notwithstanding the foregoing, the yield applicable to the Incremental Canadian Term Loans or the Incremental US Term Loans (after giving effect to all upfront or similar fees or original issue discount payable with respect to the Incremental Canadian Term Loans or Incremental US Term Loans, as applicable) shall not be greater than the interest rate payable with respect to the Canadian Term Loans or US Term Loans, as applicable, plus 0.25% per annum, unless the interest rate with respect to the existing Canadian Term Loans or existing US Term Loans, as applicable, is increased so as to equal the yield applicable to the Incremental Canadian Term Loans or Incremental US Term Loans (after giving effect to all upfront or similar fees or original issue discount payable with respect to the Incremental Canadian Term Loans or Incremental US Term Loans, as applicable ).
          (b) Each series of Incremental Term Loans borrowed pursuant to this Section shall be a separate Incremental Term Loan Facility. Each notice from a Borrower pursuant to this Section shall set forth the requested amount and the proposed terms of the relevant Incremental Term Loans, including whether such Incremental Term Loan is a US Term Loan or a Canadian Term Loan. Incremental Term Loans may be made by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”). Incremental Term Loans shall be effected and each Additional Lender shall become a Lender hereunder pursuant to an amendment or other document, including, without limitation, a joinder agreement (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the relevant Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. Each Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrower, to effect the provisions of this Section. In addition, the applicable Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such Incremental Amendment (including opinions that the obligations of the Loan Parties with respect to an Incremental Term Loan are secured by the Collateral and the perfection and priority of the Administrative Agent’s Lien in such Collateral has not been affected by an Incremental Term Loan). The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.2 (it being understood that all references to “the date of such extension of credit” or similar language in such Section 5.2 shall be deemed to refer to the effective date of such Incremental Amendment and the date of extension of such Incremental Term Loan) and such other conditions as the parties thereto shall agree. No Lender shall be obligated to provide any Incremental Term Loans, unless it so agrees.
          (c) This Section 2.26 shall supersede any provisions in Section 10.1 to the contrary.
SECTION 3. LETTERS OF CREDIT
          3.1 L/C Commitment. (a)  Prior to the Closing Date, the Existing Issuing Lender has issued the Existing Letters of Credit which, from and after the Closing Date, shall constitute Letter of Credit hereunder. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit denominated in Dollars or Canadian Dollars (with respect to the Canadian Borrower) or Dollars (with respect to the US Borrower) (the letters of credit issued on and after the Closing Date pursuant to this Section 3, together with the Existing Letters of Credit, collectively, the “Letters of Credit”) for the account of the applicable Borrower or any other Group Member on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments with respect to the applicable Borrower would be less than zero. Each Letter of Credit shall expire no later than the earlier of (i) the first anniversary of its date of issuance and (ii) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above). In addition, each Issuing Lender agrees to issue Letters of Credit with an expiration date later than the date specified in the two immediately preceding sentences (but no later than one year from the date of issuance thereof) in reliance upon the Borrowers’ agreement to cash collateralize such Letters of Credit by the date which is 30 days prior to the Revolving Credit Termination Date in the amount that would be required by such Issuing Lender pursuant to Section 10.15(c) to deem such Letter of Credit not outstanding, and the Borrowers so agree to cash collateralize such Letters of Credit by such date, it being understood that until the Loans, the Reimbursement Obligations and the other

Obligations under the Loan Documents are paid in full, the Commitments have been terminated and no other Letters of Credit shall be outstanding, such cash collateral shall be subject to the rights of each other Lender under Section 10.7. Notwithstanding the foregoing, if an Issuing Lender has not consented to a Revolving Credit Lender becoming a party hereto by Lender Addendum on the Closing Date, such Issuing Lender shall not be required to issue any Letter of Credit hereunder unless such Issuing Lender has entered into arrangements satisfactory to it and the applicable Borrower with respect to such Revolving Credit Lender’s participation in such Letter of Credit, including by cash collateralizing an amount equal to such Revolving Credit Lender’s share (as an L/C Participant) of the L/C Obligations outstanding.
          (b) If any Borrower so requests in any Application, the relevant Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the relevant Issuing Lender, the relevant Borrower shall not be required to make a specific request to the relevant Issuing Lender to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Lender to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the relevant Issuing Lender to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such Issuing Lender shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Majority Revolving Credit Facility Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied (treating such reinstatement as an extension of credit under this Agreement for purposes of this clause) and, in each case, directing the relevant Issuing Lender not to permit such reinstatement.
          (c) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
          3.2 Procedure for Issuance of Letter of Credit. Each Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender, with a copy to the Administrative Agent and, if applicable, the Canadian Agent, at their addresses for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any such Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the applicable Borrower (but in no event shall any Issuing Lender be required to issue any Letter of

Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the applicable Borrower and the Administrative Agent or the Canadian Agent, as applicable. Each Issuing Lender shall promptly give notice to the Administrative Agent and, if applicable, the Canadian Agent, of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof).
          3.3 Fees and Other Charges. (a)  The Borrowers will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facilities shared ratably among the Revolving Credit Lenders in accordance with their respective applicable Revolving Credit Percentages and each such fee is payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. Such fees shall be payable in the same currency as the Letter of Credit to which such fees relate. In addition, the Borrowers shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it of 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance of date of such Letter of Credit.
          (b) In addition to the foregoing fees, the Borrowers shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
          3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder to the Canadian Borrower, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to (i) with respect to Revolving Credit US/CA Lenders, such L/C Participant’s Revolving Credit US/CA Percentage of the Revolving Credit US/CA Facility Percentage of each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder for the Canadian Borrower and the amount of each draft paid by such Issuing Lender thereunder and (ii) with respect to Revolving Credit CA Lenders, such L/C Participant’s Revolving Credit CA Percentage of the Revolving Credit CA Facility Percentage of each Issuing Lender’s obligations and rights under each letter of Credit issued by such Issuing Lender hereunder for the Canadian Borrower and the amount of each draft paid by such Issuing Lender hereunder. Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant that is a Revolving Credit US/CA Lender, and, to induce each Issuing Lender to issue Letters of Credit to the US Borrower hereunder, each L/C Participant that is a Revolving Credit US/CA Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit US/CA Percentage of each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder for the US Borrower and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant that is a Revolving Credit US/CA

Lender unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender with respect to the US Borrower and for which such Issuing Lender is not reimbursed in full by the US Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender, regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand at the Administrative Agent’s address for notices specified herein (and thereafter, the Administrative Agent shall promptly pay to the Issuing Lender) an amount in Dollars or Canadian Dollars, as applicable, equal to such L/C Participant’s Revolving Credit US/CA Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender with respect to the Canadian Borrower and for which such Issuing Lender is not reimbursed in full by the Canadian Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender, regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand at the Canadian Agent’s address for notices specified herein (and thereafter, the Canadian Agent shall promptly pay to the Issuing Lender) an amount in Dollars or Canadian Dollars, as applicable, equal to (i) with respect to any such L/C Participant which is a Revolving Credit US/CA Lender, such L/C Participant’s Revolving Credit US/CA Percentage of the Revolving Credit US/CA Facility Percentage of the amount of such draft, or any part thereof, that is not so reimbursed and (ii) with respect to any such L/C Participant which is a Revolving Credit CA Lender, such L/C Participant’s Revolving Credit CA Percentage of the Revolving Credit CA Facility Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.
          (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, the Issuing Lender shall so notify the Administrative Agent or the Canadian Agent, as applicable, who shall promptly notify the applicable L/C Participants and each such L/C Participant shall pay to the Administrative Agent or the Canadian Agent, as applicable, for the account of the Issuing Lender on demand (and thereafter the Administrative Agent or the Canadian Agent, as applicable, shall promptly pay to the Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent or the Canadian Agent, as applicable, for the account of such Issuing Lender, by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent or the Canadian Agent, as applicable, on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of the Administrative Agent or the Canadian Agent, as applicable, on behalf of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent or the Canadian Agent, as applicable, any L/C Participant’s pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the US Borrower, Canadian Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent or the Canadian Agent, as applicable, for the account of such L/C Participant (and thereafter, the Administrative Agent or the Canadian Agent, as applicable, will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent or the Canadian Agent, as applicable, for the account of such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
          3.5 Reimbursement Obligation of the Borrowers. Each Borrower agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the applicable Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America or Canada, as applicable, and in immediately available funds. Interest shall be payable on the Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.16(b) and (ii) thereafter, Section 2.16(e). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to any Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the applicable Borrower to the Administrative Agent or the Canadian Agent, as applicable, for a borrowing pursuant to Section 2.5(a) of Base Rate Loans or Canadian Prime Rate Loans, as applicable (or, at the option of the Administrative Agent or the Canadian Agent, as applicable, and the relevant Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7(a) of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5(a) (or, if applicable, Section 2.7(a)), if the Administrative Agent and, if applicable, the Canadian Agent, had received a notice of such borrowing at the time the Administrative Agent and, if applicable, the Canadian Agent, receive notice from the relevant Issuing Lender of such drawing under such Letter of Credit. All payments due from the Borrowers hereunder in respect of Letters of Credit (and Reimbursement Obligations in connection therewith) shall be made in Dollars or Canadian Dollars, as applicable.
          3.6 Obligations Absolute. Each Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such

Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Issuing Lender. Each Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and, with respect to Letters of Credit issued on behalf of the U.S. Borrower and denominated in Dollars, in accordance with the standards of care specified in the UCC of the State of New York, shall be binding on the U.S. Borrower and shall not result in any liability of such Issuing Lender to the U.S. Borrower.
          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Administrative Agent, and the Canadian Agent if such Letter of Credit is denominated in Canadian Dollars, and the relevant Borrower of the date and the amount thereof. The responsibility of the relevant Issuing Lender to the relevant Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.
          3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.
SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Arrangers, the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit and the Borrowers hereby jointly and severally represent and warrant to each Arranger, each Agent and each Lender that:
          4.1 Financial Condition.
          (a) The unaudited pro forma consolidated balance sheet of the US Borrower and its consolidated Subsidiaries as at June 30, 2008 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the making of the Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the US Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the US Borrower and its consolidated Subsidiaries as at June 30, 2008, assuming that the events specified in the preceding sentence had actually occurred at such date.
          (b) The audited consolidated balance sheets of the US Borrower and its Subsidiaries as at December 31, 2005, December 31, 2006 and December 31, 2007, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from BDO Siedman LLP, present fairly the consolidated financial condition of the US Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements of the US Borrower and its Subsidiaries, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the Closing Date, no Loan Party has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2007, to and including the Closing Date, there has been no Disposition by any Loan Party or its Subsidiaries of any material part of its business or Property.
          4.2 No Change. Since December 31, 2007, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
          4.3 Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, partnership or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except with respect to clause (c) and (d), to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or material consent or authorization of, filing with, notice to or other act by or in respect of any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made (in each case, to the extent the related assets have been acquired by a Group Member) and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          4.5 No Legal Bar. (a) The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member.
          (b)  The execution, delivery and performance of this Agreement, the other Loan Documentation, the issuance of the Letters of Credit, the borrowings hereunder and the use of proceeds thereof will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to any Group Member could reasonably be expected to have a Material Adverse Effect.
          4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of either Borrower, threatened by or against any Group Member or against any of their properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) except as set forth on Schedule 4.6, that could reasonably be expected to have a Material Adverse Effect.
          4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
          4.8 Ownership of Property; Liens. Each Group Member is the sole owner of, legally and beneficially, and has good marketable and insurable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description or to any Lien except for Permitted Liens. None of the Pledged Stock is subject to any Lien except for Permitted Liens.
          4.9 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect (a) each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, (b) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual

Property or the validity or effectiveness of any Intellectual Property, nor does either Borrower know of any valid basis for any such claim and (c) the use of Intellectual Property by the Group Members does not infringe on the rights of any Person in any material respect.
          4.10 Taxes. Except as set forth on Schedule 4.10, each Group Member has filed or caused to be filed all Federal, material state and provincial and other material tax returns that are required to be filed and has paid all material taxes or on any material assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Group Member) and no tax Lien has been filed (other than a Permitted Lien), and, to the knowledge of either Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.
          4.11 Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the relevant Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.
          4.12 Labor Matters. There are no strikes, stoppages or slowdowns or other labor disputes against any Group Member pending or, to the knowledge of either Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of any Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from any Group Member on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Group Member.
          4.13 Pensions and Benefit Plans. (a) ERISA. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, (ii) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code, (iii) no termination of a Single Employer Plan has occurred, (iv) no Lien in favor of a Single Employer Plan or in favor of the PBGC with respect to a Single Employer Plan has arisen during the five-year period prior to the date on which this representation is made or deemed made, (v) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such plan allocable to such accrued benefits by a material amount, (vi) neither the US Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and (vii) no Multiemployer Plan is in Reorganization or Insolvent.
          (b) Canadian Pension Plans and Canadian Benefit Plans. Each Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent’s request, a copy of each Canadian Benefit Plan and Canadian Pension Plan (or, where any such Canadian Benefit Plan or Canadian Pension Plan is not in writing, a complete description of all material terms thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Group Members. The Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and any other Requirement of Law which to the knowledge of either Borrower require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. As of the Closing Date, all material, if any, obligations of each Group Member (including fiduciary, funding, investment and administration obligations) required to be performed pursuant to a Requirement of Law in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) there are no outstanding disputes concerning the assets held under the funding agreements for the Canadian Pension Plans or the Canadian Benefit Plans and (ii) each Canadian Pension Plan is fully funded both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles). No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not have a Material Adverse Effect. All contributions or premiums required to be made or paid by each Group Member, if any, to the Canadian Pension Plans or the Canadian Benefit Plans have been made or paid in a timely fashion in accordance with the terms of such plans and all Requirements of Law. All employee contributions to the Canadian Pension Plans or the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected and fully paid into such plans in a timely manner. All material reports and disclosures relating to the Canadian Pension Plans required by such plans and any Requirement of Law to be filed or distributed have been filed or distributed in a timely manner. Each Group Member has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of Canadian Pension Plans employment insurance and employee income taxes.
          4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.
          4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15(a) constitute all the Subsidiaries of the US Borrower as of the Closing Date. Schedule 4.15(a) sets forth as of the Closing Date the exact legal name as reflected on the certificate of incorporation (or formation) and jurisdiction of incorporation (or formation) of each Subsidiary of the US Borrower and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by each Group Member.
          (b)  As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the US Borrower or any Group Member, except as set forth on Schedule 4.15(b).
          4.16 Use of Proceeds. The proceeds of the Term Loans and the proceeds of the Revolving Credit Loans funded on the Closing Date shall be used to consummate the Refinancing and to pay related fees, costs and expenses. The proceeds of the Revolving Credit Loans, Swing Line Loans and the Letters of Credit shall be used after the Closing Date to finance the working capital needs and for general corporate purposes of the Borrowers and its Subsidiaries in the ordinary course of business including Permitted Acquisitions, and to pay related fees, costs and expenses.
          4.17 Environmental Matters. Except as disclosed on Schedule 4.17, and other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the Group Members incurring any liability or expense in excess of a Material Environmental Amount:
          (a) The Group Members: (i) are, and since September 10, 2001, have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and since September 10, 2001, have been, in compliance with all of their Environmental Permits; and (iv) have no knowledge that any of their Environmental Permits will not be timely renewed and complied with; any additional Environmental Permits that may be required of any of them will not be timely obtained and complied with; and compliance with any Environmental Law that is applicable to any of them will not be maintained.
          (b) Materials of Environmental Concern (i) have not been Released, and are not otherwise present, at, on, under, in, or about any real property now owned, leased or operated by any Group Member in any quantity or manner that requires investigation or remediation under any applicable Environmental Law, (ii) were, to the best knowledge of any Group Member, not Released at any property formerly owned, leased or operated by any Group Member during the period of such Group Member’s ownership, lease or operation thereof, in any quantity or manner that requires investigation or remediation under any applicable Environmental Law, (iii) to the best knowledge of any Group Member, have not been sent for re-use or recycling or for treatment, storage, or disposal at any other location which could reasonably be expected to give rise to liability of any Group Member under any applicable Environmental Law (iv) are not present at, on, under, in, or about any real property now owned, leased or operated by any Group Member such that the Group Member is precluded from the normal conduct of its business at any such property, or (v) are not stored, handled or otherwise present at, on, under, in or about any real property now owned, leased or operated by any Group Member except in quantities reasonably required for the conduct of the business or operations of the Group Member and in compliance with Environmental Laws.
          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Group Member is, or to the knowledge of any Group Member will be, named as a party that is pending or, to the knowledge of any Group Member, threatened.
          (d) No Group Member has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any analogous Environmental Law with respect to any Materials of Environmental Concern that require, or allegedly require, investigation or remediation under applicable Environmental Law.
          (e) No Group Member has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative or arbitral forum for dispute resolution, relating to compliance with or liability under any Environmental Law.
          (f) No Group Member has received written notice or otherwise has knowledge that it is responsible for liability arising under any Environmental Law or with respect to any Material of Environmental Concern that it has assumed under any contract to which it is a party or by operation of law.
          4.18 Accuracy of Information, etc. No statement or information contained in the Confidential Information Memorandum, this Agreement, any other Loan Document, or any other document, certificate or statement furnished to the Administrative Agent, the Arrangers, the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date of such statement, information, document or certificate was so furnished, or, in the case of the Confidential Information Memorandum, the Closing Date, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Arrangers, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.
          4.19 Security Documents. The Guarantee and US Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof to secure the Obligations. The Canadian Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof to secure the Obligations. In the case of the Pledged Stock described in the Guarantee and US Collateral Agreement, and the Canadian Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and US Collateral Agreement (except Vehicles and Deposit Accounts, each as defined therein) and other Collateral described in the Canadian Collateral Agreement (except insurance and patents), when financing statements in appropriate form are filed in the offices specified on Schedule 4.19 (which financing statements may be filed by the Administrative Agent) at any time and such other filings as are specified on Schedule 3 to the Guarantee and US Collateral Agreement and Schedule 3 to the Canadian Collateral Agreement have been completed (all of which filings may be filed by the Administrative Agent at any time), (x) the Guarantee and US Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and US Collateral Agreement), and (y) the Canadian Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party thereto in such Collateral and the proceeds and products thereof, as security for the Secured Obligations (as defined in the Canadian Collateral Agreement) in each case prior and superior in right to any other Person (except Permitted Liens). Schedule 7.3(f) lists each financing statement under all applicable Personal Property Security Legislation that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. On or prior to the Closing Date, the relevant Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC or other applicable termination statements under Personal Property Security Legislation, signed by the relevant secured party, in respect of each financing statement filed in respect of Liens other than Permitted Liens or otherwise made arrangements satisfactory to the Administrative Agent with respect thereto.
          4.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.
          4.21 Senior Indebtedness. The Obligations constitute “Senior Indebtedness” of the Borrowers under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and US Collateral Agreement constitute “Guarantor Senior Indebtedness” of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.
          4.22 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

          4.23 Insurance. Each Group Member is insured, in accordance with Section 5.3 of the Guarantee and US Collateral Agreement and with respect to each Canadian Subsidiary, Section 5.3 of the Canadian Collateral Agreement, by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, and no Group Member (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.
          4.24 Real Estate. As of the Closing Date, Schedule 4.24 sets forth a true, complete and correct list of all real property owned or leased by any Group Member and indicates which such properties are Mortgaged Properties.
          4.25 PATRIOT Act, Etc. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “PATRIOT Act”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
SECTION 5. CONDITIONS PRECEDENT
          5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder on the Closing Date is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, (ii) the Guarantee and US Collateral Agreement, executed and delivered by a duly authorized officer of each Borrower and each Subsidiary Guarantor, (iii) the Canadian Collateral Agreement, executed and delivered by a duly authorized officer of the Canadian Borrower and each Canadian Subsidiary which is a Guarantor, (iv) to the extent required by the Administrative Agent, a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each party thereto, except as set forth in Schedule 6.15, and (v) a Lender Addendum, executed and delivered by each Lender and accepted by the Borrowers.
          (b) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the US Borrower and its Subsidiaries for the 2005, 2006 and 2007 fiscal years and (iii) unaudited interim consolidated financial statements of the US Borrower and its Subsidiaries for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the US Borrower and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.
          (c) Senior Subordinated Notes. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrowers, of the consent of the existing holders of the Senior Subordinated Notes in connection with the transactions contemplated by this Agreement, and such consent shall have become effective.
          (d) Refinancing. The Administrative Agent shall have received satisfactory evidence that the Existing Credit Agreement shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full, all Existing Letters of Credit shall be simultaneously replaced as assumed hereunder or backed with Letters of Credit, and satisfactory arrangements shall have been made for the termination of Liens and security interests granted in connection therewith.
          (e) Fees. The Lenders, the Arrangers and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the US Borrower to the Administrative Agent on or before the Closing Date.
          (f) Projections. The Lenders shall have received satisfactory projections for the US Borrower and its Subsidiaries for fiscal years 2008 through 2013.
          (g) Lien Searches. The Administrative Agent shall have received the results of a recent lien, tax lien, bankruptcy, judgment and (other than in Canada) litigation search in each of the jurisdictions (including the United States of America and Canada) or offices (including, without limitation, in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office) in which financing statements under the UCC or other Personal Property Security Legislation or other filings or recordations should be made to evidence or perfect (with the priority required under the Loan Documents) security interests in all assets of the Loan Parties (or would have been made at any time during the five years immediately preceding the Closing Date to perfect Liens on any assets of the Borrowers or their Subsidiaries), and such search shall reveal no Liens on any of the assets of the Loan Parties, except for Permitted Liens or Liens which will be terminated on or prior to the Closing Date or subject to other arrangements agreed to by the Administrative Agent.
          (h) Environmental Matters. The Administrative Agent shall have received all existing written environmental assessments regarding the Borrowers and their respective Subsidiaries, which environmental assessments are listed on Schedule 5.1(h).

          (i) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.
          (j) Other Certifications. The Administrative Agent shall have received the following:
          (i) a copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit to the extent such certification is obtainable in the relevant jurisdiction) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority (or, in the case of any Loan Party organized under the laws of Canada or any province thereof, the corporate secretary of such Loan Party) of the jurisdiction in which each such Loan Party is organized;
          (ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority, to the extent such certification is obtainable, of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter of such Loan Party and each amendment thereto on file in such office and certifying that (A) such amendments are the only amendments to such Loan Party’s charter on file in such office, (B) such Loan Party has paid all franchise taxes to the date of such certificate (if obtainable in such jurisdiction) and (C) such Loan Party is duly organized and in good standing under the laws of such jurisdiction;
          (iii) to the extent obtainable, an electronic or facsimile confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each Loan Party is organized certifying that such Loan Party is duly organized and in good standing under the laws of such jurisdiction on the date of the initial extension of credit; together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent; and
          (iv) to the extent obtainable, a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each state or province where any Loan Party is required to be qualified as a foreign corporation or entity, other than any state or province where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, dated reasonably near the date of the initial extension of credit, stating that such Loan Party is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate; and an electronic confirmation, prepared by or on behalf of, a filing service acceptable to the Administrative Agent, stating that the Secretary of State or other applicable Governmental Authority of each such jurisdiction on the date of the initial extension of credit has confirmed the due qualification and continued good standing of each such Person as a foreign corporation or entity in each such jurisdiction on or about such date.

          (k) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Administrative Agent shall have received (i) the certificates, if any, representing all of the shares of Capital Stock pledged pursuant to the Guarantee and US Collateral Agreement and the Canadian Collateral Agreement, together with an undated stock power and irrevocable proxy for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii)  an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and US Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and US Collateral Agreement or the Canadian Collateral Agreement that is not itself a party to the Guarantee and US Collateral Agreement or the Canadian Collateral Agreement, as applicable, and (iii) each promissory note pledged pursuant to the Guarantee and US Collateral Agreement or the Canadian Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.
          (l) Filings, Registrations and Recordings. Except as otherwise agreed by the Administrative Agent, each document (including, without limitation, any financing statement filed pursuant to the UCC or other applicable Personal Property Security Legislation) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral except Vehicles located in the United States of America and Canada and insurance and patents located in Canada described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.
          (m) Surveys. The Administrative Agent shall have received, and the title insurance company issuing the policies referred to in Section 5.1(n) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties located in the United States of America, except as set forth in Schedule 6.15, certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 30 days prior to the Closing Date unless the Title Insurance Company has agreed to delete its survey disclosure exception on the basis of an earlier survey and such survey is, in any event, dated not more than 2 years prior to the Closing Date by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 (or 2005 in the case of new surveys) and meeting the accuracy requirements as defined therein, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: each survey shall (a) be a current “as-built” survey showing the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments; (b) locate all means of ingress and egress, certifying the amount of acreage and square footage, indicate the address of the property, contain the legal description of the property, and also contain a location sketch of the property; (c) show the location of all improvements as constructed on the property, all of which shall be within the boundary lines of the property and conform to all applicable zoning ordinances, set-back lines and restrictions and the surveyor shall certify compliance with the foregoing; (d) indicate the location of any improvements on the property with the dimensions in relations to the lot and building lines; (e) show measured distances from the improvements to be set back and specified distances from street or property lines in the event that deed restrictions, recorded plats or zoning ordinances require same; (f) designate all courses and distances referred to in the legal description, and indicate the names of all adjoining owners on all sides of the property, to the extent available; and (g) indicate the flood zone designation, if any, in which the property is located. The legal description of the applicable property shall be shown on the face of each survey, and the same shall conform to the legal description contained in the title policy described below.
          (n) Title Insurance.
          (i) The Administrative Agent shall have received, in respect of each Mortgaged Property located in the United States of America, except as set forth in Schedule 6.15, a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except for Permitted Liens disclosed therein; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy – 1970 form B (Amended 10/17/70 and 10/17/84) or 2006 ALTA Loan Policy to the extent available in the particular jurisdiction of each Mortgaged Property (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance acceptable to the Administrative Agent, including, without limitation (to the extent applicable with respect to such Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is located), the following: variable rate endorsement; survey endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, last dollar (if not a 2006 ALTA Loan Policy) and tie-in endorsement; access coverage; separate tax parcel coverage; contiguity coverage; usury; doing business; subdivision; environmental protection lien; CLTA 119.2 and CLTA 119.3 (for leased Real Estate, only); deletion of arbitration; revolving credit/future advances; mortgage recording tax; deletion of creditors’ rights (if not a 1970 ALTA Loan Policy); and such other endorsements as the Administrative Agent shall reasonably require in order to provide insurance against specific risks identified by the Administrative Agent in connection with such Mortgaged Property, and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

          (ii) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (i) above and a copy of all other material documents affecting the Mortgaged Properties.
          (o) Flood Insurance. If requested by the Administrative Agent, the Administrative Agent shall have received, except as set forth in Schedule 6.15 (A) a policy of flood insurance for Mortgaged Properties located in a flood hazard zone as designated by the Federal Emergency Management Agency that (1) covers any parcel of improved material real property located in the United States of America that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the US Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.
          (p) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and US Collateral Agreement and Section 5.3 of the Canadian Collateral Agreement.
          (q) PATRIOT Act. The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering rules and regulations, including, without limitation, the PATRIOT Act as it shall have reasonably requested.
          (r) Approvals. All material governmental and third party approvals and consents necessary in connection with the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.
          (s) Solvency Certificate. On the Closing Date, the Lenders shall have received a Solvency Certificate substantially in the form attached hereto as Exhibit K, executed by the chief financial officer of each Borrower.
          (t) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
          (i) the legal opinion of Akin Gump Strauss Hauer & Feld LLP, counsel of the Group Members, substantially in the form of Exhibit F-1;
          (ii) the legal opinion of Blakes, Cassels & Graydon LLP, Canadian counsel of the Group Members, substantially in the form of Exhibit F-2;

          (iii) the legal opinion of Stewart McKelvey, Nova Scotia counsel of the Group Members, substantially in the form of Exhibit F-3; and
          (iv) the legal opinion of local counsel in Florida and of such other special and local counsel as may be reasonably required by the Administrative Agent.
          Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.
          (u) Miscellaneous. The Administrative Agent shall have received such other documents, agreements, certificates and information as it shall reasonably request.
          Each Lender, by delivering its signature page to this Agreement or a Lender Addendum and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, Required Lenders or Lenders, as applicable on the Closing Date.
          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.
          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
          (c) Senior Debt. A Responsible Officer of each Borrower shall certify in writing to the Administrative Agent that the incurrence of Indebtedness represented by the requested extension of credit is permitted under the Senior Subordinated Notes Indenture.
          Each borrowing by and issuance of a Letter of Credit on behalf of a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6. AFFIRMATIVE COVENANTS
          The Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Agent or any Arranger hereunder, each Borrower shall and shall cause each of its Subsidiaries to:

          6.1 Financial Statements. Furnish to each Agent and each Lender:
          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the US Borrower, a copy of the audited consolidated balance sheet of the US Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by BDO Dunwoody LLP/ BDO Seidman LLP or other independent certified public accountants of nationally recognized standing;
          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the US Borrower, the unaudited consolidated balance sheet of the US Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);
          (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the US Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the US Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and
all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and, except with respect to the statement of cash flows delivered pursuant to Section 6.1(c), in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); it being understood that at the Administrative Agent’s reasonable request, such statements of cash flow will also be prepared in accordance with GAAP.
          6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (i), to the relevant Lender:
          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);
          (b) concurrently with the delivery of any financial statements pursuant to Sections 6.1(b) and (c), (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it on or before such date, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate stating that to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it on or before such date, and containing all information and calculations necessary for determining compliance by the Group Members with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the US Borrower, as the case may be, (y) to the extent not previously disclosed to the Administrative Agent, in writing, a listing of any county, state, territory, province, region or any other jurisdiction, or any political subdivision thereof within the United States of America, Canada or otherwise where any Loan Party keeps material inventory or equipment and of any registered Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and (z) any financing statements under the UCC or applicable Personal Property Security Legislation or other filings specified in such Compliance Certificate as being required to be delivered therewith;
          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the US Borrower, a detailed consolidated budget for the current fiscal year (including a projected consolidated balance sheet of the US Borrower and its Subsidiaries as of the end of the current fiscal year, and the related consolidated statements of projected cash flow and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;
          (d) within 45 days after the end of each fiscal quarter of the US Borrower, a narrative discussion and analysis of the financial condition and results of operations of the US Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;
          (e) no later than 5 Business Days, or such shorter period as the Administrative Agent shall reasonably agree to, prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the

Senior Subordinated Notes or any proposed material amendment, supplement or other modification of the governing documents of either Borrower;
          (f) within five days after the same are sent, copies of all financial statements and reports that any Group Member sends to the holders of any class of its debt securities or public equity securities and, within 5 days after the same are filed, copies of all financial statements and reports that any Group Member may make to, or file with, the SEC;
          (g) as soon as reasonably possible and in any event within 5 Business Days of obtaining knowledge thereof: (i)  notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions that, individually or in the aggregate, could reasonably be expected to result in the payment by any Group Member, in the aggregate, of a Material Environmental Amount; and (ii)  any notice that any Governmental Authority will deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit or any other material Permit held by a Borrower or condition approval of any such material Permit on terms and conditions that are materially more burdensome than the current terms and conditions of such material Permits to the operation of any of the Group Members’ businesses or any property owned, leased or operated by such Person, where such denial, revocation, refusal or condition would preclude the normal conduct of the Group Members’ business in respect of the operation to which such Environmental Permit or material Permit applies;
          (h) to the extent not included in clauses (a) through (g) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (i) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of any Group Member or otherwise, (ii) press releases and (iii) statements or reports furnished to any other holder of the securities of any Group Member);
          (i) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a report of a reputable insurance broker with respect to the insurance required by Section 6.5, and, from time to time, such supplemental reports thereto as the Administrative Agent may reasonably request; and
          (j) promptly, such additional financial and other information as any Lender may from time to time reasonably request.
          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the applicable Group Member.
          6.4 Conduct of Business and Maintenance of Existence, etc. (a)  (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted and (b) (i) maintain with financially sound and reputable insurance companies insurance on all its Property meeting the requirements of Section 5.3 of the Guarantee and US Collateral Agreement and Section 5.3 of the Canadian Collateral Agreement and in at in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by similarly situated companies engaged in the same or a similar business and consistent with past practices.
          6.6 Inspection of Property; Books and Records; Discussions. (a)  Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and, at the Borrowers’ expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their respective independent certified public accountants.
          6.7 Notices. Promptly give notice to each Agent and each Lender of:
          (a) the occurrence of any Default or Event of Default;
          (b) any (i) default or event of default (or alleged default) under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding which may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
          (c) any litigation or proceeding affecting any Group Member in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;
          (d) the following events if, individually or in the aggregate, they could reasonably be expected to result in a Material Adverse Effect, as soon as possible and in any event within 30 days after either Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan, the creation of any Lien in favor of a Single Employer Plan or in favor of the PBGC with respect to a Single Employer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or either Borrower or any Commonly Controlled Entity with respect to the withdrawal from, or the termination of, any Single Employer Plan; and
          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Borrower or the relevant Subsidiary proposes to take with respect thereto.
          6.8 Environmental Laws. (a)  Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with, and ensure that all tenants and subtenants obtain, maintain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
          (b) Comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, including, without limitation, such orders and directives to conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws.
          (c) Conduct and complete, or cause to be conducted and completed, any investigation and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and remediate all Materials of Environmental Concern Released at, on, in, under or from any real property owned, leased or operated by any Group Member to the extent required by and in accordance with Environmental Laws.
          6.9 Interest Rate Protection. Within 90 days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least 35% of the aggregate principal amount of the Senior Subordinated Notes and the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.
          6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by any Group Member (other than (w) any Property acquired by any Canadian Subsidiary (including the Canadian Borrower) (x) any Property described in paragraph (c), paragraph (d) or paragraph (e) of this Section, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) any Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and US Collateral Agreement, the Canadian Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property (other than Vehicles located in the United States and insurance located in Canada), including without limitation, the filing of financing statements under the UCC and other applicable Personal Property Security Legislation in such jurisdictions as may be required by the Guarantee and US Collateral Agreement, the Canadian Collateral Agreement or by law or as may be requested by the Administrative Agent.
          (b) With respect to any Property acquired by any Canadian Subsidiary (including the Canadian Borrower) (other than (x) any Property described in paragraph (c), paragraph (d) or paragraph (e) of this Section and (y) any Property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent for the benefit of the Canadian Secured Parties does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Canadian Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent or the Secured Parties, as applicable, a perfected first priority security interest in such Property (other than insurance located in Canada), including without limitation, the filing of financing statements applicable Personal Property Security Legislation in such jurisdictions as may be required by the Canadian Collateral Agreement or by law or as may be requested by the Administrative Agent.
          (c) With respect to any fee interest (or leasehold interest, to the extent such leasehold is created under a triple net ground lease or similar transaction) in any real property having a value (together with improvements thereof) of at least $250,000 acquired after the Closing Date by any Group Member (other than any such real property owned by an Excluded Foreign Subsidiary or a Canadian Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)), at least five Business Days prior to acquisition, deliver to the Administrative Agent a Phase I Environmental Site Assessment, in form and substance reasonably satisfactory to the Administrative Agent, and such other documentation relating to the environmental condition of the Property as reasonably requested by the Administrative Agent, and, upon acquisition, promptly (i) execute and deliver a first priority Mortgage (except for Permitted Liens and Liens otherwise allowed under the Mortgages) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance, complying with the provisions of Section 5.1(n), covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof complying with the provisions of Section 5.1(m), together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage to the extent that such consents or estoppels may be obtained using reasonable efforts without payment of money and without obligation to commence litigation, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any fee interest (or leasehold interest, to the extent such leasehold is created under a triple net ground lease or similar transaction) in any real property having a value (together with improvements thereof) of at least $250,000 acquired by any Canadian Subsidiary (including the Canadian Borrower) (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), at least five Business Days prior to acquisition, deliver to the Administrative Agent a Phase I Environmental Site Assessment, in form and substance reasonably satisfactory to the Administrative Agent, and such other documentation relating to the environmental condition of the Property as reasonably requested by the Administrative Agent, and, upon acquisition, promptly (i) execute and deliver a first priority Mortgage (except for Permitted Liens and Liens otherwise allowed under the Mortgages) in favor of the Administrative Agent or the Canadian Collateral Agent, as applicable,, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Secured Parties with a satisfactory title opinion covering such real property and any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage to the extent that such consents or estoppels may be obtained using reasonable efforts without payment of money and without obligation to commence litigation, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          (e) With respect to any new Subsidiary of the US Borrower (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary of the US Borrower that ceases to be an Excluded Foreign Subsidiary), by any Group Member, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Group Member, (iii) cause such new Subsidiary (A) to become a party to the applicable Security Documents and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Security Documents with respect to such new Subsidiary, including, without limitation, the recording of instruments in the United States Patent and Trademark Office, the United States Copyright Offices and the Canadian Intellectual Property Office, the execution and delivery by all necessary persons of control agreements, and the filing of financing statements under applicable Personal Property Security Legislation in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Administrative Agent, (iv) if requested by the Administrative Agent, a report in scope and substance comparable to a Phase I Environmental Site Assessment on the environmental condition of the Property owned, leased or operated by such new Subsidiary and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (f) With respect to any Excluded Foreign Subsidiary created or acquired after the Closing Date by the US Borrower or any of its Subsidiaries (other than by any Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in all of the Capital Stock of such new Subsidiary that is owned by any Loan Party, (provided that in no event shall more than 65% of the total voting outstanding Capital Stock of any such Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with irrevocable proxies, undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          (g) Notwithstanding anything to the contrary in this Section 6.10, with respect to any leasehold interest required to be encumbered with a first priority Mortgage pursuant to paragraphs (c) or (d) of this Section 6.10, (i) the Borrowers shall use commercially reasonable efforts (excluding commencing litigation) to obtain (y) (1) a memorandum or notice of lease in recordable (or registrable) form with respect to such leasehold interest, executed and acknowledged by the lessor of such leasehold interest, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum or notice thereof has been recorded (or registered) in all places necessary, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, and (z) any lessor consent or approval of such Mortgage as may be required pursuant to the terms of the applicable lease with respect to such leasehold interest, and (ii) if the Borrowers shall fail to obtain the documents referred to in clauses (y) or (z) above with respect to any such leasehold interest, after using commercially reasonable efforts to do so, the Borrowers shall have no further obligation to comply with paragraphs (c) or (d) of this Section 6.10 with respect to the applicable leasehold interest. The Borrowers shall promptly, upon request, provide the Administrative Agent with a report in reasonable detail summarizing the commercially reasonable efforts undertaken to obtain the items referenced in this Section 6.10(g).
          (h) Notwithstanding anything to the contrary in this Section 6.10, paragraphs (a), (b), (c), (d), (e) and (f) of this Section 6.10 shall not apply to any Property, new Subsidiary of the US Borrower or new Excluded Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.
          6.11 Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in Section 4.16.
          6.12 Pension and Benefits Plans.

          (a) ERISA Documents. The US Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent’s request, any or all of the following: (i) a copy of each Single Employer Plan; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan (other than any Plan of a Commonly Controlled Entity); (iii) for the most recent plan year preceding the Administrative Agent’s request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Single Employer Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the US Borrower or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to the US Borrower or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the US Borrower or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and (vii) documents reflecting any agreements between the PBGC and the US Borrower or any Commonly Controlled Entity with respect to any Plan.
          (b) Canadian Pension Plans and Canadian Benefit Plans.
          (i) Each Group Member shall use its commercially reasonable efforts to obtain and to provide the Administrative Agent with written confirmation from the applicable Governmental Authorities that each Canadian Pension Plan adopted by any Group Member which is required to be registered under the Income Tax Act (Canada) or any other Requirement of Law has been registered. From and after the adoption and registration of any Canadian Pension Plan and subject to any power or right to terminate a Canadian Pension Plan in whole or in part, each Group Member shall use commercially reasonable efforts to ensure that the plan retains its registered status under and is administered in all material respects in accordance with the applicable pension plan text, funding agreement, the Income Tax Act (Canada) and all other Requirements of Law.
          (ii) Each Group Member shall cause all reports and disclosures relating to any Canadian Pension Plan that are required by the plan or any Requirement of Law to be filed or distributed in a timely manner.
          (iii) Each Group Member shall perform in all material respects all obligations (including (if applicable), funding, investment and administration obligations) required to be performed by it in connection with each Canadian Pension Plan and Canadian Benefit Plan and the funding media therefor; make all contributions and pay all premiums required to be made or paid by it in accordance with the terms of the plan and all Requirements of Law and withhold by way of authorized payroll deductions or otherwise collect and pay into the plan all employee contributions required to be withheld or collected by it in accordance with the terms of the plan and all Requirements of Law; and ensure that, except as could not reasonably be expected to result in a Material Adverse Effect, to the extent that the Group Member has a Canadian Pension Plan which is a defined benefit pension plan, that such plan is fully funded, both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).
          (iv) The Canadian Borrower shall deliver to the Administrative Agent, (A) promptly on request, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan filed by any Group Member with any applicable Governmental Authority; (B) promptly on request, a copy of any material direction, order or notice that any Group Member may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and (C) notification within 30 days of any material increases in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any Canadian Pension Plan or Canadian Benefit Plan to which it was not previously contributing.
          6.13 Further Assurances. (a) From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Group Member which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the US Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the US Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
          (b) Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than unrecorded Liens permitted under Section 7.3 that arise by operation of law and other Liens permitted under Section 7.3(f)) is asserted against a Mortgaged Property, promptly and at its expense, give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to the Administrative Agent.
          6.14 Maintenance of Ratings. At all times, use commercially reasonable efforts to maintain a corporate family rating and a rating with respect to its senior secured debt issued by Moody’s and a corporate rating and a rating with respect to its senior secured debt issued by S&P.
          6.15 Quebec Subsidiary. At all times, cause the Quebec Subsidiary to (a) be maintained as an inactive Subsidiary, (b) have no material assets and (c) generate no material portion of Consolidated EBITDA, in each case, until the dissolution of the Quebec Subsidiary.
          6.16 Post Closing Obligations.

          (a) Within 30 days from the acquisition of any ongoing business permitted by Section 7.8 (g) or (i), or such later date as may reasonably be agreed to by the Administrative Agent, file all notices required in connection with the transfer of Permits related to such acquisition with the applicable Governmental Authority and send the Administrative Agent copies thereof.
          (b) Within 30 days of the Closing Date, or such later date as may reasonably be agreed to by the Administrative Agent, the Borrowers agree to provide all such documents referenced in Schedule 6.15.
SECTION 7. NEGATIVE COVENANTS
          Each Borrower hereby jointly and severally agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Agent or any Arranger hereunder, each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
          7.1 Financial Condition Covenants.
          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the US Borrower ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter.

Fiscal Quarter	Consolidated Leverage Ratio
FQ3 2008	4.50 : 1.00
FQ4 2008	4.50 : 1.00
FQ1 2009	4.50 : 1.00
FQ2 2009	4.50 : 1.00
FQ3 2009	4.25 : 1.00
FQ4 2009	4.25 : 1.00
FQ1 2010	4.25 : 1.00
FQ2 2010	4.25 : 1.00
FQ3 2010	4.00 : 1.00
FQ4 2010	4.00 : 1.00
FQ1 2011	4.00 : 1.00
FQ2 2011	4.00 : 1.00
FQ3 2011 and thereafter	3.75 : 1.00
          (b) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the US Borrower ending with the last day of any fiscal quarter to exceed 2.75: 1.00; provided that, if at any time the Senior Subordinated Notes are refinanced with senior Indebtedness, the maximum Consolidated Senior Secured Leverage Ratio with respect to each fiscal quarter for which compliance with this Section 7.1(a) is tested after the date of such refinancing shall be 2.50 : 1.00.

          (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the US Borrower ending with the last day of any fiscal quarter set forth below to be less than (i) 2.50 : 1.00 as at the last day of each fiscal quarter ending prior to FQ3 2009 and (ii) 2.75 : 1.00 as at the last day of FQ3 2009 and each fiscal quarter thereafter.
          7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
          (a) Indebtedness of any Loan Party pursuant to any Loan Document;
          (b) Indebtedness of (i) any Borrower or any Subsidiary Guarantor to any Group Member, (ii) to the extent constituting an Investment permitted under Section 7.8, any Subsidiary that is not a Subsidiary Guarantor to any Borrower or any Subsidiary Guarantor, provided that all such Indebtedness shall be subject to Section 10.19, and (iii) any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor;
          (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;
          (d) Indebtedness outstanding on the Closing Date and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof (other than by fees and expenses incurred in connection with such refinancing and interest with respect thereto being capitalized));
          (e) Guarantee Obligations made in the ordinary course of business by any Group Member of Indebtedness of any Loan Party;
          (f) Indebtedness of any Group Member acquired pursuant to, or assumed in connection with, any Permitted Acquisition under Section 7.8(g); provided that such Indebtedness was not incurred (x) to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions constituting such Permitted Acquisition or (y) otherwise in connection with, or in contemplation of, such Permitted Acquisition; and provided, further, that after giving effect to the incurrence of any such Indebtedness (and any substantially concurrent repayment of Obligations or consummation of a Permitted Acquisition) on a pro forma basis, as if such Indebtedness (and any substantially concurrent repayment of Obligations or consummation of a Permitted Acquisition) had been incurred on the first day of the twelve-month period ending on the last day of the US Borrower’s then most recently completed fiscal quarter for which financial statements are available, the US Borrower and its Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.1 and the US Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the US Borrower to such effect setting forth in reasonable detail the computations necessary to determine such compliance, and (ii) any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or shortening of the maturity of any principal amount thereof (other than by fees and expenses incurred and interest to be capitalized in connection with such refinancing) and on other material terms no less favorable to the applicable Group Member);
          (g) (i)  unsecured subordinated Indebtedness of either Borrower, the proceeds of which are used either (x) to repay the Obligations hereunder or (y) to consummate Permitted Acquisitions and (ii) unsecured subordinated Indebtedness of either Borrower in an aggregate principal amount not to exceed $5,000,000, the proceeds of which may be used for general corporate purposes, provided that such amount may be increased to $100,000,000 if (x) prior to and after giving effect to the incurrence of such Indebtedness the Consolidated Leverage Ratio is less than 4.25 to 1.00 or, if less, the then applicable maximum Consolidated Leverage Ratio under Section 7.1(a) and (y) the proceeds thereof are used to consummate Permitted Acquisitions or for Capital Expenditures in respect of new landfills; provided, further, that, in the case of clauses (i) and (ii), (x) such Indebtedness is issued on customary market terms and conditions (including subordination terms) reasonably satisfactory to the Administrative Agent, (y) no Default or Event of Default exists and is continuing at the time of issuance thereof and (z) no part of the principal part of such Indebtedness shall have a maturity date earlier than the 91st day after the final maturity of the Term Loans hereunder;
          (h) (i) Indebtedness of the US Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $160,000,000 and any subordinated Indebtedness of the US Borrower that refinances the Senior Subordinated Notes (including pursuant to a defeasance, discharge or redemption mechanism); provided that (w) such Indebtedness does not increase the principal amount thereof (other than by the amount of call premiums or accrued and unpaid interest payable on the Senior Subordinated Notes in connection with such refinancing and fees in connection therewith), (x) such Indebtedness is issued on customary market terms and conditions (including subordination terms) reasonably satisfactory to the Administrative Agent, (y) no Default or Event of Default exists and is continuing at the time of issuance thereof and (z) no part of the principal part of such Indebtedness shall have a maturity date earlier than the 91st day after the final maturity of the Term Loans hereunder; and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, provided that such Guarantee Obligations are subordinated to the obligations of such Subsidiary Guarantor under the Guarantee and US Collateral Agreement to the same extent as the obligations of the US Borrower in respect of the Senior Subordinated Notes are subordinated to the Obligations;
          (i) Indebtedness of any Group Member consisting of unsecured guarantees or other unsecured credit support obligations on customary market terms, including terms reasonably acceptable to the Administrative Agent, in respect of IRB Transactions in an aggregate amount not to exceed $20,000,000 at any one time outstanding;
          (j) Indebtedness of any Group Member consisting of guarantees or other credit support obligations on customary market terms in respect of IRB Transactions; provided that such guarantees or other credit obligations are supported by one or more Letters of Credit;
          (k) Indebtedness issued to insurance companies to finance insurance premiums payable to such insurance companies in connection with insurance policies purchased by a Loan

Party in the ordinary course of business in an aggregate amount not to exceed $15,000,000 at any time outstanding; and
          (l) additional Indebtedness of any Group Member in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding.
          7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
          (a) Liens for taxes, assessments and governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Group Member in conformity with GAAP;
          (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained in the books of the applicable Group Member, in conformity with GAAP;
          (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
          (d) deposits by or on behalf of any Group Member and subordinated security interests on assets related to a particular performance bond granted to the surety providing such performance bond, in each case, to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, so long as the aggregate amount of deposits at any one time outstanding securing appeal bonds does not exceed $5,000,000;
          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and any Liens permitted or excepted in the Mortgages that, in the aggregate, do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Group Members;
          (f) Liens in existence on the Closing Date listed on Schedule 7.3(f); provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount secured thereby is not increased;
          (g) Liens securing Indebtedness of any Group Member incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not more than 100% of the purchase price of such fixed or capital asset;

          (h) Liens created pursuant to the Security Documents;
          (i) any interest or title of a lessor under any lease entered into by any Group Member in the ordinary course of its business and covering only the assets so leased;
          (j) advance deposits (including extension payments) arising after the Closing Date in connection with any Investment permitted by Section 7.8(g);
          (k) Liens on the property or assets of a Person which becomes a Subsidiary of a Borrower after the Closing Date, or is acquired by a Borrower or any of its Subsidiaries after the Closing Date, securing Indebtedness permitted by Section 7.2(f); provided that (i) such Liens existed at the time such Person became a Subsidiary of a Borrower, (ii) such Liens were not granted in connection with or in contemplation of the applicable Permitted Acquisition and (iii) the amount of Indebtedness secured thereby is not increased (except as expressly provided in Section 7.2(f)) and such Liens are not expanded to cover additional Property (other than proceeds thereof);
          (l) Liens on unearned premiums in respect of insurance policies securing insurance premium financing permitted under Section 7.2(k); and
          (m) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds $5,000,000 at any one time.
          7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:
          (a) any Solvent Subsidiary of a Borrower may be merged or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that (i) such Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrowers shall comply with Section 6.10 in connection therewith);
          (b) any Subsidiary of the Borrowers may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Loan Party;
          (c) any Borrower or any Subsidiary of any Borrower may merge with any Person in connection with an acquisition permitted by Section 7.8(g), so long as (i) if such transaction involves a Borrower, such Borrower is the continuing or surviving corporation and (ii) if such transaction involves any Subsidiary of a Borrower, the surviving corporation must be or become a Subsidiary Guarantor; and
          (d) any Subsidiary may Dispose of its assets (by merger, consolidation, dissolution or otherwise) in a transaction permitted, in its entirety, by Section 7.5.

          7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the US Borrower, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:
          (a) the Disposition of obsolete or worn out property in the ordinary course of business;
          (b) Dispositions permitted by Section 7.4(b);
          (c) the sale or issuance of any Subsidiary’s Capital Stock to any Loan Party;
          (d) the Disposition of assets not otherwise permitted to be Disposed of pursuant to this Section 7.5 having a fair market value of $40,000,000, in the aggregate for any fiscal year of the US Borrower;
          (e) the Dispositions listed on Schedule 7.5(e);
          (f) the issuance and exchange of shares of the Capital Stock of the Canadian Borrower and the US Borrower as part of the Migration (including, without limitation, issuances of Capital Stock of the US Borrower from time to time in exchange for the Exchangeable Shares);
          (g) an exchange or “swap” of fixed, tangible assets of any Group Member for the assets of a Person other than another Group Member in the ordinary course of business; provided that (i) the assets received by such Group Member will be used or useful in such Group Member’s business and (ii) such Group Member received reasonable equivalent value for such assets, such equivalent value to be demonstrated to the reasonable satisfaction of the Administrative Agent; provided further that the fair market value of all such assets of the Group Members exchanged or “swapped” in any fiscal year of the US Borrower does not exceed $50,000,000; and
          (h) as a result of any Recovery Event.
          7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating any Group Member to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:
          (a) any Subsidiary of a Borrower (including the Canadian Borrower) may make Restricted Payments to such Borrower or any Subsidiary Guarantor;

          (b) so long as no Default or Event of Default shall have occurred and be continuing, the US Borrower may purchase its common stock or common stock options from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause (d) subsequent to the Closing Date (net of any proceeds received by the US Borrower subsequent to the Closing Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $100,000;
          (c) [reserved];
          (d) the shares of Capital Holdings Company held by the US Borrower may be converted into interest bearing intercompany Indebtedness;
          (e) a Borrower may make Restricted Payments to repurchase or redeem its common stock if no Default or Event of Default has occurred and is continuing and the US Borrower’s Consolidated Leverage Ratio pro forma for any repurchase or redemption pursuant to this clause 7.6(e) and any related transactions is less than 3.50:1.00, and the aggregate amount of such Restricted Payments (i) from the period beginning on the Closing Date until the first anniversary of the Closing Date does not exceed $5,000,000 and (ii) does not exceed $25,000,000 at any time; and
          (f) a Borrower may pay to holders of its common shares and warrants issued in connection with any Permitted Acquisition up to $150,000 per month for up to four months as a penalty for the failure to register such common shares and warrants within the time frame agreed upon with such holders.
          7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Group Members in the ordinary course of business not exceeding (i) $68,000,000 during fiscal year 2008 and (ii) $60,000,000 during fiscal year 2009 and each fiscal year thereafter plus, in each fiscal year, 10.0% of revenues for the immediately preceding fiscal year from any Permitted Acquisitions or any exchange or “swap” as permitted by Section 7.5(g), (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount and (c) the acquisition of capital assets pursuant to any Acquisition Documentation.
          7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:
          (a) extensions of trade credit in the ordinary course of business;
          (b) investments in Cash Equivalents;
          (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b)(i) and (iii) and 7.2(e);

          (d) loans and advances to employees of any Group Member in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $100,000 at any one time outstanding;
          (e) Investments in assets useful in a Group Member’s business made by such Group Member with the proceeds of any Reinvestment Deferred Amount;
          (f) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by any Group Member in a Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;
          (g) in addition to Investments otherwise expressly permitted by this Section, Investments by the Canadian Borrower, the US Borrower or any Guarantor constituting acquisitions of other Persons in the same or similar line of business as the Group Members (a “Permitted Acquisition”); provided that
          (i) immediately prior to and after giving effect to any such Permitted Acquisition, (x) no Default or Event of Default has occurred and is continuing and (y) the US Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1, and, with respect to the Consolidated Leverage Ratio and Consolidated Senior Secured Leverage Ratio, such pro forma Consolidated Leverage Ratio and Consolidated Senior Secured Leverage Ratio will be at least 0.25 to 1.00 less than the Consolidated Leverage Ratio and the Consolidated Senior Secured Leverage Ratio, respectively, otherwise required at the time, and the US Borrower shall have certified each of the same to the Administrative Agent in writing;
          (ii) if such Permitted Acquisition is structured as a stock acquisition, or a merger or consolidation, then either (A) the Person so acquired becomes a Wholly Owned Subsidiary of the US Borrower or (B) such Person is merged with and into either the US Borrower or a Wholly Owned Subsidiary of the US Borrower (with the US Borrower or such Subsidiary of the US Borrower being the surviving corporation in such merger);
          (iii) all of the provisions of Section 6.10 have been or will be complied with in respect of such Permitted Acquisition and, if the purchase price for such Permitted Acquisition exceeds $5,000,000, the Acquisition Documentation with respect to any such Permitted Acquisition shall have been delivered to the Administrative Agent;
          (iv) the aggregate purchase price for all such Permitted Acquisitions shall not exceed (x) $60,000,000 per fiscal year or (y) $30,000,000 for any single Permitted Acquisition;
          (v) immediately after consummation of such Permitted Acquisition, the aggregate amount of Available Revolving Credit Commitments shall be equal to or greater than $10,000,000.
          (h) Investments in Specified Hedge Agreements permitted by Section 7.16;

          (i) in addition to Investments otherwise expressly permitted by this Section, Investments by any Group Member in an aggregate amount (valued at cost) not to exceed $3,500,000 in the aggregate, after taking into account recoveries, returns, repayments, interest and other payments and distributions received in cash thereon by any Loan Party, at any time outstanding during the term of this Agreement;
          (j) Investments consisting of asset swaps or exchanges permitted by Section 7.5(g);
          (k) Investments consisting of promissory notes and deferred payment obligations received in connection with a Disposition permitted by Section 7.5(d) in an aggregate principal amount not to exceed $5,000,000 in the aggregate, after taking into account recoveries, returns, repayments, interest and other payments and distributions received in cash thereon by any Loan Party, at any time outstanding during the term of this Agreement; and
          (l) Investments consisting of deferred payment obligations in connection with the acquisition of the Freedom Recycling landfill and transfer station development projects.
          7.9 Limitation on Optional Payments and Modifications of Debt Instruments and Other Agreements. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease the Senior Subordinated Notes or any refinancing thereof pursuant to Section 7.2(h), or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating any Group Member to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Subordinated Notes other than refinancings permitted by Section 7.2(h).
          (b) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease any Indebtedness incurred pursuant to Sections 7.2(f) (except as expressly permitted thereby or except in connection with a sale of the underlying asset which repays such Indebtedness in full) or (g) or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance (any such payment, prepayment, repurchase, redemption or defeasance, collectively, a “Restricted Debt Repayment”) unless (x) no Default or Event of Default has occurred and is continuing and (y) the US Borrower’s Consolidated Leverage Ratio pro forma for any Restricted Debt Repayment pursuant to this clause 7.9(b) and any related transaction is less than 4.00:1.00.
          (c) Amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes or any refinancing thereof pursuant to Section 7.2(h), or any Indebtedness incurred pursuant to Sections 7.2(f) or (g) (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Group Members and (ii) does not involve the payment of a consent fee).
          (d) Designate any Indebtedness (other than the Obligations) as “Designated

Senior Indebtedness” for purposes of the Senior Subordinated Note Indenture.
          (e) Amend its certificate of incorporation, by-laws or other governing documents in any manner determined by the Administrative Agent to be adverse to the Lenders.
          7.10 Limitation on Transactions with Affiliates. Except as set forth on Schedule 7.10, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Loan Party) unless such transaction is (a) (i) otherwise not prohibited by this Agreement, (ii) in the ordinary course of business of such Group Member and (iii) upon fair and reasonable terms no less favorable to such Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, or (c) expressly permitted by Section 7.6.
          7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property which has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, except for any arrangement with respect to which the sale of such real or personal property was permitted by Section 7.5 and the capitalized lease created in connection therewith was permitted by Section 7.2.
          7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the US Borrower to end on a day other than December 31 or change the US Borrower’s method of determining fiscal quarters.
          7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any other Loan Party, its obligations under the Guarantee and US Collateral Agreement or the Canadian Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreements governing Indebtedness permitted by Sections 7.2 (c), (d) or (f) (in which case any such prohibition shall only be effective against the assets permitted to be subject to Liens permitted by Sections 7.3(f), (g) or (k), as applicable), (d) the Senior Subordinated Note Indenture and (e) provisions in leases that restrict the transfer of such lease by the lessee.
          7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to any other Group Member, (b) make Investments in any other Group Member or (c) transfer any of its assets to any other Group Member, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a

Subsidiary of the US Borrower (other than the Canadian Borrower) imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) customary net worth provisions contained in real property leases entered into by any Loan Party so long as such net worth provisions could not reasonably be expected to impair materially the ability of the Loan Parties to meet their ongoing obligations under this Agreement or any of the other Loan Documents, (iv) any restrictions existing under (A) the Senior Subordinated Notes Indenture or (B) any agreement to be entered into in connection with the incurrence of Indebtedness permitted by Sections 7.2(f) or (g) solely to the extent such agreement is no more restrictive than this Agreement, and (v) with respect to clause (c) only, (A) agreements described in clauses (b)-(d) of Section 7.13, to the extent set forth in such clauses and (B) restrictions with respect to the transfer of any asset contained in an agreement that has been entered into in connection with a disposition of such asset permitted hereunder.
          7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Group Members are engaged on the Closing Date or that are reasonably related thereto.
          7.16 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes.
          7.17 Limitation on Performance Bonds. Create, incur, assume or suffer to exist any secured obligations in respect of performance and surety bonds and other obligations of a like nature other than performance and surety bonds incurred in connection with credit support obligations related to the waste collection and disposal business in the ordinary course of business, including, without limitation, bonds for closure and post closure obligations relating to any landfill and bonds relating to municipal collection contracts.
SECTION 8. EVENTS OF DEFAULT
          If any of the following events shall occur and be continuing:
          (a) Any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable by it hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or
          (c) (i)  Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Canadian Borrower and the US Borrower only), Section 6.7(a) or Section 7 of this Agreement, or in Sections

5.2(a) and (d), 5.3(b)(iii) and (v), 5.5(a) and (c), 5.6(b)(i) and (ii), 5.7 and 5.8(b) of the Guarantee and US Collateral Agreement, or (ii) Sections 5.2(a), 5.3(b)(iii) and (v), 5.5(a) and (c), 5.6(b)(i), 5.7 and 5.8(b) of the Canadian Collateral Agreement; or
          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or
          (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Obligations) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or
          (f) (i)  any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, interim receiver, receiver-manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint, possession, foreclosure or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or

(v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
          (g) (i)  Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, or any Lien in favor of a Single Employer Plan or in favor of the PBGC with respect to a Single Employer Plan shall arise on the assets of the US Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the US Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or
          (h) One or more judgments or decrees shall be entered against any Group Member involving for all Group Members taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
          (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or
          (j) The guarantee contained in Section 2 of the Guarantee and US Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or
          (k) Any Change of Control shall occur; or
          (l) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and US Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of Bankers’ Acceptances and L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder and whether or not the Bankers’ Acceptances have matured) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the US Borrower and the Canadian Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the US Borrower and the Canadian Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of Bankers’ Acceptances and L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and whether or not the Bankers’ Acceptances have matured to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred, or Bankers’ Acceptances which have not matured, at the time of an acceleration pursuant to this paragraph at the time of an acceleration pursuant to this paragraph, the applicable Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent or the Canadian Agent, as applicable, an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Letters of Credit and the aggregate face amount of unmatured Bankers’ Acceptances (and each Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit, the unmatured Bankers’ Acceptances and all other Obligations). If at any time the Administrative Agent or the Canadian Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent, the Canadian Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Letters of Credit or Bankers’ Acceptances, the applicable Borrower shall, forthwith upon demand by the Administrative Agent or the Canadian Agent, as applicable, pay to the Administrative Agent or the Canadian Agent, as applicable, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent (or the Canadian Agent, as applicable) determines to be free and clear of any such right and claim. Amounts held in such cash collateral account with respect to Letters of Credit and Bankers’ Acceptances shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit and the reimbursement obligations of the Borrowers with respect to matured Bankers’ Acceptances, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrowers hereunder and under the other Loan Documents. After all such Bankers’ Acceptances shall have matured and after all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the applicable Borrower (or such other Person as may be lawfully entitled thereto).
SECTION 9. THE AGENTS; THE ARRANGERS
          9.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.
          (b) For greater certainty, and without limiting the powers of the Agents or any other Person acting as an agent, attorney-in-fact or mandatary for the Agents under this Credit Agreement or under any of the Loan Documents, each Secured Party (including, without limitation, the Canadian Agent), hereby (a) irrevocably constitutes, to the extent necessary and confirms the constitution of (to the extent necessary), the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) for the purposes of holding on their behalf, and for their benefit, any Liens, including hypothecs (“Hypothecs”), granted or to be granted by either Borrower or any other Loan Party on movable or immovable property pursuant to the laws of the Province of Quebec to secure obligations of either Borrower or any other Loan Party under any bond issued by either Borrower or any other Loan Party and exercising such powers and duties which are conferred upon the Administrative Agent in its capacity as fondé de pouvoir under any of the Hypothecs; and (b) appoints (and confirms the appointment of) and agrees that the Administrative Agent, acting as agent for the Secured Parties, may act as the bondholder and mandatary with respect to any bond that may be issued and pledged from time to time for the benefit of the Secured Parties.
          (c) The said constitution of the fondé de pouvoir (within the meaning of Article 2692 of the Civil Code of Quebec) as the holder of such irrevocable power of attorney and of the Administrative Agent as bondholder and mandatary with respect to any bond that may be issued and pledged from time to time for the benefit of the Secured Parties shall be deemed to have been ratified and confirmed by any Assignee by the execution of an Assignment and Assumption and by a Qualified Counterparty by its agreement to be bound by the provisions of this Section 9 as if it were a Lender party thereto.
          (d) Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), the Administrative Agent may purchase, acquire and be the holder of any bond issued by either Borrower or any other Loan Party. Each of the US Borrower and the Canadian Borrower hereby acknowledges that any such bond shall constitute a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.
          (e) The Administrative Agent herein appointed as fondé de pouvoir shall have the same rights, powers and immunities as the Agents as stipulated in this Section 9 of the Credit Agreement, which shall apply mutatis mutandis. Without limitation, the provisions of Section 9.9 shall apply mutatis mutandis to the resignation and appointment of a successor to the Administrative Agent acting as fondé de pouvoir.
          9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
          9.3 Exculpatory Provisions. Neither any Arranger, any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a court of competent jurisdiction to have resulted directly from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arrangers, the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
          9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
          9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
          9.6 Non-Reliance on the Arrangers, the Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Arrangers, any of the Agents nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Arranger, any Agent to any Lender. Each Lender represents to the Agents and the Arrangers that it has, independently and without reliance upon any Arranger, any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of any Issuing Lender, to issue its Letters of Credit) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Arranger, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Arranger and no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of any Arranger or Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

          9.7 Indemnification. The Lenders agree to indemnify each Arranger and each Agent in its capacity as such (to the extent not reimbursed by any Borrower and without limiting the obligation of any Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Arranger and each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Arranger or such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Arranger or such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a court of competent jurisdiction to have resulted directly from such Arranger’s or such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
          9.8 Arrangers and Agents in their Individual Capacities. Each and each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Arranger or such Agent were not an Arranger or an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Arranger and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Arranger or an Agent, and the terms “Lender” and “Lenders” shall include the Arrangers and the Agents in their individual capacities.
          9.9 Successor Agents. (a) The Administrative Agent may resign as Administrative Agent upon 10 days notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to a Borrower shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Canadian Agent and the Canadian Collateral Agent may resign as Canadian Agent or Canadian Collateral Agent (as applicable) upon 10 days notice to the Lenders and the Borrowers. If the Canadian Agent or the Canadian Collateral Agent shall resign as Canadian Agent or Canadian Collateral Agent (as applicable) under this Agreement and the other Loan Documents, then a majority of the Canadian Lenders shall appoint from among the Canadian Lenders a successor agent for the Canadian Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Canadian Agent or the Canadian Collateral Agent (as applicable), and the term “Canadian Agent” or “Canadian Collateral Agent” (as applicable) shall mean such successor agent effective upon such appointment and approval, and the former Canadian Agent’s or Canadian Collateral Agent’s (as applicable) rights, powers and duties as Canadian Agent or Canadian Collateral Agent (as applicable) shall be terminated, without any other or further act or deed on the part of such former Canadian Agent or Canadian Collateral Agent (as applicable) or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit. If no successor agent has accepted appointment as Canadian Agent or Canadian Collateral Agent (as applicable) by the date that is 10 days following a retiring Canadian Agent’s or Canadian Collateral Agent’ (as applicable) notice of resignation, the retiring Canadian Agent’s or Canadian Collateral Agent’s (as applicable) resignation shall nevertheless thereupon become effective, and the Canadian Lenders shall assume and perform all of the duties of the Canadian Agent or the Canadian Collateral Agent (as applicable) hereunder until such time, if any, as the such Lenders appoint a successor agent as provided for above. The Syndication Agent and each Co-Documentation Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent or Co-Documentation Agent (as applicable) hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent or such Co-Documentation Agent (as applicable) hereunder, if any, shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by any Arranger, any Agent or any Lender. After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.
          9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.
          9.11 The Arrangers; the Syndication Agent; the Co-Documentation Agents. Each Arranger, the Syndication Agent and each Co-Documentation Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.
          9.12 Withholding Tax. (a) To the extent required by any applicable law, the Administrative Agent or the Canadian Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.21(f) are not delivered to the Administrative Agent or the Canadian Agent, as applicable, then the applicable Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, a maximum amount of the applicable withholding tax.

          (b) If the Internal Revenue Service, Canada Revenue Agency or any authority of the United States of America, Canada or other jurisdiction asserts a claim that the Administrative Agent or the Canadian Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent and the Canadian Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent and the Canadian Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent or the Canadian Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
          (c) If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Sections 2.21(f) and 9.12; provided that with respect to any Participant, as set forth in Section 10.6(b), such Participant shall only be required to comply with the requirements of Sections 2.21(f) if such Participant seeks to obtain the benefits of Section 2.21.
SECTION 10. MISCELLANEOUS
          10.1 Amendments and Waivers. (a) Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (1) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (2) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
          (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;
          (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and US Collateral Agreement, in each case without the consent of all Lenders;
          (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facilities set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders;
          (iv) [reserved];
          (v) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document affecting the rights, duties and obligations of any Arranger or any Agent without the consent of each Arranger and Agent directly affected thereby;
          (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of each Swing Line Lender directly affected thereby;
          (vii) amend, modify or waive the pro rata provisions of Section 2.19, Section 6.5 of the Guarantee and US Collateral Agreement or Section 6.5 of the Canadian Collateral Agreement, in each case without the consent of each Lender directly affected thereby;
          (viii) amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender directly affected thereby;
          (ix) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6; or
          (x) amend, modify or waive any provision of any Loan Document directly affecting the rights, duties or obligations of the Canadian Agent without the consent of the Canadian Agent.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Arrangers, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Arrangers and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.
          (b) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the

Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, and the Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders or the Majority Revolving Credit Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share with preference to the Loans in the application of mandatory prepayments without the consent of the holders of more than 50% of the Loans with respect to the relevant Facility with whom such mandatory prepayments are shared with preference to.
          (c) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of (i) the Administrative Agent, the US Borrower and the Lenders providing the relevant Replacement US Term Loans (as defined below) to permit the refinancing of all outstanding US Term Loans (“Refinanced US Term Loans”) with a replacement term loan tranche (“Replacement US Term Loans”) hereunder, and (ii) the Canadian Agent, the Canadian Borrower and the Lenders providing the relevant Replacement Canadian Term Loans (as defined below) to permit the refinancing of all outstanding Canadian Term Loans (“Refinanced Canadian Term Loans”) with a replacement term loan tranche (“Replacement Canadian Term Loans”) hereunder, provided that, in the case of clauses (i) and (ii), (w) the aggregate principal amount of such Replacement US Term Loans or Replacement Canadian Term Loans, as applicable, shall not exceed the aggregate principal amount of such Refinanced US Term Loans or Refinanced Canadian Term Loans, as applicable, (x) the Applicable Margin for such Replacement US Term Loans or Replacement Canadian Term Loans, as applicable, shall not be higher than the Applicable Margin for such Refinanced US Term Loans or Refinanced Canadian Term Loans, as applicable, (y) the Weighted Average Life to Maturity of such Replacement US Term Loans or Replacement Canadian Term Loans, as applicable, shall not be shorter than the Weighted Average Life to Maturity of such Refinanced US Term Loans or Refinanced Canadian Term Loans, as applicable, at the time of such refinancing (except to the extent of amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (z) all other terms applicable to such Replacement US Term Loans or Replacement Canadian Term Loans, as applicable, shall be substantially identical to, or less favorable to the Lenders providing such Replacement US Term Loans or Replacement Canadian Term Loans, as applicable, than those applicable to such Refinanced US Term Loans or Refinanced Canadian Term Loans, as applicable, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the applicable Term Loans in effect immediately prior to such refinancing.
          (d) In addition to the foregoing, (i) this Agreement may be amended in connection with any Incremental Facility as provided in Section 2.26 and (ii) notwithstanding Section 10.1(a) and any other provision of this Agreement, a Lender with Revolving Credit Commitments may reallocate its Revolving Credit US/CA Commitment to a Revolving Credit CA Commitment with the consent of the Borrowers only and without the consent of any other Lender.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of either Borrower, the Arrangers and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Assumption, in such Assignment and Assumption or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrowers:	Waste Services, Inc.
1122 International Blvd., Suite 601
Burlington, Ontario L7L 6Z8
Attention: General Counsel
Telecopy: (905) 319-9408
Telephone: (905) 319-1237

The Administrative Agent:	Barclays Bank PLC
200 Park Avenue
New York, New York 10166
Attention: David Barton, Director
Telecopy: (212) 412-7600
Telephone: (212) 412-7693

with a copy to

Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022
Attention: Melissa S. Alwang
Telecopy: (212) 751-4864
Telephone: (212) 906-1200

The Canadian Agent:	The Bank of Nova Scotia
c/o GWS Loan Operations
720 King Street West, 2nd Floor
Toronto, Ontario
Canada M5V 2T3
Attention: Simon Liu, GWS Loan
Administration and Agency Services
Telecopy: (416) 866-5991
Telephone: (416) 649-4044

Issuing Lenders:	As notified by such Issuing Lender to the Administrative Agent and the Borrowers
provided that any notice, request or demand to or upon any Arranger, any Agent, any Issuing Lender or any Lender shall not be effective until received; and provided further that any notices or deliveries required to be given to any Lender hereunder may be effected by delivery of notice to the Administrative Agent as provided above, followed by a distribution of such notice by the Administrative Agent to any Lender through IntraLinks (or any similar electronic system customarily used by financial institutions), to the extent such system is being used by the Administrative Agent, it being understood that the Administrative Agent shall bear no responsibility for any failure of any Lender to receive any such notice or delivery and the Borrowers shall remain responsible therefor.
          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
          10.5 Payment of Expenses. The Borrowers jointly and severally agree (a) to pay or reimburse the Arrangers and the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender, the Arrangers and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender, the Arrangers and the Agents for, and hold each Lender, the Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this

Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Arranger, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with, or liability under any Environmental Law applicable to the operations of any Group Member or any of the Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Borrower hereunder (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that no Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnitee or any affiliate thereof. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except to the extent such claim, demand, penalty, fine, liability, settlement, damage, cost or expense is found by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by any Borrower pursuant to this Section shall be submitted to the address of the Borrowers set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrowers in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.
          10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Canadian Borrower, the US Borrower, the Lenders, the Arrangers, the Agents, all future holders of the Loans and their respective successors and assigns, except that neither Borrower may assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Arrangers, the Agents and each Lender.
          (b) Any Lender may, without the consent of either Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. Each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.21, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.
          If and to the extent that a Non-U.S. Lender sells a participating interest to a Participant which, pursuant to Section 9.12(c), seeks to obtain the benefits of Section 2.21, then (a) in the case of a Loan that is not a Canadian Loan, such Lender shall promptly provide the US Borrower and the Administrative Agent with documentation reflecting the portion of its Loan, Commitment and/or any other interest of such Lender hereunder and under the other Loan Documents sold pursuant to such participating interest on a properly completed and duly executed Internal Revenue Service Form W-8IMY (or any subsequent versions thereof or successors thereto) with any required attachments, if any, and the portion of its Loan, Commitment and/or any other interest of such Lender hereunder and under the other Loan Documents or (b) in the case of a Canadian Loan, such Lender shall promptly provide the Canadian Borrower and the Canadian Agent with documentation reflecting the portion of its Loan, Commitment and/or any other interest of such Lender hereunder and under the other Loan Documents sold pursuant to such participating interest in such form as the Canadian Agent shall determine from time to time.
          (c) Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent (and the Canadian Agent, in the case of Canadian Loans), at any time and from time to time assign to any Lender or any affiliate, Related Fund or

Control Investment Affiliate thereof or, with the consent of the US Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the relevant Issuing Lender(s) and the relevant Swing Line Lender(s) which, in each case, shall not be unreasonably withheld or delayed); provided (x) that no such consent need be obtained by the Administrative Agent or its affiliates and (y) the consent of the US Borrower need not be obtained with respect to any assignment of Term Loans, to an additional bank, financial institution or other entity (an “Assignee”) of all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Assumption, substantially in the form of Exhibit E (an “Assignment and Assumption”), executed by such Assignee and such Assignor (and, where the consent of either Borrower, the Administrative Agent, the Canadian Agent, the relevant Issuing Lender or the relevant Swing Line Lender is required pursuant to the foregoing provisions, by the relevant Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register and with respect to the Canadian Term Loan Facility and any Canadian Loans under the Revolving Credit Facilities, the Canadian Agent; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (with respect to Term Loans and $2,000,000 with respect to the Revolving Credit Facilities (other than, in each case, in the case of an assignment of all of a Lender’s interests under this Agreement)), unless otherwise agreed by the Borrowers and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.20, 2.21, 2.22, 9.12 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, no consent of the Borrowers shall be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.
          (d) The Administrative Agent shall, on behalf of each Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Assumption; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the

Administrative Agent to the applicable Borrower marked “canceled”. The Register shall be available for inspection by any Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.
          (e) Upon its receipt of an Assignment and Assumption executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the relevant Borrower. On or prior to such effective date, the relevant Borrower, at their own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Assumption and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.
          (f) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.
          (g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent, or the Canadian Agent with respect to Canadian Term Loans and any Canadian Loans under the Revolving Credit Facilities, and the US Borrower or the Canadian Borrower, as applicable, the option to provide to the US Borrower, or the Canadian Borrower, as applicable, all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the US Borrower, or the Canadian Borrower, as applicable, pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof or Canada or any province thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, any Borrower or the applicable Agents and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of any Borrower or the applicable Agents (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to any Borrower may be disclosed only with such Borrower’s consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.
          10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise) or any proceeds from Collateral (whether pursuant to the exercise of the rights of any Secured Party under the Security Agreements or under law or otherwise), in a greater proportion than any such payment to or collateral or proceeds of Collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment, benefits of such collateral or proceeds from Collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits or proceeds is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower, as the case may be. Each Lender agrees to notify promptly the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.
          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          10.10 Integration. This Agreement and the other Loan Documents, represent the entire agreement of the Borrowers, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Arranger, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          10.12 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:
          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          10.13 Acknowledgments. Each Borrower hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
          (b) neither any Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to either Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and the Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among the Borrowers and the Lenders.
          10.14 Confidentiality. Each of the Arrangers, the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Arranger, any Agent or any Lender from disclosing any such information (a) to any Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section or other confidentiality provisions as or more restrictive than those contained in this Section 10.14), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything to the contrary in the foregoing sentence or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the financing provided hereunder, any party hereto (and each of its employees, representatives, or agents) is permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) related to such tax structure and tax aspects.
          10.15 Release of Collateral and Guarantee Obligations.
          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the US Borrower in connection with any Disposition of Property by any Group Member permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents; provided that the US Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release (or such shorter period agreed to by the Administrative Agent), a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the US Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.
          (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than Obligations in respect of any Specified Hedge Agreements that have not been terminated) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the US Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, interim receiver, receiver—manger, intervenor or conservator of, or trustee or similar officer for, either Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.
          (c) For purposes of this Agreement, a Letter of Credit shall not be deemed outstanding if (i) the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents shall have been paid in full and the Commitments have been terminated and (ii) the relevant Borrower has either supported such Letter of Credit, on terms and conditions reasonably acceptable to the relevant Issuing Lender, with another letter of credit from a financial institution reasonably acceptable to such Issuing Lender or provided such Issuing

Lender with cash collateral in a manner and an amount acceptable to such Issuing Lender. Each Issuing Lender hereby acknowledges and agrees that if a Letter of Credit has been supported with another letter or credit or cash collateralized as provided in this Section, all obligations of the Lenders with respect to such Letters of Credit shall have terminated, including the obligations of the Lenders to purchase L/C Participations pursuant to Section 3.4 and the obligations of the Lenders to make Revolving Loans pursuant to Section 2.4.
          10.16 Accounting Changes. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
          10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrowers and the Administrative Agent.
          10.18 WAIVERS OF JURY TRIAL. EACH BORROWER, THE ARRANGERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          10.19 Subordination of Intercompany Indebtedness. The Borrowers agree that they will not, and will not permit any Loan Party to, become obligated or otherwise liable for any intercompany Indebtedness that is owed to any Group Member who is not a Guarantor, unless such Group Member agrees in writing for the benefit of the Secured Parties that (a) such Indebtedness is completely subordinated to the Obligations and subject in right of payment to the prior payment in full of the Obligations, and (b) if an Event of Default has occurred and is continuing, no payment on any such Indebtedness shall be made until the payment in full in cash of the Obligations. If any payment on intercompany Indebtedness is received by such Group Member prior to such time as the Obligations are paid in full, then such Group Member shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent and the other Secured Parties, and shall forthwith deliver the same to the Administrative Agent in precisely the form received (except for the endorsement or assignment of such Group Member where necessary or advisable in the Administrative Agent’s reasonable judgment) for application to any of the Obligations, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Group Member and held in trust by such Group Member as the property of the Administrative Agent for the benefit of the Secured Parties.

          10.20 Judgment Currency. (a) If, for the purpose of obtaining or enforcing judgment against a Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10.20 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 10.20 being hereinafter in this Section 10.20 referred to as the “Judgment Conversion Date”); and (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 10.20(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from the Borrowers under this Section 10.20 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents. The term “rate of exchange” in this Section 10.20 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WASTE SERVICES (CA) INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice-President and Secretary

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Executive Vice-President, General Counsel and Corporate Secretary

BARCLAYS BANK PLC, as Administrative Agent
By:	/s/ David Barton
	Name:	David Barton
	Title:	Director

BANK OF AMERICA, N.A., as Syndication Agent and a Lender
By:	/s/ Maria F. Maia
	Name:	Maria F. Maia
	Title:	Managing Director

Annex A
PRICING GRID FOR TERM LOANS,
REVOLVING CREDIT LOANS AND SWING LINE LOANS

	Applicable Margin for		Applicable Margin for Base
	Eurodollar Loans and BA		Rate Loans and Canadian
	Equivalent Loans		Prime Rate Loans
		Revolving		Revolving
		Credit Loans		Credit Loans
Consolidated Total Leverage		and Swing		and Swing
Ratio	Term Loans	Line Loans	Term Loans	Line Loans
< 3.00 to 1.00	3.00%	3.00%	2.00%	2.00%
> 3.00 to 1.00 and < 3.50 to 1.00	3.25%	3.25%	2.25%	2.25%
> 3.50 to 1.00 and < 4.00 to 1.00	3.50%	3.50%	2.50%	2.50%
> 4.00 to 1.00	3.75%	3.75%	2.75%	2.75%
Changes in the Applicable Margin with respect to Term Loans, Revolving Credit Loans and Swing Line Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Sections 6.1(a) and (b) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than or equal to 4.00 to 1.00. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made with respect to the period of four consecutive fiscal quarters of the US Borrower ending at the end of the period covered by the relevant financial statements.

Annex B
EXISTING LETTERS OF CREDIT

ANNEX B
EXISTING LETTERS OF CREDIT

Beneficiary	Maturity Date	Amount US$
AIG Insurance	March 15, 2009	10,194,937

City of Tampa	June 30, 2009	300,000

Evergreen National Indemnity	July 7, 2009	250,000

City of Tampa	December 21, 2008	100,000

TOTAL		10,844,937

Schedule 4.4
Consents, Authorizations, Filings and Notices
Consent of holders of outstanding 9 1/2% Senior Subordinated Notes to certain amendments to the Indenture dated as of April 30, 2004.

Schedule 4.6
Material Litigation
None

Schedule 4.10
Taxes
None

Schedule 4.15(a)
Subsidiaries

	Exact Legal Name of Subsidiary as	Jurisdiction of
	Reflected on the Certificate of	Incorporation /	Percentage of Capital Stock Owned by	Number of each Class of Capital Stock
	Incorporation (or Formation)	Formation	each Group Member	Owned by each Group Member
1.	Waste Services, Inc.	Delaware	None	None

2.	Capital Environmental Holdings Company	Nova Scotia	100% of outstanding shares of common stock owned by Waste Services, Inc.	90,599,926 common shares (Certificate No. C-42)

3.	Waste Services (CA) Inc.	Ontario	100% of the outstanding common shares owned by Capital Environmental Holdings Company.	87,658,785 common shares (Certificate No. 0007)

			32% of outstanding exchangeable shares owned by Capital Environmental Holdings Company	2,941,039 exchangeable shares

4.	Waste Services of Florida, Inc.	Delaware	100% owned by Waste Services, Inc.	One share of common stock owned by Waste Services, Inc. (Certificate No. 2)

5.	Omni Waste of Osceola County LLC	Florida	100% participation owned by Waste Services, Inc. (represents 100 points and a sharing ration of 100%)	100% participation owned by Waste Services, Inc. (represents 100 points and a sharing ration of 100%) (Certificate No. 7)

6.	Jacksonville Florida Landfill, Inc.	Delaware	100% owned by Waste Services, Inc.	One share of common stock owned by Waste Services, Inc. (Certificate No. 2)

7.	Sanford Recycling and Transfer, Inc.	Florida	100% owned by Waste Services of Florida, Inc.	1,000 shares of common stock owned by Waste Services of Florida, Inc. (Certificate No. 3)

8.	Taft Recycling, Inc.	Florida	100% owned by Waste Services of Florida, Inc.	97 shares of common stock owned by Waste Services of Florida, Inc. (Certificate No. 12)

9.	Sun Country Materials, LLC	Delaware	100% owned by Waste Services of Florida, Inc.	Sole Membership interest owned by Waste Services of Florida, Inc. (Certificate No. 2)

	Exact Legal Name of Subsidiary as	Jurisdiction of
	Reflected on the Certificate of	Incorporation /	Percentage of Capital Stock Owned by	Number of each Class of Capital Stock
	Incorporation (or Formation)	Formation	each Group Member	Owned by each Group Member
10.	SLD Landfill, Inc.	Delaware	100% owned by Waste Services of Florida, Inc.	100 shares of common stock owned by Waste Services of Florida, Inc. (Certificate No.2)

11.	Waste Services of Arizona, Inc.	Delaware	100% owned by Waste Services, Inc.	100 shares owned by Waste Services, Inc. (Certificate No. C-2)

12.	Ram-Pak Compaction Systems Ltd.	Canada	100% owned by Waste Services (CA) Inc.	68 Class A shares owned by Waste Services (CA) Inc. (Certificate No. A-7)

13.	9180-1720 Quebec Inc.	Quebec	100% owned by Waste Services (CA) Inc.	804 Common shares owned by Waste Services (CA) Inc.

14.	Freedom Recycling Holdings, LLC	Florida	100% participation owned by Waste Services, Inc. (represents 100 points and a sharing ration of 100%)	100% participation owned by Waste Services, Inc. (represents 100 points and a sharing ration of 100%) (Certificate No. 2)

Schedule 4.15(b)
Agreements Related to Capital Stock
1.	Warrants to purchase shares of common stock at the ratio of one share for three warrants.

	Exercise		Number of Warrants
Warrant	Price ($)	Expiry Date	Outstanding
April 30, 2004 Warrants	4.00	April 30, 2009	1,339,000

Martin, Larry	5.75	February 24, 2009	200,000

Sutherland-Yoest, David	2.70	September 7, 2011	1,000,000

DeGroote, Michael G	2.84	March 28, 2010	264,085

Kelso Warrants	3.00	May 6, 2010	7,150,000

TOTAL			9,953,085
2.	Provisions attaching to the exchangeable shares of Waste Services (CA) Inc.

3.	Stock options issued pursuant to the 1999 Stock Option Plan of Waste Services (CA) Inc. and the 2007 Equity and Performance Incentive Plan.

4.	Restricted stock units granted pursuant to the 2007 Equity and Performance Incentive Plan.

Schedule 4.17
Environmental Matters
1.	Potential soil and ground waster contamination associated with past uses of 1601 North 34th Street and 1400 North 35th Street, Tampa, Florida 33605. Petroleum smells and staining. Likely contamination from fertilizer plant operated from 1915 to 1979. Estimated future remediation costs of $550,000. No remedial actions taken to date. Geosyntec has been hired to submit an action plan to the FDEP prior to year end.

2.	Clearwater Material Transfer. Potential soil and ground water contamination associated with past uses of 12875 60th Street North, Clearwater, Florida 33760. Contaminated groundwater has been detected along the property line of the 126th Avenue Landfill (closed) that abuts the CMT property. There is a high potential that soil and groundwater quality impacts could be associated with the former 126th Avenue Landfill site which could adversely affect soil and groundwater quality at the CMT property. FDEP is aware of this contamination and is addressing the issue through litigation with the owner of the 126th Avenue Landfill. CMT has not been asked to take any action. In addition, a septic system has been identified on the CMT property that may, in the future, require remedial work. The estimated remedial cost related to the septic system is $50,000, for which a reserve has been established.

3.	Potential soil and ground waster contamination associated with past uses of 5113 Uceta Road, Tampa, Florida 33618. Blast grit on site from previous owner. FDEP pursuing prior owner under consent order with prior owner. Estimated future remediation costs of up to $500,000.

4.	Potential ground water contamination at Sun Country Landfill. Remediation of ground water plume anticipated over a number of years; estimated future costs of $150,000.

5.	Pro Disposal — Potential soil contamination at 2289 Brunner Lane, Ft. Myers, Florida 33912. Surface stained soil to be removed. Estimated costs less than $25,000.

6.	Pro Disposal — Potential soil and ground water contamination at 3715 Progress Avenue, Naples, Florida 34104. Petroleum related compounds and arsenic in soil will require soil removal and monitoring. Estimated remediation costs of $150,000.

7.	Altamonte (Orlando) Hauling Fuel Island. A proposed remediation action plan has been developed to address contamination resulting from a leak in the piping system of the fueling station at the facility. The proposed remediation action plan has been submitted to FDEP for its review and approval. The proposed plan would involve excavation and removal of contaminated soil and groundwater, and installation of an air sparging system. The cost estimate to restore soil and groundwater quality at the site to attempt to achieve No Further Action status is $300,000.

8.	JED Landfill Title V Air Permit. On August 27, 2008, the JED Landfill received a Consent Order from the Florida Department of Environmental Protection (FDEP) related to a warning letter received in 2007 regarding the timing of the installation of a gas collection system and related reporting. Omni Waste of Osceola County, LLC, the owner of the JED Landfill, has signed the Consent Order which will require payment of a fine of $61,200 (which may be replaced with an agreed Pollution Prevention (P2) program which is currently being discussed) and installation of the required gas collection systems by December 31, 2008. Will likely be resolved by year end..
9.	Sun Country Materials Landfill Warning Letter. On July 30, 2008, the Sun Country Materials C & D Landfill received a warning letter from the FDEP regarding unacceptable waste in the landfill, inadequate number of spotters, insufficient select waste layer, slopes steeper than 3 to 1, fill sequencing and phased closure of old fill. The proposed fine is $18,097 which we have agreed to pay. A short form consent order will be drafted by the FDEP and will be resolved by year end.

Schedule 4.19(a)
Filing Jurisdictions under Personal Property Security Legislation
1.	US — UCC Filings

Loan Party	Filing Office
Waste Services, Inc.	Secretary of State, Delaware

Jacksonville Florida Landfill, Inc.	Secretary of State, Delaware

Waste Services of Arizona, Inc.	Secretary of State, Delaware

Waste Services of Florida, Inc.	Secretary of State, Delaware

Omni Waste of Osceola County LLC	Secretary of State, Florida

SLD Landfill, Inc.	Secretary of State, Delaware

Sanford Recycling and Transfer, Inc.	Secretary of State, Florida

Sun County Materials, LLC	Secretary of State, Delaware

Taft Recycling, Inc.	Secretary of State, Florida

Freedom Recycling Holdings, LLC	Secretary of State, Florida
2.	Canadian Personal Property Registrations

Jurisdiction	Debtor Name
British Columbia	Waste Services (CA) Inc.
Alberta	Waste Services (CA) Inc.
Saskatchewan	Waste Services (CA) Inc.
Ontario	Waste Services (CA) Inc.
Ontario	Ram-Pak Compaction Systems Ltd.
Ontario	Capital Environmental Holdings Company
Ontario	Waste Services, Inc.
Ontario	Waste Services of Arizona, Inc.
Ontario	Waste Services of Florida, Inc.
Ontario	Jacksonville Florida Landfill, Inc.
Ontario	Omni Waste of Osceola County LLC
Ontario	SLD Landfill, Inc.
Ontario	Sanford Recycling and Transfer, Inc.
Ontario	Sun County Materials, LLC

Jurisdiction	Debtor Name
Ontario	Taft Recycling, Inc.
Ontario	Freedom Recycling Holdings, LLC
Nova Scotia	Capital Environmental Holdings Company

Schedule 4.19(b)
UCC Financing Statements to be Terminated

ORIGINAL FILE DATE
DEBTOR	SECURED PARTY	JURISDICTION	AND NUMBER	DESCRIPTION
Waste Services, Inc.	Lehman Commercial Paper Inc., as Administrative Agent	Delaware	File No: 33437384	All Assets
Waste Services, Inc.	Lehman Commercial Paper Inc., as Administrative Agent	Delaware	File No: 41220088	All Assets
Waste Services of Florida, Inc.	Lehman Commercial Paper Inc., as Administrative Agent	Delaware	File No: 3343735	All Assets
Waste Services of Florida, Inc	Lehman Commercial Paper Inc., as Administrative Agent	Delaware	File No: 41220104	All Assets
Jacksonville Florida Landfill, Inc.	Lehman Commercial Paper Inc., as Administrative Agent	Delaware	File No: 41135997	All Assets
Jacksonville Florida Landfill, Inc.	Lehman Commercial Paper Inc., as Administrative Agent	Delaware	File No: 41220062	All Assets
Pro Disposal, Inc.	Lehman Commercial Paper Inc., as Administrative Agent	Florida	File No. 200604452193 Date: 12/27/2006	All Assets
U.S.A. Recycling Holdings, L.L.C.	Lehman Commercial Paper Inc., as Administrative Agent	Florida	File No. 200705304254 Date: 04/13/2007	All Assets
U.S.A. Recycling L.L.C.	Lehman Commercial Paper Inc., as Administrative Agent	Florida	File No. 200705304262 Date: 04/13/2007	All Assets
Freedom Recycling Holdings LLC	Lehman Commercial Paper Inc., as Administrative Agent	Florida	File No. 200705304246 Date: 04/13/2007	All Assets

ORIGINAL FILE DATE
DEBTOR	SECURED PARTY	JURISDICTION	AND NUMBER	DESCRIPTION
SLD Landfill Inc.	Lehman Commercial Paper Inc., as Administrative Agent	Delaware	File No. 64496352 Date: 12/21/2006	All Assets
Sun Country Materials, LLC	Lehman Commercial Paper Inc., as Administrative Agent	Delaware	File No. 63133972 Date 09/11/2006	All Assets
Waste Services of Arizona, Inc.	Lehman Commercial Paper Inc., as Administrative Agent	Delaware	File No. 33437285 Date: 12/31/2003	All Assets
Waste Services of Arizona, Inc.	Lehman Commercial Paper Inc., as Administrative Agent	Delaware	File No. 41220112 Date: 04/30/2004	All Assets
Waste Services of Arizona, Inc.	Lehman Commercial Paper Inc., as Administrative Agent	Delaware	File No. 70827492 Date: 03/06/2007	All Assets
Southwest Dumpster, Inc.	Comerica Bank, as Agent	Florida	File No. 200704703147 Date: 1/30/2007	Blanket Lien
Pro Disposal, Inc.	VFS US LCC	Florida	File No: 200407462242 File Date: 07/21/2004	2004 Mack CHN613 s/n 1M1AA18Y04N157098 together with accessories
Pro Disposal, Inc.	VFS US LLC	Florida	File No: 200500454866 File Date: 08/16/2005	2006 Mack CHN613 s/n 1M2AG06Y56N003483 together with accessories
Pro Disposal, Inc.	Stag Leasing, Inc.	Florida	File No: 20050000366X File Date: 06/23/2005	2006 Mack CHN613 s/n 1M1AJ06Y16N003841 together with accessories
Pro Disposal, Inc.	VFS US LLC	Florida	File No: 20040861934X File Date: 08/16/2005	2005 Mack CHN613 s/n 1M1AJ06Y65N001646 together with accessories
Pro Disposal, Inc.	VFS US LLC	Florida	File No: 200509517410 File Date: 04/25/2005	3 — 2005 Mack CHN613 s/n 1M1AJ06Y55N001802, 1M1AJ06Y75N001803, 1M1AJ06Y95N001804 together with accessories

ORIGINAL FILE DATE
DEBTOR	SECURED PARTY	JURISDICTION	AND NUMBER	DESCRIPTION
U.S.A. Recycling Holdings, L.L.C.	Toyota Motor Credit Corporation	Florida	File No.: 200500092506 File Date: 07/05/2005	1 New 2005 Toyota Industrial Forklift Truck Model 7FDU25 S/N: 7FDU25-61654
USA Recycling, LLC	Toyota Financial Services	Florida	File No.: 200406190109 File Date: 02/19/2004	1 New 2004 Toyota Forklift Model 7FDU25 S/N: 61007
USA Recycling, LLC	General Electric Capital Corporation	Florida	File No: 200406177455 File Date: 02/17/2004	1 Princeton Z2-3 Piggy back 86’ mast low profile
U.S.A. Recycling, L.L.C.	Center Capital Corporation	Florida	File No.: 20030446650 File Date: 06/06/2003	Specific Equipment - 24 20CY Roll Off Steel Containers
U.S.A. Recycling, L.L.C.	Center Capital Corporation	Florida	File No.: 200304655943 File Date: 08/07/2003	Specific Equipment - 24 EBCO 20CY Roll off Steel Containers
U.S.A. Recycling, L.L.C.	Center Capital Corporation	Florida	File No.: 200407122905 File Date: 06/08/2004	Specific Equipment
U.S.A. Recycling, L.L.C.	Center Capital Corporation	Florida	File No.: 200603035130 File Date: 06/28/2006	Specific Equipment
U.S.A. Recycling, L.L.C.	Center Capital Corporation	Florida	File No.: 200603035173 File Date: 06/28/2006	Specific Equipment
U.S.A. Recycling L.L.C.	Lakeland Bank Equipment Leasing Division	Florida	File No.: 200704625529 File Date: 01/22/2007	Specific Equipment
Pro Disposal, Inc. (Defendant)	Amanda K. Buckley	Lee County, FL	#BK 4154 PG 4310 File Date: 12/23/2003	JUDGMENT $863.34
Waste Services of Arizona, Inc.	TCF Leasing, Inc.	Delaware	File No: 50740622 File Date: 03/08/2005	Specific Equipment 2003 Autocar WX64 with a Wittke Model FLC 3102-40 Super Duty Front Loader Eject Style

Jurisdiction	Secured Party Name	Registration Particulars	Collateral Secured
Registrations with respect to Waste Services (CA) Inc.

Ontario	Lehman Commercial Paper Inc., as Administrative Agent	File No.: 602028252 Registration No.: 20031223 1131 1590 5943	Inventory, Equipment, Accounts, Other, Motor Vehicle Included

Alberta	Lehman Commercial Paper Inc., as Administrative Agent	Registration No.: 03122316387 Date: December 23, 2003	All Present and after acquired personal property of the debtor

Alberta	2038314 Ontario Inc. 181 Bay Street, Suite 4400, Toronto ON M5J 2T3	Registration No.: 03123004677 Date: December 30, 2003	Land Charge

British Columbia	2038314 Ontario Inc. 181 Bay Street, Suite 4400, Toronto ON M5J 2T3	Registration No.: 460362B Date: December 30, 2003	An uncrystalized floating charge on land

British Columbia	Lehman Commercial Paper Inc., as Administrative Agent	Registration No.: 455575B Date: December 23, 2003	All of the presently owned or held and after acquired property

Registrations with respect to Ram-Pak Compaction Systems Ltd.

Ram-Pak Compaction Systems Ltd.	Lehman Commercial Paper Inc., as Administrative Agent	File No. 602028279 Registration No.: 20031223 1131 1590 5944	Inventory, Equipment, Accounts, Other, Motor Vehicle Included

Registrations with respect to Waste Services, Inc.

Waste Services, Inc.	Lehman Commercial Paper Inc., as Administrative Agent	File No. 602028297 Registration No.: 20031223 1132 1590 5946	Inventory, Equipment, Accounts, Other, Motor Vehicle Included

Registrations with respect to Capital Environmental Resource Inc.

Capital Environmental Resource Inc.	Fanotech Enviro Inc. 220 Old North Road, R.R. No. 3, Huntsville, ON P1H 2J4	File No: 614967804 Registration No.: 20050510 1135 1200 0928	Equipment, Other, Motor Vehicle Included.
2003 Sterling Model Acterra VIN
2FZAAHCS03AK85226
2003 Sterling Model Acterra VIN
2FZAAHCS73AK85224
2003 Sterling Model Acterra VIN
2FZAAHCSX3AK85220
2003 Sterling Model Acterra VIN
2FZAAHCSX3AK85217
2003 Sterling Model Acterra VIN
2FZAAHCS53AK85223

Schedule 4.24
Owned and Leased Property; Mortgaged Property
Canadian Properties — Owned and Leased
Waste Services (CA) Inc. owns the following properties (All Mortgaged Properties):
320 Saunders Road, Barrie, ON
779 Powerline Road, Brantford, ON
4800 Development Drive, Brockvillle, On
Centennial Drive, Brockville, ON — Part Lot 9, Concession 2, designated as Part 2 on Plan28R-10784
147 Ardelt Avenue, Kitchener, ON
180-184 James Street West, Orillia, ON
1152 Kenaston Road, Ottawa, ON
2628 Glenfield Road, Ottawa, ON
688 Harper Road, Peterborough, ON
1223 Confederation Street, Sarnia, ON
3354 Navan Road, Ottawa, ON
3544 and 3546 Navan Road, Ottawa, ON
3548 Navan Road, Ottawa, ON
3560 Navan Road, Ottawa, ON
3326 Navan Road, Ottawa, ON
53103 Strathmoor Way, Sherwood Park, AB*
          * To be purchased 9/30/08.
Coronation Landfill, Coronation, AB
1151 Herring Gull Way, Parksville, B.C.
Gap Landfill, Surprise Valley, SASK — Surface Parcel #112495002 as described in Certificate of Title 107080208
Waste Services (CA) Inc. leases the following properties:
1122 International Blvd., Suite 601, Burlington, ON
1005 Skyview Drive, Suite 221, Burlington, ON
4090 Belgreen, Unit #6, Ottawa, ON
237 Barton Street East, Suite 201, Stoney Creek, ON
176 A Saunders Road, Barrie, ON

10 Hooper Road, Barrie, ON
580 Ecclestone Dr., Bracebridge, ON
306 Lake Avenue North, Hamilton, ON
23082 McCowan Road, Sutton West, ON
1266 McAdoo Lane, Kingston, ON
2332 County Road 41, Napanee, ON
2829 Hwy 35 South, Lindsay, ON
117 Advance Blvd., Brampton, ON
185 Strathmoor Way, Sherwood Park, AB
117-5025 90th Avenue S.E., Calgary, AB
8028 Edgar Industrial Green, Red Deer, AB
34321 Industrial Way, Abbotsford, B.C.
4624 Cumberland Road, Courtney, B.C.
8165 Dallas Drive , Kamloops, B. C.
1200 Carmi Avenue, Penticton, B.C.
US Properties — Owned and Leased
Waste Services, Inc. leases the following property:
5002 T-Rex Avenue, Suite 200, Boca Raton, FL 33431
Waste Services of Florida, Inc. owns the following properties (All Mortgaged Properties):
6800 Osteen Road, New Port Richey, FL 34653
3900 Orange Avenue, Sarasota, FL 34234
1601 North 34th Street/ 1400 North 35th Street, Tampa, FL 33605
5113 Uceta Road, Tampa, FL 33618
12875 60th Street North, Clearwater, FL 33760
3935 Rogers Industrial Park Blvd., Okahumpka, FL 34762
3813, 4019, 4070, 4100, 4150, 4170, 4180, 4204 NW 37th Court; 3757 NW 38th Street; and 3706 NW 41st Street, Miami, FL: 33142 (Also sometimes referred to as “Hialeah”)
3715 Progress Avenue and 3706 Mercantile Avenue, Naples, FL 34104
16801 Stock Ct. Ft. Myers, FL 33912
16711 Gator Road, Fort Myers, FL 33912

2289 Bruner Lane, Ft. Myers, FL 33912
4251 Michigan Link Avenue, Ft. Myers, FL 33916
7580 Philips Highway, Jacksonville, Florida
Two parcels, respectively, located in the southeast 1/4 of Section 21, Township 31 South, Range 20 East, and the Southeast 1/4 of Section 22, Township 31 South, Range 20 East, and the Southeast 1/4 of Section 22, Township 31 South, Range 20 East, Hillsborough City, Florida, (adjacent to Sun Country Landfill, also sometimes referred to as the “Aaron Long Property”)
Waste Services of Florida, Inc. leases the following properties:
1378 SR 29 N., LaBelle, FL 33935
11500 43rd Street North, Clearwater, FL 33762
14220 Hays Road, Spring Hill, FL
1325 North Osprey Avenue, Sarasota, FL 34246
112 South 34th Street, Tampa, FL 33605
1098 and 1099 Miller Drive, Altamonte Springs, FL 32701
3737 Arnold Avenue, Naples, FL 34104
3600 Prospect Avenue, Naples, FL 34104
2465 Highland Avenue, Ft. Myers, FL 33916
Freedom Recycling Holdings, LLC owns the following property (Mortgaged Property):
Lot 6, Lena Business Park, 3407 81st Court East, Bradenton, FL. 34211
Sanford Recycling and Transfer, Inc. owns the following property (Mortgaged Property):
Properties commonly known as the “Transfer Facility” and the “Ice House,” 563 North White Cedar Road, 555 North White Cedar Road and 3551 Rand Yard Road, Sanford FL 32771
Taft Recycling, Inc. owns the following property (Mortgaged Property):
375 West 7th Street, Taft, FL 32824
Sun Country Materials, LLC owns the following property (Mortgaged Property):
11457 County Road 672, Riverview, FL 33598
Omni Waste of Osceola County LLC owns the following property (Mortgaged Property):
1501 Omni Way, St. Cloud, FL 34773
SLD Landfill, Inc. owns the following property (Mortgaged Property):
30199 Zemel Road, Punta Gorda, FL 33955

Schedule 5.1(h)
Environmental Assessments

Table 1 — Geosyntec Due Diligence Work Performed for
Waste Services Inc. and Capital Environmental Resources Inc.

Date Published	Geosyntec		Site Description/Location
(Month-20XX)	Project Number	Document Title	at Time of Due Diligence
March-03	FR0498	Phase I Environmental Site Assessment	Florida Recycling Services, Inc.’s “Main Facility”, 1099 Miller Drive, Altamonte Springs, Seminole County, Florida

March-03	FR0498	Phase I Environmental Site Assessment	Florida Recycling Services, Inc.’s “Fort Myers Facility”, 2465 Highland Avenue, Fort Myers, Lee County, Florida

March-03	FR0498	Phase I Environmental Site Assessment	Florida Recycling Services, Inc.’s “LaBelle Facility”, 1378 State Route 29 North, LaBelle, Hendry County, Florida

March-03	FR0498	Phase I Environmental Site Assessment	Florida Recycling Services, Inc.’s “Lake County Facility”, 3925 Rogers Industrial Park Blvd, Okahumpka, Lake County, Florida

March-03	FR0498	Phase I Environmental Site Assessment	Florida Recycling Services, Inc.’s “Tampa Facility”, 1915 N. 62nd Street, Tampa, Hillsborough County, Florida

March-03	FR0498	Phase I Environmental Site Assessment	Florida Recycling Services, Inc.’s “Taft Transfer Facility”, 375 W. 7th Street, Orlando, Orange County, Florida

March-03	FR0498	Potential CERCLA PRP Cleanup Liability Evaluation	Multiple Florida Recycling Services Sites

April-03	FR0498	Phase I Environmental Site Assessment	Florida Recycling Services, Inc.’s “Rand Yard Facility”, 922 White Cedar Road, Sanford, Seminole County, Florida

1 of 7

Table 1 — Geosyntec Due Diligence Work Performed for
Waste Services Inc. and Capital Environmental Resources Inc.

Date Published	Geosyntec		Site Description/Location
(Month-20XX)	Project Number	Document Title	at Time of Due Diligence
April-03	FR0507	Modified Phase I Environmental Site Assessment	Florida Recycling Services, Inc.’s “Ft. Myers Vacant Property”, 2491 Highland Avenue, Fort Myers, Lee County, Florida 33916

August-03	FR0498	Phase I Environmental Site Assessment	Florida Recycling Services, Inc.’s “Ft. Myers Vacant Property”, 2491 Highland Avenue, Fort Myers, Lee County, Florida 33916

August-03	FR0498	Phase II Environmental Site Assessment	Florida Recycling Services, Inc.’s “Main Facility”, 1099 Miller Drive, Altamonte Springs, Seminole County, Florida

August-03	FR0498	File Review and Phase II Environmental Site Assessment	Florida Recycling Services, Inc.’s “Fort Myers Facility”, 2465 Highland Avenue, Fort Myers, Lee County, Florida

August-03	FR0498	Phase II Environmental Site Assessment	Florida Recycling Service’s “La Belle Facility”, 1378 State Route 29 North, La Belle, Hendry County, Florida

August-03	FR0498	Phase II Environmental Site Assessment	Florida Recycling Services, Inc.’s “Lake County Facility”, 3925 Rogers Industrial Park Blvd, Okahumpka, Lake County, Florida

August-03	FR0498	Phase II Environmental Site Assessment	Florida Recycling Services, Inc.’s “St. Lucie County Facility”, 4100 Selvitz Road, Fort Pierce, St. Lucie County, Florida

2 of 7

Table 1 — Geosyntec Due Diligence Work Performed for
Waste Services Inc. and Capital Environmental Resources Inc.

Date Published	Geosyntec		Site Description/Location
(Month-20XX)	Project Number	Document Title	at Time of Due Diligence
August-03	FR0498	Phase II Environmental Site Assessment	Florida Recycling Services, Inc.’s “Taft Transfer Facility”, 375 W. 7th Street, Orlando, Orange County, Florida

December-03	FR0568	Phase I Environmental Site Assessment	Allied Waste Industries, Inc.’s “Tampa Recyclery”, 3560 126th Avenue, Clearwater, Pinellas County, Florida

December-03	FR0568	Environmental Compliance Review	Allied Waste Industries, Inc.’s “Tampa Recyclery”, 3560 126th Avenue, Clearwater, Pinellas County, Florida

December-03	FR0568	Phase I Environmental Site Assessment	Allied Waste Industries, Inc.’s “Tampa Bay Hauling Facility”, 11500 43rd Street N., Clearwater, Pinellas County, Florida 33762

December-03	FR0568	Environmental Compliance Review	Allied Waste Industries, Inc.’s “Tampa Bay Hauling Facility”, 11500 43rd Street N., Clearwater, Pinellas County, Florida 33762

December-03	FR0568	Phase I Environmental Site Assessment	Allied Waste Industries, Inc.’s “Pasco Hauling Facility”, 6800 Osteen Road, New Port Richey, Pasco County, Florida

3 of 7

Table 1 — Geosyntec Due Diligence Work Performed for
Waste Services Inc. and Capital Environmental Resources Inc.

Date Published	Geosyntec		Site Description/Location
(Month-20XX)	Project Number	Document Title	at Time of Due Diligence
December-03	FR0568	Environmental Compliance Review	Allied Waste Industries, Inc.’s “Pasco Hauling Facility”, 6800 Osteen Road, New Port Richey, Pasco County, Florida

December-03	FR0568	Phase I Environmental Site Assessment	Allied Waste Industries, Inc.’s “Sarasota HLG Facility”,3900 North Orange Avenue, Sarasota, Sarasota County, Florida

December-03	FR0568	Environmental Compliance Review	Allied Waste Industries, Inc.’s “Sarasota HLG Facility”,3900 North Orange Avenue, Sarasota, Sarasota County, Florida

December-03	FR0568	Phase I Environmental Site Assessment	Allied Waste Industries, Inc’s. “Sarasota Transfer Station and MRF”, 1325 North Osprey Avenue, Sarasota, Florida

December-03	FR0568	Environmental Compliance Review	Allied Waste Industries, Inc’s. “Sarasota Transfer Station and MRF”, 1325 North Osprey Avenue, Sarasota, Florida

December-03	FR0568	Environmental Compliance Review	Allied Waste Industries, Inc’s. “Pasco MRF Facility”, 14220 Hays Road, Springhill, Florida

December-03	FR0568	Environmental Compliance Review	Allied Waste Industries, Inc’s. “McKay Bay Transfer Facility”, 112 N. 34th Street, Tampa, Florida

December-03	FR0568	Potential CERCLA PRP Cleanup Liability Evaluation	Multiple Allied Waste Industries, Inc. Locations in Florida

April-04	FE0606	Phase I Environmental Site Assessment	Aaron Long Property, Just East of U.S. 301 and C.R. 672, Balm, Hillsborough County, Florida

4 of 7

Table 1 — Geosyntec Due Diligence Work Performed for
Waste Services Inc. and Capital Environmental Resources Inc.

Date Published	Geosyntec		Site Description/Location
(Month-20XX)	Project Number	Document Title	at Time of Due Diligence
August-04	FE0606	Phase II Environmental Site Assessment	Aaron Long Property, Just East of U.S. 301 and C.R. 672, Balm, Hillsborough County, Florida

August-04	FR0568	Phase II Environmental Site Assessment	“Pasco Hauling Facility”, 6800 Osteen Road, New Port Richey, Pasco County, Florida

August-04	FE0608	Phase I Environmental Site Assessment	Advanced Disposal Services’ “Stash Yard”, 201 Parcel Lane, Orlando, Orange County, Florida

August-04	FE0609	Phase I Environmental Site Assessment	Advanced Disposal Services’ “Orlando Division”, 9526 Sidney Hayes Road, Orlando, Orange County, Florida

June-05	FE0771	Phase I Environmental Site Assessment	“Icehouse Facility”, Sanford, Seminole County, Florida

March-06	FE0893	Modified Phase I Environmental Site Assessment	Sun Country Materials Landfill, 11457 County Road 672, Balm, Hillsborough County, Florida

March-06	FE0893	Modified Phase I Environmental Site Assessment	Liberty Waste & Recycling “Shop”, 1601 North 34th Street, Tampa, Hillsborough County, Florida

March-06	FE0893	Modified Phase I Environmental Site Assessment	Liberty Waste, LLC Clearwater Materials Transfer “CMT”, 12875 60th Street North, Clearwater, Pinellas County, Florida

March-06	FE0893	Modified Phase I Environmental Site Assessment	Liberty Waste, LLC Tampa Materials Transfer “TMT”, 5113 Uceta Road, Tampa, Hillsborough County, Florida

May-06	FE0893	Phase II Environmental Site Assessment	Liberty Waste & Recycling “Shop”, 1601 North 34th Street, Tampa, Hillsborough County, Florida

5 of 7

Table 1 — Geosyntec Due Diligence Work Performed for
Waste Services Inc. and Capital Environmental Resources Inc.

Date Published	Geosyntec		Site Description/Location
(Month-20XX)	Project Number	Document Title	at Time of Due Diligence
May-06	FE0893	Phase II Environmental Due Diligence - File Review	Liberty Waste, LLC Clearwater Materials Transfer “CMT”, 12875 60th Street North, Clearwater, Pinellas County, Florida

May-06	FE0893	Phase II Environmental Due Diligence - File Review	Liberty Waste, LLC Tampa Materials Transfer “TMT”, 5113 Uceta Road, Tampa, Hillsborough County, Florida

October-06	FE1061	Modified Phase I Environmental Site Assessment	“Container Storage Area”, 7450 NW 63 Street, Miami, Dade County, Florida

October-06	FE1061	Modified Phase I Environmental Site Assessment	“Allied Waste Industries Facility”, 3840 NW 37 Court, Miami, Dade County, florida

December-06	FE1089	Phase I Environmental Site Assessment and Limited Environmental Compliance Review	“Southwest Land Developers, Inc (SLD) Recycling and Disposal Site”, 30301 Zemel Road, Punta Gorda, Florida

December-06	FE1104	Phase I Environmental Site Assessment and Limited Environmental Compliance Review	“Fort Myers MRF”, 16801 Stock Court, Fort Myers, Florida

December-06	FE1104	Phase I Environmental Site Assessment and Limited Environmental Compliance Review	“Naples MRF”, 3715 Progress Avenue, Naples, Florida

December-06	FE1104	Phase I Environmental Site Assessment and Limited Environmental Compliance Review	“Fort Myers Office”, 2289 Bruner Lane, Fort Myers, Florida

December-06	FE1104	Phase II Environmental Site Assessment	“Fort Myers MRF”, 16801 Stock Court, Fort Myers, Florida

December-06	FE1104	Phase II Environmental Site Assessment	“Naples MRF”, 3715 Progress Avenue, Naples, Florida

December-06	FE1104	Phase II Environmental Site Assessment	“Fort Myers Office”, 2289 Bruner Lane, Fort Myers, Florida

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Table 1 — Geosyntec Due Diligence Work Performed for
Waste Services Inc. and Capital Environmental Resources Inc.

Date Published	Geosyntec		Site Description/Location
(Month-20XX)	Project Number	Document Title	at Time of Due Diligence
January-07	FE1162	EDR Radius Map, Sanborn Map Report	“Mount Dora Disposal and Fill”, 3300 SR 46, Mount Dora, Florida

January-07	FE1162	EDR Radius Map, Sanborn Map Report	“West Orange Environmental”, 7706 Avalon Road, Winter Garden, Florida

February-07	FE1123	Phase I Environmental Site Assessment and Limited Environmental Compliance Review	“USA Recycling Material Recovery Facility”, 16711 Gator Road, Fort Myers, Florida

February-07	FE1123	Phase I Environmental Site Assessment and Limited Environmental Compliance Review	“Freedom Recycling Holdings, LLC”, 3407 81st Court East, Bradenton, Florida

June-07	FE1267	Phase I Environmental Site Assessment and Limited Environmental Compliance Review	“WCA Fort Myers MRF”, 4251 Michigan Link Avenue, Fort Myers, Florida

October-07	FE1367	EDR Radius Map, EDR-City Directory, Sanborn Map Report	“Lake Environmental C&D”, 21505 CR 455, Clermont, Florida

7 of 7

117 Advance Boulevard, Brampton, ON	XCG Consultants Environmental Compliance Review (February 24, 2003) XCG Consultants Compliance Audit (May 5, 1999)

1266 McAdoo’s Lane R.R. #1 Glenburnie, ON	Brian Forrestal (CERI) Environmental Inspection Report (June 10, 1999)

1450 McAdoo’s Lane, R.R. #1 Glenburnie, ON	Brian Forrestal (CERI) Environmental Inspection Report (June 10, 1999)

34321 Industrial Way Abbotsford, BC	XCG Consultants Environmental Survey (July 28, 1999) XCG Consultants — Draft Phase 1 ESA (March 5, 2004)

28 and 29 Hwy 35 South Lindsay, ON	Brian Forrestal (CERI) Environmental Risk Assessment (May 1998)

53103 Strathmoor Way Sherwood Park, ASB	Stanley Environmental, Environmental Site Assessment (March 1998)

4624 Cumberland Road, Cumberland, BC	Stanley Environmental Phase 1 ESA (October, 1997)

1200 Carmi Avenue, Penticton, BC	Stanley Environmental Phase 1 ESA (October, 1997)

688 Harper Road, Peterborough, ON	Brian Forrestal (CERI) Environmental Risk Assessment Report (January 1998) Golder Associates Phase II Environmental Site Investigation (February, 1998)

10 Hooper Road, Barrie, ON	Forrestal Associates Phase 1 ESA (August 7, 1997)

176A Saunders Road, Barrie, ON	Environmental Risk Assessment Summary (CERI) (August 4, 1999)

300 and 306 Lake Avenue North, Hamilton, On	XCG Consultants Operational Compliance Status Report (April 26, 1999)

23082 McCowan Road, Sutton West, ON	XCG Consultants Baseline Phase 1/Phase 2 Environmental Site Assessment (August 3, 1999) XCG Consultants Environmental Risk Assessment Summary (July 14, 1999)

Gap Landfill Class II Environmental Landfill Minton, Saskatchewan	EBA Engineering Consultants Due Diligence Audit (December 22, 2003)

779 Powerline Road, Brantford, ON	Forrestal Associates Environmental Site Assessment (July 23, 1997)

147 and 155 Ardelt Avenue, Kitchener, ON	Forrestal Associates Environmental Inspection Report (July 23, 1997)

1151 Herring Gull Way Parksville, BC	Stanley Environmental Consultants Phase 1 ESA (August 21, 1997)

Paintearth Municipal Landfill Coronation Landfill Coronation, AB	Comprehensive Annual Report for the year ended December 31, 2002 (March 31, 2003)

1152 Kenaston Street, Ottawa, ON	Forrestal Associates Environmental Site Assessment (August 6, 1997)

1223 Confederation Street, Sarnia, ON	Forrestal Associates Environmental Site Assessment (August 11, 1997)

3354 Navan Road, Ottawa, ON	Annual Operations and Monitoring Report (March 2003)
XCG Consultants Environmental Compliance Review
(February 2003)
Draft XCG Consultants Environmental Compliance Review
(February 2004)
Gartner Lee Letter Report (January 21, 2002)

500 and 580 Ecclestone Drive, Bracebridge, On	Forrestal Associates Environmental Risk Assessment (November 11, 1997)

180 James Street West, Orillia, ON	XCG Consultants Environmental Compliance Review (February 24, 2003) Brian Forrestal (CERI) Environmental Risk Assessment Report (May, 1998)

Nibourg Waste Management 2332 County Road 41 Napanee, ON	XCG Phase 1 ESA (Oct/Nov, 2006) XCG Phase 2 ESA (Oct/Nov, 2006)

Part Ni/2 Lot 10, Concession 11, Township of Innisfil, Barrie, ON	Skelton Brumwell & Associates Ltd. Environmental Site Assessment, (August 1, 2007)

2628 Glanfield Rd., Ottawa, ON	Golder Associates Ltd. Phase 1 Environmental Site Assessment (June, 2002)

Schedule 6.15
Post Closing Obligations
Real Estate Post Closing Obligations
Within 30 days of the Closing Date, the Administrative Agent shall have received, and the Title Insurance Company shall have received, new or updated maps or plats of an as-built survey of the sites of the Mortgaged Properties located in the United States of America.
Within 45 days of the Closing Date, the Administrative Agent shall have received, in respect of each Mortgaged Property located in the United States of America, a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance in accordance with Section 5.1(n) of the Credit Agreement. In addition, the Consent Judgment of Continuing Garnishment recorded on February 3, 2007 in ORBook 17428, Pg 734, Clerk of Circuit Court, Hillsborough County naming Waste Services, Inc., as garnishee shall be discharged or otherwise removed from the title policies covering the properties located in Hillsborough County, FL.
Any and all notices of commencement recorded or filed against any of the Mortgaged Properties shall be promptly discharged of record upon the completion of the work which was the subject of such notice.
Borrower, or its counsel, representative or agent, shall provide an explanation reasonably acceptable to the Administrative Agent of the items marked with asterisks below, and the final Title Policy affected thereby shall be issued, or an endorsement to such Title Policy shall be issued, resolving any issues with or objections to title to the reasonable satisfaction of Administrative Agent.
#1: 7580 Phillips Hwy., Jacksonville, FL, County: Duval
Waste Services of Florida, Inc. (Delaware)
Title Co.: First American Title Insurance Company; insured amount: $2,602,968.80
Title No. FA-C-369760; Agent’s Title No. NCS-369760-CLW2
*Lehman Commercial Paper Inc., as the predecessor-in-interest to Barclays Bank PLC, as the administrative agent (“LCPI”), executed and delivered a Subordination, Non-Disturbance and Attornment Agreement dated 3/5/08 with Advanced Disposal Services Jacksonville, LLC, as tenant (the “SNDA”) (re: Lease dated 3/1/08). The SNDA is not shown as a title exception. Is the lease still in effect?
#4: 6800 Osteen Rd., New Port Richey, FL, County: Pasco
Waste Services of Florida, Inc. (Delaware)
Title Co.: First American Title Insurance Company; insured amount: $659,379.40
Title No. FA-C-369766; Agent’s Title No. NCS-369766-CLW2
* A “new” exception on the updated title commitment lists an Eminent Domain Resolution Instrument No. 2004211386 recorded on 11/4/04. What effect, if any, did such instrument have on the insured property?

#9: J.E.D. Landfill, 1501 Omni Way, St. Cloud, FL, County: Osceola
Omni Waste of Osceola County, LLC (Florida) (formerly an Ohio LLC)
Title Co.: First American Title Insurance Company; insured amount: $3,876,053.80
Title No. FA-C-369777; Agent’s Title No. NCS-369777-CLW2
* Regarding the unrecorded agreement for Lease/Purchase of Real Property dated as of February 25, 2000, by and between Omni Waste, LLC, an Ohio LLC, and H. Clay Whaley, Jr. and Henry C. Whaley III, is this lease still in effect, and if so, are its terms subordinated to the insured mortgage?
#18: “Transfer Facility,” County: Seminole
Sanford Recycling and Transfer, Inc. (Florida)
Title Co.: Land America/Lawyers Title Insurance Corporation; insured amount: $900,000
Title No./Order No. 2645526
* Regarding the Memo of Post Closing and Escrow Agreement recorded in Bk 5495, Page 458, can Section 3 (escrow funds for road) be affirmatively insured over in the final title policy? Should not the ingress/egress easement with “Seller” named therein be added as an insured beneficial easement?
#19: “Ice House,” County: Seminole
Sanford Recycling and Transfer, Inc. (Florida)
Title Co.: Land America/Lawyers Title Insurance Corporation; insured amount: $900,000
Title No./Order No. 2642966
* Regarding the Memo of Post Closing and Escrow Agreement recorded in Bk 5495, Page 458 from Property 18 above (“Transfer Facility”), should not the ingress/egress right mentioned as benefiting Property #19, “Ice House”, be added as an insured beneficial easement?
#24: “Taft,” FL (375 West 7th Street, Taft, FL), County: Orange
Taft Recycling, Inc. (Florida)
Title Co.: Land America/Lawyers Title Insurance Corporation; insured amount: $1,483,000.00
Title No./Order No. 2642955
* Updated Survey to reflect additions to the legal description re: vacated portions of 7th Street and beneficial cross access easement as shown in the updated title commitment.
#29: 30199 Zemel Road, Punta Gorda, FL, County: Charlotte
SLD Landfill, Inc. (Delaware)
Title Co.: Chicago Title Insurance Company; insured amount: $2,500,000
Title No. 2008 06555; Agent’s Title No. 51900-0023
* The legal description in the updated title commitment is missing a “Less and Excepted” parcel.

* Satisfaction and removal of the following title exception: Release of Lien recorded on December 11, 2007 in ORBook 3240, Pg 638, Charlotte County Clerk, is contingent on receipt and clearance of funds (regarding Claim of Lien recorded on October 31, 2007 in ORBook 3227, Pg 482, Charlotte County Clerk re: Better Roads, Inc. for $176,204.60 for asphalt paving ).
* New Communication System Right of Way and Easement to Embarq Florida, Inc. recorded on June 8, 2007 in ORBook 3170, Pg 594, Charlotte County Clerk, seems to run across Conservation Easement (to be shown on updated survey) — Need confirmation that such easement does not violate the terms, provisions, covenants and conditions of the Conservation Easement.
#30: “Freedom Recycling”, Lena Business Park, Lot 6, Bradenton, FL, County: Manatee
Freedom Recycling Holdings, LLC (Florida) Title Co.: Attorney’s Title Insurance Fund, Inc.; insured amount: $550,000 Title File and Reference No. 15-2008-1696 (51900-0023)
* Requirement in updated title commitment for an Estoppel Letter from the declarant under Declaration of CC&R’s in ORBook 1745, Pg 7330, Public Records of Manatee County re: assessments paid, to be satisfied.
Other Post Closing Obligations
Within 30 days of the Closing Date, the US Borrower shall have duly executed and delivered, or shall have caused each applicable Loan Party to duly execute and deliver, an account control agreement (in form reasonably satisfactory to the Administrative Agent) with respect to each of the Deposit Accounts (as defined in the Guarantee and US Collateral Agreement) set forth in Schedule 2 to the Guarantee and US Collateral Agreement, executed and delivered by each of the parties thereto.
Within 45 days of the Closing Date, the Canadian Borrower shall have delivered to the Administrative Agent and the Canadian Collateral Agent an acknowledgement and confirmation agreement from each of the following: (i) Ricoh Canada Inc., (ii) Konica Minolta Business Solutions (Canada) Ltd., (iii) John Deere Limited (iv) Citicorp Vendor Finance, Ltd., and (v) Honda Canada Finance Inc., with respect to each of their respective personal property registrations against the applicable Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and the Canadian Collateral Agent.

Schedule 7.2(d)
Existing Indebtedness
1.	A Promissory Note for approximately $2,500,000 in connection with the acquisition of Omni Waste of Osceola County LLC in favor of Evadne Gannarelli.

2.	Capital Lease Obligations in the amount of approximately $1,200,000.

3.	In November 2002, Waste Services (CA) Inc. entered into a put or pay disposal agreement with RCI Environnement Inc. and certain of its affiliates and Intersan Inc. pursuant to which Waste Services (CA) Inc. and RCI Environnement Inc. and its affiliates agreed to deliver certain volumes of waste to the landfills and transfer stations of Intersan Inc. over a seven year period. Waste Services (CA) Inc. has issued a letter of credit for Cdn. $4,000,000 to secure its obligation.

4.	Installment Sales Contract with Caterpillar Financial for a Caterpillar Wheel Loader GP Bucket Setco Solid Tire and Rim, Serial # JMS000860 payable in equal monthly installments of $9,624.44 commencing December 1, 2006, with a current balance of approximately $345,000.

5.	Note dated June 29, 2007 payable to WCA Corporation (assigned to CSFB) in the original principal amount of $10,500,000 payable without interest in 84 monthly payments of $125,000.00 on the last business day of each month until Jun 2014 — current balance approximately $8,625,000 .

6.	Deferred obligation to complete closure of adjacent C&D landfill in connection with acquisition of SLD Landfill. Estimated cost of approximately $1,800,000.

7.	Deferred obligation of approximately $195,000 to Cassidy Homes in connection with acquisition of Sun Country Landfill. Future contingent obligation of approximately $500,000 as building permits obtained for dwelling units.

Schedule 7.3 (f)
Existing Liens
1.	Security deposit of $2,100,000 paid to members of the Ward family re proposed acquisition of RIP, Inc.

2.	Security deposit of $550,000 paid to Hathis Wadi LLC re proposed acquisition of land adjacent to SLD Landfill.

3.	Liens on domestic assets as follows:

ORIGINAL FILE
	SECURED		DATE AND
DEBTOR	PARTY	JURISDICTION	NUMBER	DESCRIPTION
Waste Services, Inc. 1325 North Osprey Avenue, Sarasota, FL 34326	Phoenix Funding Group, LLC	Florida	File Date:08/25/2008 File #: 20080901225X	1- DM4 Channel 80GB DVR w CD & DVD Burner 2-Samsung Color Day/Night High Resolution Cameras SCC 2311 2-Camera Housings w/ Sunshield/ Heater HPV 36HS

Waste Services, Inc. 5113 Uceta Road, Tampa, FL 33618	Phoenix Funding Group, LLC	Florida	File Date:08/25/2008 File #: 200809012225	1- DM4 Channel 80GB DVR w CD & DVD Burner 2-Samsung Color Day/Night High Resolution Cameras SCC 2311 2-Camera Housings w/ Sunshield/ Heater HPV 36HS

Waste Services, Inc. 11457 CR 672. Balm, FL 33598	Phoenix Funding Group, LLC	Florida	File Date: 08/25/2008 File #: 200809012233	1- DM4 Channel 80GB DVR w CD & DVD Burner 2-Samsung Color Day/Night High Resolution Cameras SCC 2311 2-Camera Housings w/ Sunshield/ Heater HPV 36HS

Waste Services, Inc. 12875 60th Street. Clearwater, FL 33760	Phoenix Funding Group, LLC	Florida	File Date: 08/25/2008 File #: 200809012241	1- DM4 Channel 80GB DVR w CD & DVD Burner 2-Samsung Color Day/Night High Resolution Cameras SCC 2311 2-Camera Housings w/ Sunshield/ Heater HPV 36HS

Waste Services, Inc. 11500 43rd Street N., Clearwater, FL 33762	Ervin Leasing Company	Florida	File Date: 11/20/2007 File #: 200707043202	Filing for information only 1 Taridan Telephone System, per Schedule A, Ervin Leasing Company Lease No. 158963-01

Waste Services, Inc. 11500 43rd Street N., Clearwater, FL 33762	Ervin Leasing Company	Delaware	File Date: 08/02/2007 File #: 3154696	Filing for information only. 1 Taridan Telephone System per Schedule A Ervin Leasing Company Lease No. 158963-02.

Waste Services of Florida, Inc. 6800 Osten Road, New Port Richy, FL 34653	US Express Leasing, Inc.	Florida	File Date: 03/23/2007 File #: 200705123896	All items of personal property leased pursuant to that certain Lease Agreement dated March 20, 2007, together with all related software, all additions, attachments, accessories and accessions thereto, whether or not furnished by the supplier thereof; and any and all substitutions, replacements and exchanges therefor and all insurance proceeds thereof.

ORIGINAL FILE
	SECURED		DATE AND
DEBTOR	PARTY	JURISDICTION	NUMBER	DESCRIPTION

Waste Services of Florida, Inc. 1601 N. 34 St., Tampa, FL 33605	US Express Leasing, Inc.	Florida	File Date: 09/10/2007 File #: 200706485678	All items of personal property pursuant to that certain Leased Agreement dated August 31, 2007, together with all related software, all additions, attachments, accessories and accessions thereto, whether or not furnished by the supplier thereof; and any and all substitutions, replacements and exchanges therefor and all insurance proceeds thereof.

1 Kyocera Mita 2050 S/N J3106793

Waste Services of Florida, Inc. 5002 T-Rex Ave., Suite 200 Boca Raton, FL	US Express Leasing Inc.	Delaware	File Date: 08/17/2006 File #: 62861458	All items of personal property pursuant to that certain Leased Agreement dated August 9, 2006, together with all related software, all additions, attachments, accessories and accessions thereto, whether or not furnished by the supplier thereof; and any and all substitutions, replacements and exchanges therefor and all insurance proceeds thereof.

1 Kyocera Mita 5035 S/N M3041516

Waste Services of Florida, Inc. 3900 N. Orange Street, Sarasota, FL	US Express Leasing Inc.	Delaware	File Date: 02/27/2007 File #: 07351504	All items of personal property pursuant to that certain Leased Agreement dated August 9, 2006, together with all related software, all additions, attachments, accessories and accessions thereto, whether or not furnished by the supplier thereof; and any and all substitutions, replacements and exchanges therefor and all insurance proceeds thereof.

1 Kyocera Mita 5035 S/N M3042712

Waste Services of Florida, Inc. 11500 43rd Street North, Clearwater, FL	US Express Leasing Inc.	Delaware	File Date: 05/11/2007 File #: 1786101	All items of personal property pursuant to that certain Leased Agreement dated August 9, 2006, together with all related software, all additions, attachments, accessories and accessions thereto, whether or not furnished by the supplier thereof; and any and all substitutions, replacements and exchanges therefor and all insurance proceeds thereof.

1 Kyocera Mita 5050 copier system

Waste Services of Florida, Inc. 1325 N. Osprey Ave., Sarasota, FL	US Express Leasing Inc.	Delaware	File Date: 05/31/2007 File #: 2035227	All items of personal property pursuant to that certain Leased Agreement dated August 9, 2006, together with all related software, all additions, attachments, accessories and accessions thereto, whether or not furnished by the supplier thereof; and any and all substitutions, replacements and exchanges therefor and all insurance proceeds thereof.

1 Kyocera Mita 2050 copier system

ORIGINAL FILE
	SECURED		DATE AND
DEBTOR	PARTY	JURISDICTION	NUMBER	DESCRIPTION

Waste Services of Florida, Inc. 2602 North 34th Street, Tampa, FL	US Express Leasing Inc.	Delaware	File Date: 09/25/2007 File #: 3610325	All items of personal property pursuant to that certain Leased Agreement dated August 9, 2006, together with all related software, all additions, attachments, accessories and accessions thereto, whether or not furnished by the supplier thereof; and any and all substitutions, replacements and exchanges therefor and all insurance proceeds thereof.

1 Kyocera FS-C5030N S/N E7510112

Waste Services of Florida, Inc. 11500 43rd Street, Clearwater, FL 33762	CIT Technology Financing Services, Inc.	Florida	File Date: 08/06/2008 File #: 200808893511	2 Kyocera Mita 5050-K8310681, K8310687

1 Konica Minolta 253-A02E)11004831

1 Kyocera Mita 2560- S8501462 plus all other types of office equipment and products, computers, security systems and other items of equipment leased to and/or financed for debtor/lessee by secured party/lessor and including all replacements, upgrades and substitutions hereafter occurring to all of the foregoing equipment and all now existing and future attachments, parts, accessories and add -ons for all of the foregoing items and types of equipment and all proceeds and products thereof.

Waste Services of Florida, Inc.	Credit Suisse Funding LLC	Delaware	File Date: 06/03/2008 File #: 1989175	All assets and personal property of Debtor in connection with or related to that certain real property located in Lee County, FL having a legal description as set forth in Schedule A:

Tract or Parcel of Land lying in the East One-half (E1/2) of the southeast quarter of Section 17, Township 44 South, Range 25 East, Lee County County, FL.

Waste Services, Inc. 11500 43rd St. North, Clearwater, FL 33762	US Express Leasing Inc.	Delaware	File Date: 04/11/2007 File #: 1358067	All items of personal property pursuant to that certain Leased Agreement dated April 9, 2007, together with all related software, all additions, attachments, accessories and accessions thereto, whether or not furnished by the supplier thereof; and any and all substitutions, replacements and exchanges therefor and all insurance proceeds thereof.

1 Tadiran Coral IPX500 Telephone System

Waste Services, Inc. 11500 43rd St. North, Clearwater, FL 33762	Ervin Leasing Company	Delaware	File Date: 08/02/2007 File#: 3154696	Taridan Telephone System

Omni Waste of Osceola County, LLC	Caterpillar Financial Services	Florida	File Date: 04/08/2004 File #: 200406604272	One Caterpillar D7RIILGP track-type tractor SN AFG00527 and substitutions, replacements, additions and accessions thereto.

Liberty Waste, LLC	Caterpillar Financial Services Corporation	Florida	File Date: 01/05/2006 File #: 20060155196	One Caterpillar 966GII Wheel Loader SN AXJ02913 and substitutions, replacements, additions and accessions thereto.

Pro Disposal, Inc.	Caterpillar Financial Services Corporation	Florida	File Date: 11/03/2006 File #: 200604059734	One Caterpillar 980H Wheel Loader W/GP Bucket A/N: JMS00860 and substitutions, replacements, additions and accessions thereto

          C. Liens on Canadian assets.
     4. Liens in Canada.

Jurisdiction	Secured Party Name	Registration Particulars	Collateral Secured
Registrations with respect to Waste Services (CA) Inc.

Ontario	Ricoh Canada Inc. 100-1235 North Service Rd. W, Oakville, ON L6M 2W2	File No. 641025945 Registration No. 20071128 1949 1531 9958	Equipment, Other

Ontario	Xerox Canada Ltd. 33 Bloor Street, 3rd Floor, Toronto, ON M4W 3H1	File No.: 640460682 Registration No.: 20071105 1701 1462 2484	Equipment, Other

Ontario	Wakefield Canada Inc. 3620 Lakeshore Blvd. W., Toronto, ON M8W 1P2	File No.: 632582082 Registration No.: 20070202 1433 8077 7777	Equipment Secured Amount : $4,447 1-225-006 Graco Fireball 300 50 1 Grease Pump Pkg 2 — 993091 Graco Bench Tank Pkgs 1 — 244-100 Falcon Grease Pump Total Value $4,447.25

Ontario	VFS Canada Inc. 73 Industrial Parkway North, Aurora, ON L4G 4G4	File No.: 630828261 Registration No.: 20061122 1711 8077 1904 Amended by: 20061208 1447 8077 3071	Equipment, Other, Motor Vehicle Included
2007 Mack MR688S VIN #:
1M2K189CX7MO34253 c/w 40 cubic yard
Universal Front End Loader Model LM200FE
SN8003-3-1620 including dual camera
spotlights, camera
back up system and fork alarm

Ontario	Xerox Canada Ltd. 33 Bloor Street E, 3rd Floor, Toronto, ON M4W 3H1	File No.: 626749236 Registration No.: 20060705 1404 1462 5776	Equipment, Other

Ontario	Konica Minolta Business Solutions (Canada) Ltd./ Solutions D’Affairs Konica Minolta (Canada) Ltee P.O. Box 37, Station A, Mississauga, ON L5A 2Y9	File No.: 626020119 Registration No.: 20060609 1818 7029 0696	Equipment, Other 1 Minolta Bizhub C350 Bizhub Photocopier plus all accessories with all attachments, accessories and proceeds thereof

Ontario	John Deere Limited 1001 Champlain Ave., Suite 401, Burlington, ON L7L 5Z4	File No.: 624614454 Registration No.: 20060426 1441 8077 6309	Equipment, Other, Motor Vehicle Included 2006 John Deere Model 624J V.I.N #: DW624JZ604862

Ontario	Konica Minolta Business Solutions (Canada) Ltd. / Solutions D’Affairs Konica Minolta (Canada) Ltee P.O. Box 37, Station A, Mississauga, ON L5A 2Y9	File No.: 624108942 Registration No.: 20060407 1559 7029 9848	Equipment, Other 1 Konica Minolta C250 copier with accessories with all attachments, accessories and proceeds thereof

Ontario	De Lage Landen Financial Services Canada Inc. #100, 1235 North Service Rd. W., Oakville, ON L6M 2W2	File No.: 622698642 Registration No.: 20060213 1701 1462 1428	Equipment, Other
All goods supplied by the secured party pursuant to a lease with the secured party, together with all parts and accessories thereto and accessions thereto and all replacements or substitutions for such goods and proceeds thereof , including insurance proceeds.

Jurisdiction	Secured Party Name	Registration Particulars	Collateral Secured
Ontario	IFC (Canada) Inc. 155 Rexdale Blvd., Suite 504,	File No.: 622460673 Registration No.: 20060202	Equipment, Other Secured Amount: $16,200 3 -40 cubic yard compactor containers
	Toronto, ON M9W 5Z8 National Bank of Canada 3901 Highway 7 West Vaughan, Ontario L4L 8L5	1449 1862 4876

Ontario	Xerox Canada Ltd. 33 Bloor Street E, 3rd Floor, Toronto, ON M4W 3H1	File No.: 610653879 Registration No.: 20041117 1405 1462 7441	Equipment, Other

Ontario	Xerox Canada Ltd. 33 Bloor Street E, 3rd Floor, Toronto ON M4W 3H1	File No.: 644460948 Registration No.: 20080423 1406 1462 7608	Equipment, Other

Alberta	Irwin Commercial Finance Canada Corporation Suite 300, Park Place 666 Burrard Street, Vancouver BC V6C 2X8	Registration No.: 05063003999 Date: June 30, 2005	1 GB00915 2005 DEAWOO G25P
Forklift(s) together with all attachments accessories and replacements substitutions additions and improvements thereto and all proceeds and a right to an insurance payment or other payment that indemnifies or compensates for loss or damage to the collateral or proceeds of the collateral

Alberta	Ford Credit Canada Leasing Company	Registration No.: 06112916736	1FTRW14W87FA12821 2007 Ford F150
	P.O. Box 2400, Edmonton AB T5J 5C7	Date: November 29, 2006

Alberta	Ford Credit Canada Leasing Company	Registration No.: 06120426702	1FTRW14W87FA12821 2007 Ford F150
	P.O. Box 2400, Edmonton, AB T5J 5C7	Date: December 4, 2006

Alberta	VFS Canada Inc. 73 Industrial Parkway North, Aurora, ON L4G 4C4	Registration No.: 06120732208 Date: December 7, 2006	1M2K189CX7M034253 2007 Mack MR688S together with (1) all present and after-acquired parts, accessions, attachments and replacements thereto; and (2) proceeds

Alberta	Ford Credit Canada Leasing, A division of Canadian	Registration No.: 07022116532	1FTPW14V97FA73027 2007 Ford F150
	P.O. Box 2400, Edmonton, AB T5J 5C7	Date: February 21, 2007

Alberta	Wakefield Canada Inc. 3620 Lakeshore Blvd. West, Toronto ON M8W 1P2	Registration No.: 07090412664 Date: September 4, 2007	1 — 1110 Bench Tank Pkg 1135 Litre 1 - 2199UPGD Preset Digital handle upgrade total value $2,165

Jurisdiction	Secured Party Name	Registration Particulars	Collateral Secured
Alberta	John Deere Credit Inc. 1001 Champlain Ave, Suite 401, Burlington ON L7L 5Z4	Registration No.: 08020110008 Date: February 1, 2008	T00320A156404 2008 John Deere 320
One John Deere 320 Skid Steer together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto and all proceeds of every type, item or kind in any form derived directly or indirectly from any dealing with collateral including without limitation trade-ins, equipment inventory, goods, notes, chattel paper, contract rights, accounts, rental payments, securities, intangibles, documents of title and money and all proceeds of proceeds and a right to any insurance payment and any other payment that indemnifies or compensates for loss or damage to the collateral or the proceeds of the collateral

Alberta	Caterpillar Financial Services Limited	Registration No.: 08021317645	CAT042DAFDP22837 2005 Caterpillar 420D
	700 Dorval Drive, Suite 705, Oakville, ON L6K 3V3	Date: February 13, 2008

British Columbia	Onset Capital Corporation Suite 300, 666 Burrard Street, Vancouver, BC V6C 2X8	Registration No.: 073007C Date: December 2, 2004	Portable Buildings, together with all attachments, accessories, accessions replacements, substitutions, additions and improvements there to and all proceeds and a right to any insurance payment or other payment that indemnifies or compensates for loss or damage to the collateral or proceeds

British Columbia	Irwin Commercial Finance Canada Corporation Suite 300, Park Place, 666 Burrard Street, Vancouver, BC V6C 2X8	Registration No.: 204723C Date: February 24, 2005	Copiers, together with all attachments, accessories, accessions replacements, substitutions, additions and improvements there to and all proceeds and a right to any insurance payment or other payment that indemnifies or compensates for loss or damage to the collateral or proceeds

Registrations with respect to Waste Services, Inc.

Ontario	Citicorp Vendor Finance, Ltd. 123 Front Street West, 16th Floor, Toronto ON M5J 2M2	File No.: 633154239 Registration No.: 20070301 1154 1862 0990	Inventory, Equipment, Accounts, Other All leases (as defined in the master sale and assignment agreement dated April 19, 1999 between debtor and secured party) (the “Agreement”) that are purchased by secured party or are assigned to secured party from time to time pursuant to the Agreement, together with (i) any guarantees of the obligations of any lessee under the lease or other security in respect of the leased, (ii) all sums due under the leases or the guarantees or security described in (i) above, (ii) the equipment subject to the leases (and as defined therein) and (iii) all proceeds of the foregoing.

Registrations with respect to Waste Services, Inc.

Ontario	KEC Investments Inc. 155 Rexdale Blvd., Suite 504 Toronto, Ontario M9W 5Z8 National Bank of Canada 3901 Highway 7 West Vaughan, Ontario L4L 8L5	File No.: 618186429 Registration No.: 20050823 1135 1862 4621	Equipment, Other Secured Amount: $15,000 RP-4260-35 Self Contained Compactor with rear feed

Jurisdiction	Secured Party Name	Registration Particulars	Collateral Secured
Ontario	XEROX Canada Ltd. 33 Bloor Street East, 3rd Floor, Toronto ON M4W 3H1	File No.: 625639374 Registration No.: 20060530 1704 1462 7504	Equipment, Other

Ontario	Honda Canada Finance Inc. 3650 Victoria Park Ave, #302, North York ON L2H 3P7	File No.: 639907974 Registration No.: 20071015 1951 1531 1303	Consumer Goods, Equipment Secured Amount : $61,432 Date of Maturity: 06OCT2011 2008 Acura MDX VIN-2HNYD28898H000125

Registrations with respect to Capital Environmental Resource Inc.

Ontario	Castrol Canada Inc. 3620 Lakeshore Blvd, Toronto, ON M8W 1P2	File No: 616675217 Registration No.: 20041230 1045 8077 8033	Equipment Secured Amount: $8,215 2-245-319 Graco Workbench Tank Packages, 22506 Grease Pump, 22578 Oil Pump

Ontario	Castrol Canada Inc. 3620 Lakeshore Blvd, Toronto, ON M8W 1P2	File No: 606812913 Registration No.: 20040628 1444 8077 0668	Equipment Secured Amount: $3,923 2-237022 Hose Reel, 238457 Meter, 244100 Pump, 244089 Pump

Ontario	Castrol Canada Inc. 3620 Lakeshore Blvd, Toronto, ON M8W 1P2	File No: 604706598 Registration No.: 20040419 1403 8077 7244	Equipment Secured Amount: $8,163 2-1100 Steel Totes, 2-Fireball Pumps, 2-Hose Reels, 2-Meters, Misc. Accessories

Ontario	Castrol Canada Inc. 3620 Lakeshore Blvd, Toronto, ON M8W 1P2	File No:604198116 Registration No.: 20040331 1042 8077 6428	Equipment Secured Amount: $6,424 2-245-319 Graco Workbench Tank Packages, 2-225-378 Gear Oil Pumps

Ontario	Castrol Canada Inc. 3620 Lakeshore Blvd, Toronto, ON M8W 1P2	File No: 603300006 Registration No.: 20040224 1451 8077 4919	Equipment Secured Amount: $6,673 2-225378 Gear Oil Pumps, 2-993084 Workbench Tank Packages, 225006 Pump

Ontario	Castrol Canada Inc. 3620 Lakeshore Blvd, Toronto, ON M8W 1P2	File No: 602524854 Registration No.: 20040116 1451 8077 3424	Equipment Secured Amount: $5,582 2-93-030 Graco 1135 Litre Workbench Tank Packages

Ontario	Castrol Canada Inc. 3620 Lakeshore Blvd, Toronto, ON M8W 1P2	File No: 602205525 Registration No.: 20040102 1742 8077 2937	Equipment Secured Amount: $16,595 2-Used Workbench Packages, 2-993030 Workbench Tank Packages, 993084 Workbench Tank Package, 225006 Pump, 2-237022 Reels, 2-238503 Meters, 2-225006 Pumps

Ontario	Castrol Canada Inc. 3620 Lakeshore Blvd, Toronto, ON M8W 1P2	File No: 600639678 Registration No.: 20031030 1442 8077 0370	Equipment Secured Amount: $5,608 2-993030 Workbench Tank Packages

Ontario	Castrol Canada Inc. 3620 Lakeshore Blvd, Toronto, ON M8W 1P2	File No: 600639831 Registration No.: 20031030 1442 8077 0386	Equipment Secured Amount: $5,144 2-993-028 Graco Workbench Tank Packages

Schedule 7.5 (e)
Certain Dispositions
1. Potential Sale of Michigan Links Transfer Station to City of Fort Myers. The Borrower has submitted a letter of intent to the City of Fort Myers for a purchase price of $8,000,000.
2. Sale of 7580 Philips Highway, Jacksonville, FL to Advanced Disposal (ADS) on exercise of purchase option contained in the lease of the property. The option to purchase is exercisable at ADS’s option in the period April 1, 2009 through March 31, 2012 for a purchase price of $6,000,000 payable on closing. If the closing occurs after July 30, 2009, the purchase price increases by the percentage increase in the CPI every 12 months from April 1, 2009 to the end of the month immediately preceding the closing,
3. Potential Sale of Keswick, Ontario containers and customers to Miller Waste for cash of approximately Cdn. $2,500,000. The closing of this transaction is expected by the end of the 4th quarter of 2008.

Schedule 7.10
Transactions with Affiliates
1.	In November 2002, the Canadian Borrower entered into a put or pay disposal agreement with RCI Environnement Inc. and certain of its affiliates and Intersan Inc. pursuant to which the Canadian Borrower and RCI and its affiliates agreed to deliver certain volumes of waste to the landfills and transfer station of Intersan Inc. over a seven year period. The RCI companies are controlled by Lucien Rémillard, a director of the US Borrower. The Canadian Borrower has issued a letter of credit for Cdn. $4,000,000 to secure its obligation.

2.	Pursuant to a subscription agreement dated November 8, 2006 among the US Borrower, Prides Capital Fund 1, LP and others, Prides Capital Fund 1, LP subscribed for $26,500,000 in common stock of the Borrower at $9.50 per share. Pursuant to that agreement, a nominee of Prides, Charlie McCarthy, was, on December 18, 2006, appointed a director of the Borrower for a term ending in 2009.

3.	As required by registration rights agreements dated December 15, 2006, the US Borrower filed a registration statement on Form S-3 with the Securities and Exchange Commission on December 21, 2006 to register stock issued in private placements on December 15, 2006 to Westbury (Bermuda) Limited, affiliates of Kelso & Company and Prides Capital Fund 1, LP.

4.	The Canadian Borrower leases office premises in Burlington, Ontario from Westbury International (1991) Corporation, a property development company owned by Michael H. DeGroote, a director of the US Borrower.

Execution Version

GUARANTEE AND US COLLATERAL AGREEMENT
made by
WASTE SERVICES, INC.,
WASTE SERVICES (CA) INC.
and certain of their respective Subsidiaries
in favor of
BARCLAYS BANK PLC,
as Administrative Agent
Dated as of October 8, 2008

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ANNEXES:

1	Form of Assumption Agreement

SCHEDULES:

1	Notice Addresses of Guarantors
2	Description of Pledged Investment Property
3	Filings and Other Actions Required to Perfect Security Interests
4	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office
5	Location of Inventory and Equipment
6	Intellectual Property
7	Vehicles
8	Commercial Tort Claims

EXHIBITS:

A	Form of Acknowledgment and Consent
B-1	Form of Intellectual Property Security Agreement
B-2	Form of After-Acquired Intellectual Property Security Agreement

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GUARANTEE AND US COLLATERAL AGREEMENT
     This GUARANTEE AND US COLLATERAL AGREEMENT, dated as of October 8, 2008, made by each of WASTE SERVICES (CA) INC., an Ontario corporation (the “Canadian Borrower”), WASTE SERVICES, INC., a Delaware corporation (the “US Borrower” and, together with the Canadian Borrower, the “Borrowers”), and the other signatories hereto (together with the Borrowers and any other entity that may become a party hereto as provided herein, the “Loan Parties”), in favor of BARCLAYS BANK PLC, as Administrative Agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”) for (i) the several banks and other financial institutions or entities (the “Lenders”) from time to time party to the Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners (collectively, in such capacities, the “Arrangers”), Bank of America, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents (collectively, in such capacities, the “Co-Documentation Agents”), the Administrative Agent and The Bank of Nova Scotia, as Canadian agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Agent”) and Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”), and (ii) the other Secured Parties (as hereinafter defined).
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Loan Party;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Loan Parties in connection with the operation of their respective businesses;
          WHEREAS, the Borrowers and the other Loan Parties are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors and the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

          NOW, THEREFORE, in consideration of the premises and to induce the Arranger, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
          1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Account Debtor, Authenticate, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
          (b) The following terms shall have the following meanings:
     “Administrative Agent”: as defined in the preamble hereto.
     “Agreement”: this Guarantee and US Collateral Agreement, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
     “Arrangers”: as defined in the preamble hereto.
     “Borrower Obligations”: the collective reference to the Canadian Borrower Obligations and the US Borrower Obligations.
     “Borrowers”: as defined in the preamble hereto.
     “Canadian Agent”: as defined in the preamble hereto.
     “Canadian Borrower”: as defined in the preamble hereto.
     “Canadian Borrower Obligations”: the collective reference to the Obligations (as defined in the Credit Agreement) with respect to the Canadian Borrower.
     “Canadian Collateral Agent”: as defined in the preamble hereto.
     “Co-Documentation Agents”: as defined in the preamble hereto.
     “Collateral”: as defined in Section 3.

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     “Collateral Account”: (i) any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4 or (ii) any cash collateral account established as provided in Section 2.8(k), 2.13(e) or 8 of the Credit Agreement.
     “Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.
     “Copyrights”: (i) all domestic and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations, and mask works applications and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Credit Agreement”: as defined in the preamble hereto.
     “Deposit Account”: (i) all “deposit accounts” as defined in Article 9 of the UCC, (ii) all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts) and (iii) shall include, without limitation, all of the accounts listed in Schedule 2 hereto under the heading “Deposit Accounts” (as such schedule may be amended from time to time) together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.
     “Excluded Assets”: any permit, lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such permit, lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such

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permit, lease, license, contract, property rights or agreement that does not result in any of the consequences specified above.
     “Excluded Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Excluded Foreign Subsidiary.
     “Federal Assignment of Claims Act”: 31 U.S.C. § 3727 and 41 U.S.C. §15.
     “General Intangibles”: all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedge Agreements and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and Authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, restated, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.
     “Grantors”: the collective reference to the US Borrower and each Domestic Subsidiary.
     “Guarantor Obligations”: with respect to (i) any Guarantor that is not a Borrower, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document), (ii) the US Borrower, all obligations and liabilities of the US Borrower in its capacity as Guarantor of the Canadian Borrower Obligations, which arise under or in connection with Section 2, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document), and (iii) the Canadian Borrower, all obligations and liabilities of the Canadian Borrower in its capacity as Guarantor of the US Borrower Obligations, which arise under or in connection with Section 2, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

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     “Guarantors”: the collective reference to each signatory hereto.
     “Insurance”: shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof) and (ii) any key man life insurance policies.
     “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Intercompany Note”: any promissory note evidencing loans made by any Grantor to any other Group Member.
     “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity Interests”), (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.
     “Issuers”: the collective reference to each issuer of a Pledged Security.
     “Lenders”: as defined in the preamble hereto.
     “Loan Parties”: as defined in the preamble hereto.
     “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Obligations”: (i) in the case of each Borrower, its Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.
     “Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

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     “Patents”: (i) all domestic and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 6, all certificates of invention or similar property rights (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Pledged Alternative Equity Interests”: shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.
     “Pledged CEHC Shares”: shall mean the Pledged Stock consisting of shares in the capital stock of a ULC, including, for the avoidance of doubt, but not limited to, all shares of capital stock of Capital Environmental Holdings Company, now owned or hereafter acquired by such Grantor, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of Capital Environmental Holdings Company of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such             shares and any other warrant, right or option to acquire any of the foregoing.
     “Pledged Commodity Contracts”: all commodity contracts listed in Schedule 2 (as such Schedule may be amended from time to time) and all other commodity contracts to which any Grantor is party from time to time.
     “Pledged Debt Securities”: all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed in Schedule 2, (as such Schedule may be amended from time to time) together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

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     “Pledged Equity Interests”: shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.
     “Pledged LLC Interests”: shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company including, without limitation, all limited liability company interests listed in Schedule 2 hereto under the heading “Pledged LLC Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.
     “Pledged Notes”: all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed in Schedule 2 (as such Schedule may be amended from time to time) and all Intercompany Notes at any time issued to any Grantor.
     “Pledged Partnership Interests”: shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed in Schedule 2 hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.
     “Pledged Securities”: the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.
     “Pledged Security Entitlements”: all security entitlements with respect to the financial assets listed in Schedule 2 (as such Schedule may be amended from time to time) and all other security entitlements of any Grantor.
     “Pledged Stock”: shall mean all shares of capital stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock” (as such schedule may be amended from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or

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option to acquire any of the foregoing; provided, however, that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock be required to be pledged hereunder.
     “Pledged Trust Interests”: shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust including, without limitation, all trust interests listed in Schedule 2 hereto under the heading “Pledged Trust Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.
     “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
     “Receivable”: all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to “Receivables” shall include any Supporting Obligation or collateral securing such Receivable.
     “Secured Parties”: collectively, the Arrangers, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Canadian Agent, the Lenders and, with respect to any Specified Hedge Agreement, any Qualified Counterparty that has agreed to be bound by the provisions of Section 9 of the Credit Agreement as if it were a Lender party thereto; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or the obligations of any Guarantor under this Agreement.
     “Securities Act”: the Securities Act of 1933, as amended.
     “Syndication Agent”: as defined in the preamble hereto.
     “Taxes”: all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Authority, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-

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collection of or in respect of these taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.
     “Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.
     “Trademarks”: (i) all domestic and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.
     “Trade Secret License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret, including, without limitation, any of the foregoing referred to in Schedule 6.
     “Trade Secrets”: (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments arising out of the sale, lease, license, assignment or other disposition thereof, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.
     “ULC”: shall mean any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity, including, for the avoidance of doubt, but not limited to, Capital Environmental Holdings Company.
     “US Borrower”: as defined in the preamble hereto.
     “US Borrower Obligations”: the collective reference to the Obligations (as defined in the Credit Agreement) with respect to the US Borrower.

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     “Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and, in any event including, without limitation, the vehicles listed in Schedule 7 and all tires and other appurtenances to any of the foregoing.
          1.2. Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
          (d) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be.
SECTION 2. GUARANTEE
          2.1. Guarantee.
          (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations; provided that the guarantee set forth in this Section 2 of the US Borrower shall be limited to the prompt and complete payment and performance by the Canadian Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Canadian Borrower Obligations, and the guarantee set forth in this Section 2 of the Canadian Borrower shall be limited to the prompt and complete payment and performance by the US Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the US Borrower Obligations.
          (b) If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a

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bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.
          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.
          (d) The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations.
          (e) No payment made by any of the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) are paid in full, no Letter of Credit shall be outstanding (except Letters of Credit which have been supported with a letter of credit or cash collateralized in accordance with Section 10.15(c) of the Credit Agreement) and the Commitments are terminated or have expired.
          2.2. Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Guarantor or is received or collected on account of the Obligations from any Guarantor or its property:
          (a) (i) If such payment is made by a Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan made to such Borrower or a Letter of Credit issued for account of such Borrower, such Borrower shall not be entitled (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Guarantor or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Guarantor or its property.

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          (b) If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from the US Borrower (with respect to any payment on the US Borrower Obligations) or the Canadian Borrower (with respect to any payment on the Canadian Borrower Obligations) and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.
          (c) If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Guarantor under Sections 2.2(a) and 2.2(b), such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Guarantor as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Guarantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Guarantor, then (after payment in full of the Obligations) the Administrative Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.
          (d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Guarantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

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          (e) The obligations of the Guarantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.
          (f) Each Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Guarantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).
          2.3. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders under the Credit Agreement or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
          2.4. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any of the Guarantors with respect to the Borrower Obligations.

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Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by any of the Borrowers or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers of the Borrower Obligations or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          2.5. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          2.6. Payments. Each Guarantor hereby guarantees that payments hereunder with respect to the US Borrower Obligations will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent located at the Payment Office specified in the Credit Agreement and that payments hereunder with respect to the Canadian Borrower Obligations will be paid to the Canadian Agent without set-off or counterclaim in Canadian Dollars in immediately available funds at the office of the Canadian Agent located at the Canadian Payment Office specified in the Credit Agreement.
          2.7. Withholding Taxes. Any and all payments by any Guarantor under this Agreement or any other Loan Document shall be made, in full, without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of any Taxes unless such Guarantor is required by law to make payment subject to such Taxes. If any Guarantor

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shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, such Guarantor shall make such deductions or withholdings, and such Guarantor shall pay the full amount deducted or withheld to the relevant taxing or other authority in accordance with applicable laws. If any Taxes (except for Taxes imposed on or measured by the net income of each Secured Party by the jurisdiction under the laws of which it is organized or carries on business or any political subdivisions thereof) or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by such Guarantor hereunder, such Guarantor shall pay such additional amounts as may be necessary to ensure that each Secured Party receives a net amount equal to the full amount which it would have received had payment (including of any additional amounts payable under this Section 2) not been made subject to such Taxes.
SECTION 3. GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL
          (a) Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the personal property of such Grantor, including, without limitation, the following property, in each case, wherever located and now owned or at any time hereafter acquired, created or developed by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all Deposit Accounts;
     (iv) all Documents;
     (v) all Equipment;
     (vi) all General Intangibles;
     (vii) all Instruments;
     (viii) Insurance;
     (ix) all Intellectual Property;
     (x) all Inventory;
     (xi) all Investment Property;

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          (xii) all Letter of Credit Rights;
          (xiii) all Money;
          (xiv) all Vehicles;
          (xv) all Goods not otherwise described above;
          (xvi) any Collateral Account;
          (xvii) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;
          (xviii) Commercial Tort Claims now or hereafter described in Schedule 8; and
          (xix) to the extent not otherwise included, all other property of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.
               Notwithstanding anything to the contrary in this Agreement, none of the Excluded Assets shall constitute Collateral.
               (b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any Receivables, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Administrative Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Receivables, Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

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SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Arrangers, the Administrative Agent, the Canadian Agent, the Syndication Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor (and each Loan Party, if applicable) hereby represents and warrants to the Secured Parties that:
          4.1. Representations in Credit Agreement. In the case of each Loan Party, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Loan Party or to the Loan Documents to which such Loan Party is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects (without duplication of any materiality qualifier contained therein), except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to any Borrower’s knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Loan Party’s knowledge.
          4.2. Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, except for Permitted Liens. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.
          4.3. Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in duly completed and duly executed form, as applicable (except, with respect to Vehicles and Deposit Accounts, to the extent required to be so delivered pursuant to the terms of the Loan Documents), and may be filed by the Administrative Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof and (ii) are prior to all other Liens on the Collateral except for Permitted Liens. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including without limitation those specified in Section 5.2 to: (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Entitlements, Commodity Accounts or Securities Accounts (each as defined in the UCC), (ii) establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts, (iii) in the event such Grantor obtains any Letter of Credit Rights, establish the Administrative Agent’s “control” (within the meaning of Section 9-107 of the UCC) over all such Letter of Credit Rights, (iv) in the event such Grantor obtains any

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Electronic Chattel Paper, establish the Administrative Agent’s control (within the meaning of Section 9-105 of the UCC) over all such Electronic Chattel Paper and (v) in the event such Grantor obtains any “transferable records” (as defined in UETA), establish the Administrative Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction (“UETA”)) over all such “transferable records” under and as defined in UETA.
          4.4. Name; Jurisdiction of Organization, etc. On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational i.d. number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as specified on Schedule 4, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated.
          4.5. Inventory and Equipment. (a) On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed in Schedule 5. Within the five years preceding execution of this agreement, such Grantor has not changed the location of its Equipment and Inventory except as otherwise disclosed in Schedule 5.
          (b) any Inventory now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and
          (c) none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman.
          4.6. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
          4.7. Investment Property. (a) Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the headings “Pledged Stock”, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor and all of such Pledged Debt Securities and Pledged Notes has been duly authorized, authenticated or issued, and delivered and is the legal,

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valid and binding obligation of the issuers thereof enforceable in accordance with their terms and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto.
          (b) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.
          (c) All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.
          (d) None of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are: (i) registered as investment companies, (ii) are dealt in or traded on securities exchanges or markets or (iii) have opted to be treated as “securities” under Article 8 of the Uniform Commercial Code other than (x) the Pledged LLC Interests consisting of Omni Waste of Osceola County LLC and Freedom Recycling Holdings, LLC, each of which are “securities” under Article 8 of the Uniform Commercial Code or (y) such other Pledged LLC Interests or Pledged Partnership Interests as to which such Grantor shall have notified the Administrative Agent thereof and delivered to the Administrative Agent certificated securities representing such Pledged LLC Interests and Pledged Partnership Interests.
          (e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
          (f) Each Issuer that is not a Grantor hereunder has executed and delivered to the Administrative Agent an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.
          4.8. Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Administrative Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the UCC) of the Administrative Agent.

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          (b) None of the obligors on any Receivables in excess of $500,000 per fiscal year individually or $2,000,000 in the aggregate (or such higher amount as the Administrative Agent may reasonably agree to) is a Governmental Authority except obligors or Receivables as to which such Grantor has obtained all necessary consents to assignment required by the Federal Assignment of Claims Act or any similar state or local law.
          (c) To the knowledge of each Grantor, each material Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise or defective services) and (iv) is and will be in compliance with all applicable laws and regulations.
          4.9. Intellectual Property. (a) Schedule 6 lists all registered Intellectual Property owned by such Grantor in its own name on the date hereof, and all Patent Licenses, Copyright Licenses and Trademark Licenses. Except as set forth in Schedule 6, or as could not reasonably be expected to have a Material Adverse Effect, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all of the Intellectual Property owned by such Grantor, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.
          (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and neither the operation of such Grantor’s business as currently conducted or as contemplated to be conducted nor the use of any Intellectual property in connection therewith materially conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the intellectual property rights of any other Person.
          (c) Except as set forth in Schedule 6, (i) none of the material Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and (ii) there are no other agreements, obligations, orders or judgments which affect the use of any material Intellectual Property owned by such Grantor.
          (d) The rights of such Grantor in or to the material Intellectual Property owned by such Grantor do not materially conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may so infringe upon the rights of any third party. To the knowledge of such Grantor, there is currently no infringement or unauthorized use of any item of material Intellectual Property owned by such Grantor.
          (e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of material Intellectual Property owned by such Grantor that could reasonably be expected to lead to such

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item becoming invalid or unenforceable including, without limitation, unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.
          (f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor materially infringe any patent, trademark, copyright, or any other right of any third party, (iii) alleging that any material Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, or (iv) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property owned by such Grantor. To the knowledge of such Grantor, no Person is engaging in any activity that infringes upon the material Intellectual Property owned by such Grantor or upon the rights of such Grantor therein. Except as set forth in Schedule 6 hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the registered Intellectual Property owned by such Grantor. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the material Intellectual Property owned by such Grantor or used by such Grantor in the operation of its business.
          (g) With respect to each material Copyright License, Trademark License and Patent License: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.
          (h) Except as set forth in Schedule 6, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of material registered Intellectual Property in full force and effect and to protect and maintain its interest therein. Such Grantor has used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright included in the Intellectual Property.
          (i) None of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor

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or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s material Intellectual Property.
          (j) Such Grantor has made all filings and recordations necessary to adequately protect its interest in its material Intellectual Property including, without limitation, recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices.
          (k) Such Grantor has taken all steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of material Intellectual Property and has taken all steps to ensure that all licensed users of any kind of material Intellectual Property use such consistent standards of quality.
          (l) No Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor’s rights in, any material Intellectual Property.
          4.10. Vehicles. Schedule 7 is a complete and correct list of all Vehicles owned by such Grantor as of September 30, 2008.
          4.11. Letter of Credit Rights. No Grantor is a beneficiary or assignee under any letter of credit except, after the Closing Date as to which such Grantor has provided the Administrative Agent with written notice thereof..
          4.12. Commercial Tort Claims. No Grantor has any commercial tort claims except, after the Closing Date as to which such Grantor has provided the Administrative Agent with written notice thereof.
SECTION 5. COVENANTS
          Each Grantor (and each Loan Party, if applicable) covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no Letter of Credit shall be outstanding (except Letters of Credit which have been supported with any letter of credit or cash collateralized in accordance with Section 10.15(c) of the Credit Agreement) and the Commitments shall have terminated or expired:
          5.1. Covenants in Credit Agreement. Each Loan Party shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Loan Party or any of its Subsidiaries.

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          5.2. Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts. (a) If any of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.
          (b) If any of the Collateral is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) that such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) that copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) that each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
          (c) If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.
          (d) Each Grantor shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Administrative Agent without further consent of such Grantor, such agreement to be substantially in form and substance reasonably acceptable to the Administrative Agent.
          (e) If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Administrative Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably acceptable to the Administrative Agent.
          (f) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Administrative Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent.

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          5.3. Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance on all its property (including, without limitation, all Inventory, Equipment and Vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by similarly situated companies engaged in the same or a similar business and consistent with past practices of such Grantor; and furnish to the Administrative Agent with copies for each Secured Party, upon written request, full information as to the insurance carried; provided that in any event such Grantor will maintain, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake and loss by fire, explosion and theft), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), and (ii) public liability insurance. All such insurance with respect to such Grantor shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance shall (i) provide that the Administrative Agent shall receive at least 30 days prior written notice of any cancellation thereof or material reduction in amount or material change in coverage thereof, (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.
          (b) Such Grantor will deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Closing Date, a recently dated certificate showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor, and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $1,000,000 with respect to any property and casualty insurance policy maintained by such Grantor. Each Secured Party shall be named as additional insured on all such liability insurance policies of such Grantor and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.
          5.4. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good

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faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
          5.5. Maintenance of Perfected Security Interest; Further Documentation.(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (except with respect to Vehicles and Deposit Accounts, solely to the extent required to be so perfected pursuant to the terms of the Loan Documents) having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.
          (b) Such Grantor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.
          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement in form and substance reasonably satisfactory to the Administrative Agent.
          5.6. Changes in Locations, Name, Jurisdiction of Incorporation, etc. (a) Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein: (i) without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or (ii) change its legal name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.
          (b) Such Grantor shall not permit any of the Inventory or Equipment (other than mobile goods) to be kept at a location other than those listed in Schedule 5; unless such Grantor delivers within 15 days a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment (other than mobile goods) shall be kept.

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          5.7. Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of the occurrence of any event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
          5.8. Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock or other Pledged Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
          (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (v) without the prior written consent of the Administrative Agent, cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes

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of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any Issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (v), such Grantor shall promptly notify the Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Administrative Agent’s “control” thereof.
          (c) In the case of each Grantor which is an Issuer, such Issuer (i) agrees that it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) acknowledges that the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Security to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.
          5.9. Receivables.(a) Other than in the ordinary course of business consistent with its past practice and so long as no Event of Default shall have occurred and be continuing, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable other than in the ordinary course of business consistent with its past practice or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
          (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.
          (c) Each Grantor shall perform and comply in all material respects with all of its obligations with respect to the Receivables.
          5.10. Intellectual Property.(a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security

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Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.
          (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.
          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
          (e) Such Grantor (either itself or through licensees) will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright included in the Intellectual Property.
          (f) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
          (g) Promptly upon such Grantor’s acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of Grantor, apply for registration thereof with the United states Copyright Office, the United States Patent and Trademark Office and other appropriate office. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark or other Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

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          (h) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
          (i) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Administrative Agent in accordance herewith.
          (j) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and take such actions as such Grantor shall reasonably deem appropriate including, without limitation, suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and recovering any and all damages for such infringement, misappropriation or dilution.
          (k) Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not now a part of the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Administrative Agent in accordance herewith, and (iv) it shall promptly and take the actions specified in Section 5.10(m).
          (l) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

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          (m) Such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.
          (n) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.
          5.11. Vehicles.(a) No Vehicle shall be removed from the state which has issued the certificate of title or ownership therefor for a period in excess of four months, except that up to 5% of the total number of Vehicles may be so removed as consistent with the Loan Parties’ past practices at any time.
          (b) With respect to any Vehicle owned by a Grantor, at the reasonable request of the Administrative Agent, take such action (or cause its Subsidiaries to take such action), including endorsing certificates of title or executing applications for transfer of title, as is reasonably required by the Administrative Agent to enable it to properly perfect and protect its Lien on such Vehicles and to transfer the same upon an Event of Default; provided that the Administrative Agent shall not register its security interest in such certificates of title or applications for transfer of title until an Event of Default has occurred.
SECTION 6. REMEDIAL PROVISIONS
          6.1. Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right to make test verifications of the Receivables (which verifications shall be (in the name of the applicable Grantor only unless a Default or Event of Default has occurred and is continuing) in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, after the occurrence and during the continuance of a Default or Event of Default, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
          (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense; provided, however, that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to

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the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (c) At any time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
          6.2. Communications with Obligors; Grantors Remain Liable.(a) The Administrative Agent may at any time communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables; provided that such communication shall be in the name of the applicable Grantor unless a Default or Event of Default exists and is continuing.
          (b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may notify, or require any Grantor to notify, the Account Debtor or counterparty on any Receivable of the security interest of the Administrative Agent therein and may, upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables directly to the Administrative Agent.
          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          6.3. Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with

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respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
          (b) If an Event of Default shall occur and be continuing: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Administrative Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, the Administrative Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.
          (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.
          6.4. Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

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          6.5. Application of Proceeds. At such intervals as may be agreed upon by the Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may (notwithstanding the provisions of Section 2.12 of the Credit Agreement) apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:
     First, to the Administrative Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;
     Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
     Third, to the Administrative Agent, for application by it towards prepayment of the Obligations not then due and owing, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and
     Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding (unless such Letters of Credit have been supported with a letter of credit or cash collateralized in accordance with Section 10.15(c) of the Credit Agreement) and the Commitments shall have terminated or expired shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.
          6.6. Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which

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right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.
          (b) The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.
          (c) In the event of any Disposition of any of the material Intellectual Property pursuant to the Secured Parties’ rights hereunder, the goodwill of the business connected with

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and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Administrative Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any material Intellectual Property subject to such Disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
          6.7. Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt Securities pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.7 valid and binding and

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in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that, to the extent permitted by law, each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and, to the extent permitted by law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.
          6.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.
SECTION 7. THE ADMINISTRATIVE AGENT
          7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

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     (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith.
          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date

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reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          7.2. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a court of competent jurisdiction to have resulted directly from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.
          7.3. Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, the Administrative Agent is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
          7.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with

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respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          7.5. Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any Requirement of Law, the Administrative Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent); provided, however, that no such co-agent or separate agent shall be authorized to take any action with respect to any Collateral unless and except to the extent authorized in writing by the Administrative Agent.
SECTION 8. MISCELLANEOUS
          8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement and unless in writing and signed by the Administrative Agent.
          8.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor (other than any Borrower) shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
          8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          8.4. Enforcement Expenses; Indemnification. (a) Each Loan Party agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Loan Party under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Loan Party is a party, including, without limitation, the fees and disbursements of counsel (including the

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allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.
          (b) Each Loan Party agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (c) Each Loan Party agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 10.5 of the Credit Agreement.
          (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
          (e) Each Loan Party agrees that the provisions of Section 2.20 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.
          8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Loan Party and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Loan Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
          8.6. Set-Off. Each Loan Party hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Loan Party or any other Loan Party, any such notice being expressly waived by each Loan Party, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Loan Party, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Loan Party to such Secured Party hereunder, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Loan Party promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have. The rights of the Secured Parties under this Section 8.6 are subject to the adjustment provisions of Section 10.7(a) of the Credit Agreement applicable to Lenders thereunder.

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          8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          8.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Loan Parties, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
          8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN APPLICATION OF A DIFFERENT GOVERNING LAW.
          8.12. Submission to Jurisdiction; Waivers. Each Loan Party hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

41

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          8.13. Acknowledgments. Each Loan Party hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
          (b) no Secured Party has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Loan Parties and the Secured Parties.
          8.14. Additional Guarantors. Each Subsidiary of either Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
          8.15. Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Hedge Agreements that have not been terminated) shall have been paid in full, the Commitments have been terminated or expired and no Letters of Credit shall be outstanding except Letters of Credit which have been supported with another letter of credit or cash collateralized in accordance with Section 10.15(c) of the Credit Agreement, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such termination, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.
          (b) If any of the Collateral shall be Disposed of by any Loan Party in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrowers, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary

42

Guarantor shall be Disposed of in a transaction permitted by the Credit Agreement; provided that the Borrowers shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith.
          (c) Each Loan Party acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent subject to such Loan Party’s rights under Section 9-509(d)(2) of the New York UCC.
          8.16. WAIVER OF JURY TRIAL. EACH LOAN PARTY AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          8.17. Pledged ULC Shares Limitation. Notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement, any other Loan Document or any other document or agreement among all or some of the parties hereto, each Grantor is as of the date of this Agreement the sole registered and beneficial owner of all Pledged ULC Shares as described in Schedule 2 to this Agreement and will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of the Administrative Agent, any other Secured Party or any other person on the books and records of such ULC. Nothing in this Agreement, the Credit Agreement, any other Loan Document or any other document or agreement delivered among all or some of the parties hereto is intended to or shall constitute the Administrative Agent, any other Secured Party or any person other than a Grantor to be a member or shareholder of any ULC until such time as written notice is given to the applicable Grantor and all further steps are taken so as to register the Administrative Agent, any other Secured Party or any person as holder of the Pledged ULC Shares. The granting of the pledge and Security Interest pursuant to the Loan Documents does not make the Administrative Agent, any other Secured Party a successor to any Grantor as a member or shareholder of any ULC, and neither the Administrative Agent, any other Secured Party nor any of their respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when the Administrative Agent, any other Secured Party or any successor or assign therof expressly becomes a registered member or shareholder of any ULC. Each pledgor of Pledged ULC Shares pursuant to the Loan Documents shall be entitled to receive and retain for its own account any dividends or other distributions if any, in respect of the Collateral, and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such pledgor would if such Pledged ULC Shares were not pledged to the Administrative Agent, any other Secured Party or to any other person pursuant hereto. To the extent any provision hereof would have the effect of constituting the Administrative Agent or any other Secured Party to be a member or shareholder

43

of any ULC prior to such time, such provision shall be severed herefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares. Notwithstanding anything herein to the contrary (except to the extent, if any, that the Administrative Agent, any other Secured Party or any of their successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither the Administrative Agent, any other Secured Party nor any of their respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by the Administrative Agent, any other Secured Party or other persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, each pledgor of such Pledged ULC Shares shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, the Administrative Agent or any other Secured Party to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favour in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Administrative Agent, or any other Secured Party or other person holding a security interest in the Pledged ULC Shares; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.
[Remainder of page intentionally left blank]

44

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

WASTE SERVICES, INC.
By:
Name:
Title:

WASTE SERVICES (CA) INC.
By:
Name:
Title:

WASTE SERVICES OF ARIZONA, INC.
By:
Name:
Title:

WASTE SERVICES OF FLORIDA, INC.
By:
Name:
Title:

JACKSONVILLE FLORIDA LANDFILL, INC.
By:
Name:
Title:

OMNI WASTE OF OSCEOLA COUNTY LLC
By:
Name:
Title:

SLD LANDFILL, INC.
By:
Name:
Title:

SANFORD RECYCLING AND TRANSFER, INC.
By:
Name:
Title:

SUN COUNTRY MATERIALS, LLC
By:
Name:
Title:

TAFT RECYCLING, INC.
By:
Name:
Title:

CAPITAL ENVIRONMENTAL HOLDINGS COMPANY
By:
Name:
Title:

RAM-PAK COMPACTION SYSTEMS LTD.
By:
Name:
Title:

FREEDOM RECYCLING HOLDINGS, LLC
By:
Name:
Title:

BARCLAYS BANK PLC, as Administrative Agent
By:
Name:
Title:

Exhibit A to
Guarantee and US Collateral Agreement
FORM OF ACKNOWLEDGMENT AND CONSENT
          The undersigned hereby acknowledges receipt of a copy of the Guarantee and US Collateral Agreement, dated as of October 8, 2008 (the “Agreement”), made by the Grantors party thereto for the benefit of Barclays Bank PLC, as Administrative Agent; capitalized terms used but not defined herein have the meanings given such terms therein. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:
          1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
          2. The undersigned confirms the statements made in the Agreement with respect to the undersigned including, without limitation, in Section 4.7 and Schedule 2.
          3. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By

Name:
Title:

Address for Notices:

Fax:

A-1

Exhibit B-1 to
Guarantee and US Collateral Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of [                    ] (as amended, restated, supplemented or otherwise modified from time to time, this “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of Barclays Bank PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
          WHEREAS, Waste Services (CA) Inc., an Ontario corporation, and Waste Services, Inc., a Delaware corporation, have entered into that certain Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), with the Lenders from time to time party thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners, Bank of America, N.A., as syndication agent, Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents, the Administrative Agent and The Bank of Nova Scotia, as Canadian agent and Canadian collateral agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and US Collateral Agreement, dated as of October 8, 2008, in favor of the Administrative Agent (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and US Collateral Agreement”).
          WHEREAS, under the terms of the Guarantee and US Collateral Agreement, the Grantors have granted a security interest in certain Property, including, without limitation, certain Intellectual Property of the Grantors to the Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:
          SECTION 1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

B-1-1

          (a) (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);
          (b) (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);
          (c) (i) all copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the Copyright Act), and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);
          (d) (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations

B-1-2

thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);
          (e) (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, print, publish, copy, import, export, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and
          (f) any and all proceeds of the foregoing.
          SECTION 2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.
          SECTION 3. Execution in Counterparts. This Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          SECTION 4. Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          SECTION 5. Conflict Provision. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and US Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and US Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and US Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and US Collateral Agreement or the Credit Agreement shall govern.
[Remainder of page intentionally left blank]

B-1-3

          IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

State of

County of	, 2004
     Then personally appeared the above named                                         , as                                           of the [COMPANY], and acknowledged the foregoing instrument to be her free act and deed as                                          of the [COMPANY], before me,
Notary Public
My commission expires:

B-1-4

Schedule 1
COPYRIGHTS
PATENTS
TRADEMARKS
TRADE SECRETS
INTELLECTUAL PROPERTY LICENSES

Exhibit B-2 to
Guarantee and US Collateral Agreement
FORM OF AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT
(FIRST SUPPLEMENTAL FILING)
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT (FIRST SUPPLEMENTAL FILING), dated as of [                     ___, ___] (as amended, restated, supplemented or otherwise modified from time to time, this “First Supplemental Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of Barclays Bank PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
          WHEREAS, Waste Services (CA) Inc., an Ontario corporation, and Waste Services, Inc., a Delaware corporation, have entered into that certain Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), with the Lenders from time to time party thereto, , Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners, Bank of America, N.A., as syndication agent, Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents, the Administrative Agent and The Bank of Nova Scotia, as Canadian agent and Canadian collateral agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and US Collateral Agreement, dated as of October 8, 2008, in favor of the Administrative Agent (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and US Collateral Agreement”).
          WHEREAS, under the terms of the Guarantee and US Collateral Agreement, the Grantors have granted a security interest in certain Property, including, without limitation, certain Intellectual Property, including but not limited to After-Acquired Intellectual Property of the Grantors to the Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this First Supplemental Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.
          WHEREAS, the Intellectual Property Security Agreement was recorded against certain United States Intellectual Property at [INSERT REEL/FRAME NUMBER] [IF SECOND OR LATER SUPPLEMENTAL, ADD PRIOR REEL/FRAME NUMBERS].
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

B-2-1

          SECTION 1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
          (a) (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);
          (b) (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);
          (c) (i) all copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the Copyright Act), and all works of authorship and other intellectual property rights therein (including, but not limited to, Business Software, as defined in the Intellectual Property Agreement), all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);

B-2-2

          (d) (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);
          (e) (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in party by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, print, publish, copy, import, export, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and
          (f) any and all proceeds of the foregoing.
          SECTION 2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this First Supplemental Intellectual Property Security Agreement.
          SECTION 3. Execution in Counterparts. This First Supplemental Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          SECTION 4. Governing Law. This First Supplemental Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          SECTION 5. Conflict Provision. This First Supplemental Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and US Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and US Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the

B-2-3

Guarantee and US Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and US Collateral Agreement or the Credit Agreement shall govern.
[Remainder of page intentionally left blank]

B-2-4

          IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

State of

County of	, 2004
          Then personally appeared the above named                                         , as                                           of the [COMPANY], and acknowledged the foregoing instrument to be her free act and deed as                                          of the [COMPANY], before me,
Notary Public
My commission expires:

B-2-5

Schedule 1
COPYRIGHTS
PATENTS
TRADEMARKS
TRADE SECRETS
INTELLECTUAL PROPERTY LICENSES

Annex 1 to
Guarantee and US Collateral Agreement
          ASSUMPTION AGREEMENT, dated as of [                    , ___], made by                                          , a                                          corporation (the “Additional Guarantor”), in favor of Barclays Bank PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”) for (i) the banks and other financial institutions and entities (the “Lenders”) parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Guarantee and US Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
          WHEREAS, Waste Services (CA) Inc., an Ontario corporation (the “US Borrower”), Waste Services, Inc., a Delaware corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), the Lenders from time to time party thereto, , Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners, Bank of America, N.A., as syndication agent, Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents, the Administrative Agent and The Bank of Nova Scotia, as Canadian agent and Canadian collateral agent, have entered into that certain Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of their respective Affiliates (other than the Additional Guarantor) have entered into the Guarantee and US Collateral Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and US Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;
          WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee and US Collateral Agreement; and
          WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and US Collateral Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Guarantee and US Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 8.14 of the Guarantee and US Collateral Agreement, hereby becomes a party to the Guarantee and US Collateral Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. [If such Additional Guarantor is a US Subsidiary, add: In addition, by executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 8.14 of the Guarantee and US Collateral Agreement, hereby becomes a party to the Guarantee and US Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [                                        ]1 to the Guarantee and US Collateral Agreement.] The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section [If such Additional Guarantor is not a US Subsidiary: 4.1] [If such Additional Guarantor is a US Subsidiary: 4] of the Guarantee and US Collateral Agreement is true and correct as to such Guarantor on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]
By:
Name:
Title:

[1]	Refer to each Schedule which needs to be supplemented.

2

Execution Version

CANADIAN COLLATERAL AGREEMENT
made by
WASTE SERVICES (CA) INC.
CAPITAL ENVIRONMENTAL HOLDINGS COMPANY
and
RAM-PAK COMPACTION SYSTEMS LTD.
in favor of
THE BANK OF NOVA SCOTIA
as Canadian Collateral Agent
Dated as of October 8, 2008

TABLE OF CONTENTS

SECTION 1 – DEFINED TERMS	2

1.1 Definitions	2
1.2 Other Definitional Provisions	8

SECTION 2 – [RESERVED]	9

SECTION 3 – GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL	9

3.1 Grant of Security Interest; Continuing Liability Under Collateral	9

SECTION 4 – REPRESENTATIONS AND WARRANTIES	10

4.1 Representations in Credit Agreement; Grantor Representations	11
4.2 Title; No Other Liens	11
4.3 Perfected First Priority Liens	11
4.4 Name; Jurisdiction of Organization, Etc	11
4.5 Inventory and Equipment	12
4.6 Farm Products	12
4.7 Investment Property	12
4.8 Receivables	13
4.9 Intellectual Property	13
4.10 Motor Vehicles	15

SECTION 5 – COVENANTS	16

5.1 Covenants in Credit Agreement	16
5.2 Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts	16
5.3 Maintenance of Insurance	16
5.4 Payment of Obligations	17
5.5 Maintenance of Perfected Security Interest; Further Documentation	18
5.6 Changes in Locations, Name, Jurisdiction of Incorporation, Etc	18
5.7 Notices	18
5.8 Investment Property	19
5.9 Receivables	20
5.10 Intellectual Property	20

SECTION 6 – REMEDIAL PROVISIONS	23

6.1 Certain Matters Relating to Receivables	23
6.2 Communications with Obligors; Grantors Remain Liable	23

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6.3 Pledged Securities	24
6.4 Proceeds to be Turned Over To Canadian Collateral Agent	25
6.5 Application of Proceeds	25
6.6 PPSA and Other Remedies	26
6.7 Distribution Rights	27
6.8 Deficiency	28
6.9 Appointment of Receiver	29

SECTION 7 – THE CANADIAN COLLATERAL AGENT	29

7.1 Canadian Collateral Agent’s Appointment as Attorney-in-Fact, Etc	29
7.2 Duty of Canadian Collateral Agent	31
7.3 Execution of Financing Statements	31
7.4 Authority of Canadian Collateral Agent	32
7.5 Appointment of Co-Collateral Agents	32

SECTION 8 – MISCELLANEOUS	32

8.1 Amendments in Writing	32
8.2 Notices	32
8.3 No Waiver by Course of Conduct; Cumulative Remedies	33
8.4 Enforcement Expenses; Indemnification	33
8.5 Judgment Currency	33
8.6 Successors and Assigns	34
8.7 Permitted Liens	34
8.8 Set-Off	34
8.9 Counterparts	35
8.10 Severability	35
8.11 Section Headings	35
8.12 Integration	35
8.13 Governing Law	35
8.14 Submission to Jurisdiction; Waivers	35
8.15 Acknowledgments	36
8.16 Acknowledgement of fondé de pouvoir	36
8.17 Additional Grantors	36
8.18 Releases	37
8.19 Waiver Of Jury Trial	37
SCHEDULES
Schedule 1 – Notice Addresses of Grantors
Schedule 2 – Description of Pledged Investment Property
Schedule 3 – Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office

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Schedule 4 – Location of Inventory and Equipment
Schedule 5 – Intellectual Property
Schedule 6 – Motor Vehicles
EXHIBITS
Exhibit A – Form of Acknowledgement and Consent
Exhibit B-1 – Form of Intellectual Property Security Agreement
Exhibit B-2 – Form of After-Acquired Intellectual Property Security Agreement
ANNEXES
Annex 1 – Assumption Agreement

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CANADIAN COLLATERAL AGREEMENT
     CANADIAN COLLATERAL AGREEMENT, dated as of October 8, 2008, made by WASTE SERVICES (CA) INC., an Ontario corporation (the “Canadian Borrower”), CAPITAL ENVIRONMENTAL HOLDINGS COMPANY, a Nova Scotia corporation, and RAM-PAK COMPACTION SYSTEMS LTD., a Canada corporation (each a “Grantor” and, together with the Canadian Borrower and any other entity that may become a party hereto as provided in Section 8.15 herein, the “Grantors”), in favor of THE BANK OF NOVA SCOTIA, as Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time party to the Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Canadian Borrower, Waste Services, Inc., a Delaware corporation (the “US Borrower” and, together with the Canadian Borrower, the “Borrowers”), the Lenders from time to time party thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners (collectively, in such capacities, the “Arrangers”), Bank of America, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents (collectively, in such capacities, the “Co-Documentation Agents”), Barclays Bank PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and The Bank of Nova Scotia, as Canadian agent (n such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Agent”) and Canadian Collateral Agent, and (ii) the other Secured Parties (as hereinafter defined).
WITNESSETH:
     A. WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
     B. WHEREAS, each Borrower is a member of an affiliated group of companies that includes each Grantor;
     C. WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the Grantors in connection with the operation of their respective businesses;
     D. WHEREAS, the Borrowers and the Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
     E. WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Canadian Collateral Agent for the ratable benefit of the Secured Parties;

     NOW, THEREFORE, in consideration of the premises and to induce the Arrangers, the Administrative Agent, the Canadian Agent, the Canadian Collateral Agent, the Syndication Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Canadian Collateral Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1 – DEFINED TERMS
1.1 Definitions
     (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and all terms defined in the PPSA (as defined herein) (including, without limitation, “chattel paper”, “consumer goods”, “document of title”, “equipment”, “goods”, “instrument”, “inventory”, “investment property”, “proceeds”, “financing statement” and “financing change statement”), and not otherwise defined in this Agreement, shall have the meanings specified therein.
     (b) The following terms shall have the following meanings:
     “Account Debtor”: any entity that is or that may become obligated to any Grantor under, or with respect to, an Account.
     “Account”: all accounts and book debts and generally all debts, dues, claims, choses in action, and demands of every kind and nature howsoever arising or secured, including under letters of credit and advices of credit, which are now due, owing, or accruing, or growing due to, or owned by, any Grantor.
     “Administrative Agent”: as defined in the preamble hereto.
     “Agreement”: this Canadian Collateral Agreement, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
     “Arrangers”: as defined in the preamble hereto.
     “Borrowers”: as defined in the preamble hereto.
     “Canadian Agent”: as defined in the preamble hereto.
     “Canadian Borrower”: as defined in the preamble hereto.
     “Canadian Collateral Agent”: as defined in the preamble hereto.
     “Co-Documentation Agents”: as defined in the preamble hereto.
     “Collateral”: as defined in Section 3.1(a).
     “Collateral Account”: (i) any collateral account established by the Canadian Collateral Agent as provided in Section 6.1 or 6.4 or (ii) any cash collateral account established as provided in Section 8 of the Credit Agreement.

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     “Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.
     “Copyrights”: (i) all domestic and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 5, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Deposit Account”: any demand, time, savings, passbook or like account maintained with a depository institution and shall include, without limitation, all of the accounts listed on Schedule 2 hereto under the heading “Deposit Accounts” (as such schedule may be amended from time to time) together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.
     “Excluded Assets”: (i) the last day of the term of any lease, but upon the enforcement of the security interest hereunder, the applicable Grantor shall stand possessed of such last day in trust to assign the same to any Person acquiring such term, (ii) consumer goods, and (iii) any Intangible to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such Intangible is (w) prohibited by legally enforceable provisions of any permit, contract, agreement, instrument or indenture governing such Intangible, (x) would give any other party to such permit, contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder, (y) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained, or (z) would for other reasons be held by a court not to constitute property capable of being subject to a security interest; provided, however, that such security interest shall attach immediately to (i) any portion of such Intangible that does not result in any of the consequences specified above and (ii) to the Excluded Assets listed in clause (iii) above upon written notice thereof by the Canadian Collateral Agent to the Grantors following the occurrence of an Event of Default.
     “Financial Administration Act (Canada)”: R.S.C. 1985, c. F-11.
     “Grantor” and “Grantors”: as defined in the preamble hereto.

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     “Industrial Design”: (i) all industrial designs, design patents and other designs, all registrations and recordings thereof and all applications in connection therewith including all registrations, recordings and applications identified in Schedule 5, and (ii) all records thereof and all reissues, extensions or renewals thereof.
     “Industrial Design License”: means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any industrial design, including, without limitation, any of the foregoing referred to in Schedule 5.
     “Insurance”: shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Canadian Collateral Agent is the loss payee thereof), and (ii) any key man life insurance policies.
     “Intangibles”: has the meaning given to it in the PPSA, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedge Agreements and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.
     “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under Canadian, multinational, or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Industrial Design Licenses, the Industrial Designs, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Intercompany Note”: any promissory note evidencing loans made by any Grantor to a Group Member.
     “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 1(1) of the PPSA, and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.
     “Issuers”: the collective reference to each issuer of a Pledged Security.
     “Motor Vehicles”: has the meaning given to it in the PPSA, including, without limitation, the vehicles listed on Schedule 6 and all tires and other appurtenances to any of the foregoing.

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     “Obligations”: with respect to any Grantor, all obligations and liabilities of such Grantor which may arise under or in connection with this Agreement (including, without limitation, Section 2 of the Guarantee and US Collateral Agreement and, in the case of the Canadian Borrower, the Credit Agreement) or any other Loan Document to which such Grantor is a party, in each case whether on account of primary obligations, guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Grantor pursuant to the terms of this Agreement or any other Loan Document). Notwithstanding the foregoing, for purposes of Sections 6.5 and 8.18, the term “Obligations” shall include all Obligations of the Loan Parties under and as defined in the Loan Documents, including the Obligations of the Borrowers under the Credit Agreement.
     “Patent License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.
     “Patents”: (i) all domestic and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 5, all certificates of invention or similar property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Pledged Alternative Equity Interests”: shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.
     “Pledged Commodity Contracts”: all commodity contracts listed on Schedule 2 (as such schedule may be amended from time to time) and all other commodity contracts to which any Grantor is party from time to time.
     “Pledged Debt Securities”: all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2, (as such schedule may be amended from time to time) together with any other certificates, options, rights or

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security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.
     “Pledged Equity Interests”: shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.
     “Pledged LLC Interests”: shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.
     “Pledged Notes”: all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 2 (as such schedule may be amended from time to time), and all Intercompany Notes at any time issued to any Grantor.
     “Pledged Partnership Interests”: shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 2 hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.
     “Pledged Securities”: the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.
     “Pledged Security Entitlements”: all security entitlements with respect to the financial assets listed on Schedule 2 (as such schedule may be amended from time to time) and all other security entitlements of any Grantor.
     “Pledged Stock”: shall mean all shares of capital stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock” (as such schedule may be amended from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

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     “Pledged Trust Interests”: shall mean all interests of any Grantor now owned or hereafter acquired in a business trust or other trust including, without limitation, all trust interests listed on Schedule 2 hereto under the heading “Pledged Trust Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.
     “PPSA”: means the Personal Property Security Act, including the Regulations thereto, as in effect from time to time in the Province of Ontario, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “Receivable”: all Accounts and any other right to payment for goods or other property sold, leased, licensed, assigned, or otherwise disposed of or for services rendered, whether or not such right is evidenced by an instrument or chattel paper and whether or not it has been earned by performance. References herein to “Receivables” shall include collateral securing such Receivable.
     “Secured Parties”: collectively, the Arrangers, the Administrative Agent, the Canadian Collateral Agent, the Canadian Agent, the Syndication Agent, the Lenders and, with respect to any Specified Hedge Agreement, any Qualified Counterparty that has agreed to be bound by the provisions of Section 9 of the Credit Agreement as if it were a Lender party thereto; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or the obligations of any Grantor under this Agreement.
     “Syndication Agent”: as defined in the preamble hereto.
     “Taxes”: all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Authority, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-collection of or in respect of these taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.
     “Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

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     “Trademarks”: (i) all domestic and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, and all goodwill associated therewith, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.
     “Trade Secret License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret, including, without limitation, any of the foregoing referred to in Schedule 5.
     “Trade Secrets”: (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments arising out of the sale, lease, license, assignment or other disposition thereof, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.
     “US Borrower”: as defined in the preamble hereto.
1.2 Other Definitional Provisions
     (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

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     (d) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Obligations.
SECTION 2 – [RESERVED]
SECTION 3 – GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL
3.1 Grant of Security Interest; Continuing Liability Under Collateral
     (a) Each Grantor hereby assigns and transfers to the Canadian Collateral Agent, and hereby grants to the Canadian Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the personal property of such Grantor, including, without limitation, the following personal property, in each case, wherever located and now owned or at any time hereafter acquired, created or developed by such Grantor, or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
(i)	all Accounts;

(ii)	all chattel paper;

(iii)	all Deposit Accounts (and all cash, cheques and other negotiable instruments, funds and other evidences of payment held therein);

(iv)	all documents of title;

(v)	all equipment of whatever kind and wherever situated;

(vi)	all Intangibles;

(vii)	all instruments;

(viii)	Insurance;

(ix)	all Intellectual Property, (except that, such grant and assignment shall be by way of security interest only and not an absolute assignment);

(x)	all inventory of whatever kind and wherever situated;

(xi)	all Investment Property;

(xii)	all money;

(xiii)	all Motor Vehicles;

(xiv)	all other personal property;

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(xv)	any Collateral Account;
(xvi)	all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(xvii)	to the extent not otherwise included, all other personal property of the Grantor and all proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
     Notwithstanding anything to the contrary in this Agreement, none of the Excluded Assets shall constitute Collateral.
     (b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Canadian Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any Receivables, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Canadian Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Canadian Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Receivables, Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Canadian Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
     (c) Each Grantor acknowledges that value has been given and agrees that the security interest granted hereby will attach when such Grantor signs this Agreement and such Grantor has any rights in the Collateral and it has not agreed to postpone the time for attachment of the Liens granted hereunder.
SECTION 4 – REPRESENTATIONS AND WARRANTIES
     To induce the Arrangers, the Administrative Agent, the Canadian Agent, the Canadian Collateral Agent, the Syndication Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Secured Parties that:

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4.1 Representations in Credit Agreement; Grantor Representations.
     In the case of each Grantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects (without duplication of any materiality qualifier contained therein), except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrowers’ knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Grantor’s knowledge.
4.2 Title; No Other Liens.
     Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger, amalgamation, or otherwise) as Grantor under a security agreement entered into by another Person, except for Permitted Liens.
4.3 Perfected First Priority Liens.
     The security interests granted pursuant to this Agreement (i) constitute valid, fully perfected security interests in all of the Collateral in favor of the Canadian Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof, and (ii) are prior to all other Liens on the Collateral except for Permitted Liens.
4.4 Name; Jurisdiction of Organization, Etc.
     On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or domicile (for purposes of the Québec Civil Code), as the case may be, are specified on Schedule 3. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as specified on Schedule 3, it has not changed its name, jurisdiction of organization, chief executive office or domicile (for purposes of the Québec Civil Code), as the case may be, or its corporate structure in any way (e.g., by merger, consolidation, amalgamation, change in corporate form or otherwise) within the past three years and has not within the last three years become bound (whether as a result of merger, amalgamation, or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated, other than Permitted Liens.

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4.5 Inventory and Equipment.
     (a) On the date hereof, all inventory and equipment (other than mobile goods or equipment that is customarily kept at customer locations) are kept at the locations listed on Schedule 4; and
     (b) none of the inventory or equipment is in the possession of an issuer of a negotiable document in respect of such inventory or equipment or is otherwise in the possession of any bailee or warehouseman.
4.6 Farm Products.
     None of the Collateral constitutes, or is the proceeds of, farm products.
4.7 Investment Property.
     (a) Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the headings “Pledged Stock”, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor and all of such Pledged Debt Securities and Pledged Notes has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the securities accounts, commodities accounts and deposit accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Canadian Collateral Agent pursuant hereto) having the right to obtain dominion or control over, or any other interest in, any securities account, commodity account or deposit account or any securities, commodities or other property credited thereto;
     (b) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.
     (c) All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

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     (d) None of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are: (i) registered as investment companies, or (ii) are dealt in or traded on securities exchanges or markets.
     (e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.
     (f) Each Issuer that is not a Grantor hereunder has executed and delivered to the Canadian Collateral Agent an Acknowledgement and Consent Agreement, in substantially the form of Exhibit A, in respect of the pledge of the Pledged Securities pursuant to this Agreement.
     (g) No Grantor has granted “control” within the meaning of such term under Section 1(2) of the PPSA over any Investment Property to any Person other than the Canadian Collateral Agent.
4.8 Receivables.
     (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any instrument or chattel paper which has not been delivered to the Canadian Collateral Agent.
     (b) None of the obligors on any Receivables in excess of US$500,000 per fiscal year individually or US$2,000,000 in the aggregate (or such higher amount as the Canadian Collateral Agent may reasonably agree to) is a Governmental Authority except obligors or Receivables as to which such Grantor has in compliance with Section 6.14 of the Credit Agreement obtained all necessary consents to assignment required by the Financial Administration Act (Canada) or any other applicable law.
     (c) To the knowledge of each Grantor, each material Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise or defective services) and (iv) is and will be in compliance with all applicable laws and regulations.
4.9 Intellectual Property.
     (a) Schedule 5 lists all registered Intellectual Property owned by such Grantor in its own name on the date hereof. Except as set forth in Schedule 5, or as could not reasonably be expected to have a Material Adverse Effect, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all of the Intellectual Property owned by such Grantor, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.
     (b) On the date hereof, all Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and neither the operation of such Grantor’s business as

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currently conducted or as contemplated to be conducted nor the use of any material Intellectual Property in connection therewith materially conflicts with, infringes, misappropriates, dilutes, misuses, or otherwise violates the intellectual property rights of any other Person.
     (c) Except as set forth in Schedule 5, on the date hereof (i) none of the material Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and (ii) there are no other agreements, obligations, orders or judgments which affect the use of any material Intellectual Property owned by such Grantor.
     (d) The rights of such Grantor in or to the material Intellectual Property owned by such Grantor do not materially conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party. To the knowledge of such Grantor, there is currently no infringement or unauthorized use of any item of material Intellectual Property owned by such Grantor.
     (e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor’s rights in, any material Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of material Intellectual Property owned by such Grantor that could reasonably be expected to lead to such item becoming invalid or unenforceable including, without limitation, unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.
     (f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor materially infringe any patent, trademark, copyright, industrial design, or any other right of any third party, (iii) alleging that any material Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright, industrial design, or any other right of any third party, or (iv) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property owned by such Grantor. To the knowledge of such Grantor, no Person is engaging in any activity that infringes upon the material Intellectual Property owned by such Grantor or upon the rights of such Grantor therein. Except as set forth in Schedule 5 hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the registered Intellectual Property owned by such Grantor. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the material Intellectual Property owned by such Grantor or used by such Grantor in the operation of its business.
     (g) With respect to each material Copyright License, Trademark License, Industrial Design License and Patent License: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and

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binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.
     (h) Except as set forth in Schedule 5, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of material registered Intellectual Property in full force and effect and to protect and maintain its interest therein.
     (i) None of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s material Intellectual Property.
     (j) Such Grantor has made all filings and recordations necessary to adequately protect its interest in its Intellectual Property including, without limitation, recordation of its interests in the Patents, Copyrights, Industrial Designs and Trademarks with the Canadian Intellectual Property Office and any other applicable laws.
     (k) Such Grantor has taken all steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of material Intellectual Property and has taken all steps to ensure that all licensed users of any kind of material Intellectual Property use such consistent standards of quality.
     (l) No Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor’s rights in, any material Intellectual Property.
4.10 Motor Vehicles.
     Schedule 6 is a complete and correct list (including vehicle identification numbers) of all Motor Vehicles owned by such Grantor as of September 30, 2008.

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SECTION 5 – COVENANTS
     Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no Letter of Credit shall be outstanding (except Letters of Credit which have been supported with another letter of credit or cash collateralized in accordance with Section 10.15(c) of the Credit Agreement) and the Commitments shall have terminated or expired:
5.1	Covenants in Credit Agreement.
     Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.
5.2	Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts.
     (a) If any of the Collateral is or shall become evidenced or represented by any instrument, certificated security, negotiable document or chattel paper, such instrument (other than cheques received in the ordinary course of business), certificated security, negotiable documents or chattel paper shall be promptly delivered to the Canadian Collateral Agent, duly endorsed in a manner satisfactory to the Canadian Collateral Agent, to be held as Collateral pursuant to this Agreement.
     (b) If any of the Collateral is or shall become evidenced or represented by an uncertificated security, such Grantor shall cause the Issuer, or the applicable securities intermediary, thereof either (i) to register the Canadian Collateral Agent as the registered owner of such uncertificated security, upon original issue or registration of transfer, or (ii) to agree in writing with such Grantor and the Canadian Collateral Agent that such Issuer, or the applicable securities intermediary, will comply with instructions with respect to such uncertificated security originated by the Canadian Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Canadian Collateral Agent.
     (c) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of Canada, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Canadian Collateral Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Canadian Collateral Agent.
5.3	Maintenance of Insurance.
     (a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance on all its property (including, without limitation, all inventory, equipment and Motor Vehicles) in at least such amounts and against at least such risks as are usually

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insured against in the same general area by similarly situated companies engaged in the same or a similar business and consistent with past practices of such Grantor; and furnish to the Canadian Collateral Agent with copies for each Secured Party, upon written request, full information as to the insurance carried; provided that in any event such Grantor will maintain, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake and loss by fire, explosion and theft), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), and (ii) public liability insurance. All such insurance with respect to such Grantor shall be provided by such insurers or reinsurers which have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Canadian Collateral Agent may approve in writing. All insurance shall (i) provide that the Canadian Collateral Agent shall receive at least 30 days’ prior written notice of any cancellation thereof, (ii) if reasonably requested by the Canadian Collateral Agent, include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Canadian Collateral Agent.
     (b) Such Grantor will deliver to the Canadian Collateral Agent on behalf of the Secured Parties, (i) on the Closing Date, a recently dated certificate showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor, and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of US$1,000,000 with respect to any property and casualty insurance policy maintained by such Grantor. Each Secured Party shall be named as additional insured on all such liability insurance policies of such Grantor and the Canadian Collateral Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor and such Grantor shall promptly furnish or cause to be furnished to the Canadian Collateral Agent certificates and endorsements evidencing that the requirements of this Section 5.3 have been satisfied.
5.4 Payment of Obligations.
     Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all Taxes imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

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5.5 Maintenance of Perfected Security Interest; Further Documentation.
     (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (to the extent required to be so perfected pursuant to the terms of the Loan Documents) having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.
     (b) Such Grantor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Canadian Collateral Agent may reasonably request, all in reasonable detail.
     (c) At any time and from time to time, upon the written request of the Canadian Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Canadian Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing statements or financing change statements under the PPSA (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
5.6 Changes in Locations, Name, Jurisdiction of Incorporation, Etc.
     (a) Such Grantor will not, except upon 15 days’ prior written notice to the Canadian Collateral Agent and delivery to the Canadian Collateral Agent of duly authorized and, where required, executed copies of all additional financing statements, financing change statements and other documents reasonably requested by the Canadian Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein: (i) without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, change its legal name, jurisdiction of organization or the location of its chief executive office or domicile (for purposes of the Québec Civil Code) from that referred to in Section 4.4; or (ii) change its legal name, identity or structure to such an extent that any financing statement filed by the Canadian Collateral Agent in connection with this Agreement would become misleading.
     (b) Such Grantor shall not permit any inventory or equipment (other than mobile goods or equipment that is customarily kept at customer locations) to be kept at a location other than those listed on Schedule 4, unless such Grantor delivers a written supplement to Schedule 4 showing any additional location at which inventory or equipment (other than mobile goods or equipment that is customarily kept at customer locations) shall be kept within 15 days of establishing such location.
5.7 Notices.
     Such Grantor will advise the Canadian Collateral Agent promptly, in reasonable detail, of the occurrence of any event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

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5.8 Investment Property.
     (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock or other Pledged Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Canadian Collateral Agent in the exact form received, duly endorsed by such Grantor to the Canadian Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Canadian Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Canadian Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Canadian Collateral Agent, be delivered to the Canadian Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Canadian Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
     (b) Without the prior written consent of the Canadian Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Canadian Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein.
     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, and (ii) acknowledges that the terms of Sections 6.3(c)and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) or 6.7 with respect to the Pledged Securities

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issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Canadian Collateral Agent and to the transfer of any Pledged Security to the Canadian Collateral Agent or its nominee following an Event of Default and to the substitution of the Canadian Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.
5.9 Receivables.
     (a) Other than in the ordinary course of business consistent with its past practice and so long as no Event of Default shall have occurred and be continuing, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable other than in the ordinary course of business consistent with its past practice, or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
     (b) Such Grantor will deliver to the Canadian Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.
     (c) Each Grantor shall perform and comply in all material respects with all of its obligations with respect to the Receivables.
5.10 Intellectual Property.
     (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogues, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) use such Trademark and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Canadian Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
     (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.
     (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright, and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become

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invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.
     (d) Such Grantor (either itself as through licensees) will not do any act, or omit to do any act, whereby any material Industrial Design may become forfeited, abandoned or dedicated to the public.
     (e) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
     (f) Such Grantor will notify the Canadian Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or with any other Governmental Authority, court or tribunal in any other jurisdiction) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
     (g) Promptly upon such Grantor’s acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of Grantor, apply for registration thereof with the Canadian Intellectual Property Office and any other appropriate office. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the Canadian Intellectual Property Office, or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Canadian Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Canadian Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Canadian Collateral Agent may request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark, Industrial Design, or other Intellectual Property and the goodwill and Intangibles of such Grantor relating thereto or represented thereby.
     (h) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding involving the Canadian Intellectual Property Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the Canadian Intellectual Property Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

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     (i) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Canadian Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, copyright or industrial design, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Canadian Collateral Agent in accordance herewith.
     (j) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Canadian Collateral Agent after it learns thereof and take such actions as such Grantor shall reasonably deem appropriate, including, without limitation, suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and recovering any and all damages for such infringement, misappropriation or dilution.
     (k) Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not now a part of the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Canadian Collateral Agent in accordance herewith, and (iv) it shall promptly take the actions specified in Section 5.11(m).
     (l) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Canadian Collateral Agent for the ratable benefit of the Secured Parties with the Canadian Intellectual Property Office and any other applicable Governmental Authority.
     (m) Such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Canadian Collateral Agent for the ratable benefit of the Secured Parties with the Canadian Intellectual Property Office and any other applicable Governmental Authority.
     (n) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

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SECTION 6 – REMEDIAL PROVISIONS
6.1 Certain Matters Relating to Receivables.
     (a) The Canadian Collateral Agent shall have the right to make test verifications of the Receivables (which verifications shall be in the name of the applicable Grantor only unless a Default or Event of Default exists and is continuing) in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Canadian Collateral Agent may require in connection with such test verifications. At any time and from time to time, after the occurrence and during the continuance of a Default or Event of Default, upon the Canadian Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Canadian Collateral Agent to furnish to the Canadian Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
     (b) The Canadian Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and diligently exercise each material right it may have under any Receivable at its own expense; provided, however, that the Canadian Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Canadian Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Canadian Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Canadian Collateral Agent, subject to withdrawal by the Canadian Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
     (c) At any time after the occurrence and during the continuance of an Event of Default, at the Canadian Collateral Agent’s request, each Grantor shall deliver to the Canadian Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
6.2 Communications with Obligors; Grantors Remain Liable.
     (a) The Canadian Collateral Agent may at any time communicate with obligors under the Receivables to verify with them to the Canadian Collateral Agent’s satisfaction the existence, amount and terms of any Receivables; provided that such communication shall be in the name of the applicable Grantor unless a Default or Event of Default exists and is continuing

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     (b) After the occurrence and during the continuance of an Event of Default, the Canadian Collateral Agent may notify, or require any Grantor to notify, the Account Debtor or counterparty on any Receivable of the security interest of the Canadian Collateral Agent therein and may, upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables directly to the Canadian Collateral Agent;
     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
6.3 Pledged Securities.
     (a) Unless an Event of Default shall have occurred and be continuing and the Canadian Collateral Agent shall have given notice to the relevant Grantor of the Canadian Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Canadian Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
     (b) If an Event of Default shall occur and be continuing: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Canadian Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights, and (ii) the Canadian Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, the Canadian Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Canadian Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions

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which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Canadian Collateral Agent all proxies, dividend payment orders and other instruments as the Canadian Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Canadian Collateral Agent may utilize the power of attorney set forth herein.
     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Canadian Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Canadian Collateral Agent.
6.4 Proceeds to be Turned Over To Canadian Collateral Agent.
     In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all proceeds received by any Grantor consisting of cash, Cash Equivalents, cheques, instruments, and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Canadian Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Canadian Collateral Agent, if required). All proceeds received by the Canadian Collateral Agent hereunder shall be held by the Canadian Collateral Agent in a Collateral Account maintained under its sole dominion and control. All proceeds while held by the Canadian Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
6.5 Application of Proceeds.
     At such intervals as may be agreed upon by the Borrowers and the Canadian Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Canadian Collateral Agent’s election, the Canadian Collateral Agent may, notwithstanding the provisions of Section 2.12 of the Credit Agreement, apply all or any part of the net proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Canadian Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, in payment of the Obligations in the following order:
     First, to the Canadian Collateral Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;
     Second, to the Canadian Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

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     Third, to the Canadian Collateral Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and
     Fourth, any balance of such proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding (unless such Letters of Credit have been supported by another letter of credit or cash collateralized in accordance with Section 10.15(c) of the Credit Agreement) and the Commitments shall have terminated or expired shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.
6.6 PPSA and Other Remedies.
     (a) If an Event of Default shall occur and be continuing, the Canadian Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the PPSA or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Canadian Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Canadian Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Canadian Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Canadian Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Canadian Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Canadian Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types

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included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Canadian Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Canadian Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Canadian Collateral Agent’s request, to assemble the Collateral and make it available to the Canadian Collateral Agent at places which the Canadian Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Canadian Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.
     (b) The Canadian Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable legal fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Canadian Collateral Agent of any other amount required by any provision of law, need the Canadian Collateral Agent account for the surplus, if any, to any Grantor. If the Canadian Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Canadian Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Canadian Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.
     (c) In the event of any Disposition of any of the material Intellectual Property pursuant to the Secured Parties’ rights hereunder, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Canadian Collateral Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any material Intellectual Property subject to such Disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
6.7 Distribution Rights.
     (a) If the Canadian Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt Securities pursuant to Section 6.6, and if in the opinion of the Canadian Collateral Agent it is necessary or advisable to have the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, or qualified for distribution by prospectus under the provisions of the Securities Act (Ontario) or other applicable legislation of any other jurisdiction with an analogous in purpose or effect (such Act and any similar legislation as from time to time in effect being called the “Securities Laws”), the relevant

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Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Canadian Collateral Agent, necessary or advisable to qualify the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, or distributed by prospectus under the provisions of the Securities Laws, and (ii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Canadian Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Laws and the rules and regulations of the Ontario Securities Commission or any similar Governmental Authority applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the applicable Securities Laws.
     (b) Each Grantor recognizes that the Canadian Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Canadian Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Laws, even if such Issuer would agree to do so.
     (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.7 valid and binding and in compliance with the Securities Laws any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties that, to the extent permitted by law, the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and, to the extent permitted by law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.
6.8 Deficiency.
     Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any legal counsel employed by any Secured Party to collect such deficiency.

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6.9 Appointment of Receiver
     The Canadian Collateral Agent may appoint or reappoint any person, persons, or entity, whether officer(s), employee(s) or agent(s) of the Canadian Collateral Agent, to be a receiver, receiver-manager or receiver and manager (each, a “Receiver”) of all or any part of the Collateral and may remove any Receiver so appointed and appoint another in its stead. Any Receiver shall, to the extent permitted by applicable law, so far as concerns responsibility for its acts, be deemed to be the agent of the Grantors and not an agent of the Canadian Collateral Agent or any other Secured Party. None of the Canadian Collateral Agent or any other Secured Party shall be in any way responsible for any misconduct, negligence or nonfeasance on the part of such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing it, any Receiver shall have all of the powers and rights as have been granted to the Canadian Collateral Agent under this Section 6 or as otherwise provided by law. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, enter upon, use and occupy all premises owned or occupied by any Grantors wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or an unsecured basis and use Collateral directly in carrying on any Grantor’s business or otherwise as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Canadian Collateral Agent, all money received from time to time by such Receiver in carrying out its appointment shall be received in trust for and be paid over to the Canadian Collateral Agent.
SECTION 7 – THE CANADIAN COLLATERAL AGENT
7.1 Canadian Collateral Agent’s Appointment as Attorney-in-Fact, Etc.
     (a) Each Grantor hereby irrevocably constitutes and appoints the Canadian Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Canadian Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)	in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Canadian Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)	in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Canadian Collateral Agent may request to evidence the Secured Parties’ security interest in

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such Intellectual Property and the goodwill and Intangibles of such Grantor relating thereto or represented thereby;
(iii)	pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)	execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)	(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Canadian Collateral Agent or as the Canadian Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Canadian Collateral Agent may deem appropriate; (7) assign any Copyright, Patent, Industrial Design or Trademark (along with the goodwill of the business to which any such Copyright, Patent, Industrial Design, or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Canadian Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Canadian Collateral Agent were the absolute owner thereof for all purposes, and do, at the Canadian Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Canadian Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(vi)	Anything in this 7.1(a) to the contrary notwithstanding, the Canadian Collateral Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Canadian Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement;

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provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Canadian Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith.
     (c) The expenses of the Canadian Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Canadian Prime Rate Loans under the Credit Agreement, from the date of payment by the Canadian Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Canadian Collateral Agent on demand.
     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
7.2 Duty of Canadian Collateral Agent.
     The Canadian Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the PPSA or otherwise, shall be to deal with it in the same manner as the Canadian Collateral Agent deals with similar property for its own account. Neither the Canadian Collateral Agent, nor any other Secured Party, nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a court of competent jurisdiction to have resulted directly from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.
7.3 Execution of Financing Statements.
     Pursuant to the PPSA and any other applicable law, each Grantor authorizes the Canadian Collateral Agent to file or record financing statements or financing change statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Canadian Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Canadian Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all present and after-acquired property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other

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description as the Canadian Collateral Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
7.4 Authority of Canadian Collateral Agent.
     Each Grantor acknowledges that the rights and responsibilities of the Canadian Collateral Agent under this Agreement with respect to any action taken by the Canadian Collateral Agent or the exercise or non-exercise by the Canadian Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Canadian Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Canadian Collateral Agent and the Grantors, the Canadian Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
7.5 Appointment of Co-Collateral Agents.
     At any time or from time to time, in order to comply with any Requirement of Law, the Canadian Collateral Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Canadian Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent); provided, however, that any such co-agent or separate agent shall not be authorized to take any action with respect to the Collateral unless and except to the extent authorized in writing by the Canadian Collateral Agent.
SECTION 8 – MISCELLANEOUS
8.1 Amendments in Writing.
     None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement and unless in writing and signed by the Canadian Collateral Agent.
8.2 Notices.
     All notices, requests and demands to or upon the Canadian Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

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8.3 No Waiver by Course of Conduct; Cumulative Remedies.
     No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
8.4 Enforcement Expenses; Indemnification.
     (a) Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Canadian Collateral Agent.
     (b) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
     (c) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 10.5 of the Credit Agreement.
     (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
8.5 Judgment Currency
     (a) If, for the purpose of obtaining or enforcing judgment against a Grantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (the “Judgment Currency”) an amount due under this Agreement in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of New York, the Province of Ontario, or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made being referred to as the “Judgment Conversion Date”).

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     (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 8.5(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the applicable Grantor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Grantor under this Section 8.5 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement. The term “rate of exchange” in this Section 8.5 means the rate of exchange at which the Canadian Collateral Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.
8.6 Successors and Assigns.
     This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Canadian Collateral Agent.
8.7 Permitted Liens.
     The inclusion of reference to Permitted Liens in this Agreement or in any other Loan Document is not intended to subordinate and shall not subordinate, and shall not be interpreted as subordinating, any Lien created by this Agreement or by any other Loan Document to any Permitted Lien.
8.8 Set-Off.
     Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in

34

addition to other rights and remedies (including, without limitation, other rights of set-off), which such Secured Party may have.
8.9 Counterparts.
     This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
8.10 Severability.
     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.11 Section Headings.
     The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
8.12 Integration.
     This Agreement and the other Loan Documents represent the agreement of the Grantors, the Canadian Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
8.13 Governing Law
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.
8.14 Submission to Jurisdiction; Waivers.
     Each Grantor hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (a) the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, and (b) the courts of the Province of Ontario, and appellate courts from any thereof;

35

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Canadian Collateral Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
8.15 Acknowledgments.
     Each Grantor hereby acknowledges that:
     (a) it has received a copy of the Credit Agreement and a copy of this Agreement;
     (b) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (c) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (d) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
8.16 Acknowledgement of fondé de pouvoir.
     Each of the Grantors hereby acknowledges that any bond issued by any Grantor, or any Borrower, and purchased, acquired, or otherwise held by or pledged to the Canadian Collateral Agent in its capacity as fondé de pouvoir pursuant to Section 9.1 of the Credit Agreement, shall constitute a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Québec.
8.17 Additional Grantors.
     Each Subsidiary of a Group Member, which Subsidiary is organized under the laws of Canada or any province thereof and that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this

36

Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
8.18 Releases.
     (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Hedge Agreements that have not been terminated) shall have been paid in full, the Commitments have been terminated or expired and no Letters of Credit shall be outstanding, except Letters of Credit which have been supported with another letter of credit or cash collateralized in accordance with Section 10.15(c) of the Credit Agreement, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Canadian Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Canadian Collateral Agent shall deliver to such Grantor any Collateral held by the Canadian Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
     (b) If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Canadian Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrowers, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be Disposed of in a transaction permitted by the Credit Agreement; provided that the Borrowers shall have delivered to the Canadian Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith.
     (c) Each Grantor acknowledges that it is not authorized to file any financing statement or financing change statement or amendment or termination statement with respect to any financing statement or financing change statement originally filed in connection herewith without the prior written consent of the Canadian Collateral Agent, subject to such Grantor’s rights under the PPSA.
8.19 Waiver Of Jury Trial
     EACH GRANTOR AND THE CANADIAN COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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[SIGNATURE PAGE FOLLOWS]

38

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

WASTE SERVICES (CA) INC.
By:
Name:
Title:

CAPITAL ENVIRONMENTAL HOLDINGS COMPANY
By:
Name:
Title:

RAM-PAK COMPACTION SYSTEMS LTD.
By:
Name:
Title:

39

THE BANK OF NOVA SCOTIA, as Canadian Collateral Agent
By:
Name:
Title:

40

Exhibit A – Form of Acknowledgement and Consent
ACKNOWLEDGMENT AND CONSENT
     The undersigned hereby acknowledges receipt of a copy of the Canadian Collateral Agreement dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Agreement”), made by the Grantors parties thereto for the benefit of The Bank of Nova Scotia, as Canadian Collateral Agent; capitalized terms used but not defined herein have the meanings given such terms therein. The undersigned agrees for the benefit of the Canadian Collateral Agent and the other Secured Parties as follows:
     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
     2. The undersigned confirms the statements made in the Agreement with respect to the undersigned including, without limitation, in Section 4.7 and Schedule 2.
     3. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) and 6.7 of the Agreement.

[NAME OF ISSUER]

By:

Name:
Title:

Address	for Notices:

Fax:

CANADIAN COLLATERAL AGREEMENT

A-1

Exhibit B-1 – Form of Intellectual Property Security Agreement
INTELLECTUAL PROPERTY SECURITY AGREEMENT
     This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of [                    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of The Bank of Nova Scotia, as Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
     WHEREAS, Waste Services (CA) Inc., an Ontario corporation (the “Canadian Borrower”), and Waste Services, Inc., a Delaware corporation (the “US Borrower”, and together with the Canadian Borrower, the “Borrowers”), have entered into a Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), with the several banks and other financial institutions or entities (the “Lenders”) from time to time party thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as Arrangers, Bank of America, N.A., as Syndication Agent, Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as Co-Documentation Agents, Barclays Bank PLC, as Administrative Agent, and The Bank of Nova Scotia, as Canadian Agent and Canadian Collateral Agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.
     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered that certain Canadian Collateral Agreement, dated as of October 8, 2008, in favor of the Canadian Collateral Agent (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Canadian Collateral Agreement”).
     WHEREAS, under the terms of the Canadian Collateral Agreement, the Grantors have granted a security interest in certain Property, including, without limitation, certain Intellectual Property of the Grantors to the Canadian Collateral Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the Canadian Intellectual Property Office and other applicable Governmental Authorities.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:
     SECTION 1. Grant of Security. Each Grantor hereby grants to the Canadian Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
CANADIAN COLLATERAL AGREEMENT

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     (a) (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);
     (b) (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);
     (c) (i) all copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);
     (d) all industrial designs, design patents and other designs, all registrations and recordings thereof and all applications in connection therewith including all registrations, recordings and applications identified in Schedule 1, (ii) all records thereof and all reissues, extensions or renewals thereof, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other
CANADIAN COLLATERAL AGREEMENT

B-1-2

rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Industrial Designs”);
     (e) (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);
     (f) (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1, and (D) any right under any Industrial Design, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and
     (g) any and all proceeds of the foregoing.
     SECTION 2. Recordation. Each Grantor authorizes and requests that the Canadian Intellectual Property Office record this Intellectual Property Security Agreement.
     SECTION 3. Execution in Counterparts. This Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 4. Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the Province of Ontario and the laws of Canada applicable therein.
     SECTION 5. Conflict Provision. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Canadian Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Canadian Collateral Agreement and the Credit Agreement, all terms and provisions of which are
CANADIAN COLLATERAL AGREEMENT

B-1-3

incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Canadian Collateral Agreement or the Credit Agreement, the provisions of the Canadian Collateral Agreement or the Credit Agreement shall govern.
[SIGNATURE PAGE FOLLOWS]
CANADIAN COLLATERAL AGREEMENT

B-1-4

     IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

CANADIAN COLLATERAL AGREEMENT

B-1-5

Schedule 1
COPYRIGHTS
PATENTS
TRADEMARKS
INDUSTRIAL DESIGNS
TRADE SECRETS
INTELLECTUAL PROPERTY LICENSES
CANADIAN COLLATERAL AGREEMENT

B-1-6

Exhibit B-2 – Form of After-Acquired Intellectual Property Security Agreement
AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT
(FIRST SUPPLEMENTAL FILING)
     This INTELLECTUAL PROPERTY SECURITY AGREEMENT (FIRST SUPPLEMENTAL FILING), dated as of                     , ___, (as amended, restated, supplemented or otherwise modified from time to time, the “First Supplemental Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of The Bank of Nova Scotia, as Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
     WHEREAS, Waste Services (CA) Inc., an Ontario corporation (the “Canadian Borrower”), and Waste Services, Inc., a Delaware corporation (the “US Borrower”, and together with the Canadian Borrower, the “Borrowers”), have entered into a Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), with the several banks and other financial institutions or entities (the “Lenders”) from time to time party thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as Arrangers, Bank of America, N.A., as Syndication Agent, Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as Co-Documentation Agents, Barclays Bank PLC, as Administrative Agent, and The Bank of Nova Scotia, as Canadian Agent and Canadian Collateral Agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.
     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered that certain Canadian Collateral Agreement, dated as of October 8, 2008, in favor of the Canadian Collateral Agent (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Canadian Collateral Agreement”).
     WHEREAS, under the terms of the Canadian Collateral Agreement, the Grantors have granted a security interest in certain Property, including, without limitation, certain Intellectual Property, including but not limited to After-Acquired Intellectual Property of the Grantors to the Canadian Collateral Agents for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this First Supplemental Intellectual Property Security Agreement for recording with the Canadian Intellectual Property Office and other applicable Governmental Authorities.
     WHEREAS, the Intellectual Property Security Agreement was recorded against certain intellectual property at [INSERT DATE INITIAL INTELLECTUAL PROPERTY AGREEMENT WAS FILED] [IF SECOND OR LATER SUPPLEMENTAL, ADD ADDITIONAL DATES].
CANADIAN COLLATERAL AGREEMENT

B-2-1

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:
     SECTION 1. Grant of Security. Each Grantor hereby grants to the Canadian Collateral Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
(a)	(i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b)	(i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);

(c)	(i) all copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, and all works of authorship and other intellectual property rights therein (including, but not limited to, Business Software, as defined in the Intellectual Property Agreement), all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute
CANADIAN COLLATERAL AGREEMENT

B-2-2

any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);

(d)	all industrial designs, design patents and other designs, all registrations and recordings thereof and all applications in connection therewith including all registrations, recordings and applications identified in Schedule 1, (ii) all records thereof and all reissues, extensions or renewals thereof, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Industrial Designs”);

(e)	(i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);

(e)	(i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, print, publish, copy, import, export, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1, and (D) any right under any Industrial Design, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future
CANADIAN COLLATERAL AGREEMENT

B-2-3

infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(f)	any and all proceeds of the foregoing.
     SECTION 2. Recordation. Each Grantor authorizes and requests that the Canadian Intellectual Property Office and any other applicable government officer record this First Supplemental Intellectual Property Security Agreement.
     SECTION 3. Execution in Counterparts. This First Supplemental Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 4. Governing Law. This First Supplemental Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the Province of Ontario and the laws of Canada applicable therein.
     SECTION 5. Conflict Provision. This First Supplemental Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Canadian Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Canadian Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Canadian Collateral Agreement or the Credit Agreement, the provisions of the Canadian Collateral Agreement or the Credit Agreement shall govern.
[SIGNATURE PAGE FOLLOWS]
CANADIAN COLLATERAL AGREEMENT

B-2-4

     IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

CANADIAN COLLATERAL AGREEMENT

B-2-5

Schedule 1
COPYRIGHTS
PATENTS
TRADEMARKS
INDUSTRIAL DESIGNS
TRADE SECRETS
INTELLECTUAL PROPERTY LICENSES
CANADIAN COLLATERAL AGREEMENT

B-2-6

Annex 1 – Assumption Agreement
     ASSUMPTION AGREEMENT, dated as of                     , 200___, made by                                          , a                                          corporation (the “Additional Grantor”), in favor of The Bank of Nova Scotia, as Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”) for (i) the several banks and other financial institutions or entities (the “Lenders”) party to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Canadian Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
     WHEREAS, Waste Services (CA) Inc., an Ontario corporation (the “Canadian Borrower”), and Waste Services, Inc., a Delaware corporation (the “US Borrower”, and together with the Canadian Borrower, the “Borrowers”), have entered into a Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), with the several banks and other financial institutions or entities (the “Lenders”) from time to time party thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as Arrangers, Bank of America, N.A., as Syndication Agent, Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as Co-Documentation Agents, Barclays Bank PLC, as Administrative Agent, and The Bank of Nova Scotia, as Canadian Agent and Canadian Collateral Agent;
     WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of their respective Affiliates (other than the Additional Grantor) have entered into the Canadian Collateral Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Canadian Collateral Agreement”), in favor of the Canadian Collateral Agent for the benefit of the Secured Parties;
     WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Canadian Collateral Agreement; and
     WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Canadian Collateral Agreement;
     NOW, THEREFORE, IT IS AGREED:
     1. Canadian Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Canadian Collateral Agreement, hereby becomes a party to the Canadian Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby
CANADIAN COLLATERAL AGREEMENT

Annex-1-1

added to the information set forth in Schedules                     1 to the Canadian Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Canadian Collateral Agreement is true and correct as to such Grantor on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
     2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.
     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

[1]	Refer to each Schedule which needs to be supplemented.
CANADIAN COLLATERAL AGREEMENT

Annex-1-2

EXHIBIT A-1
GUARANTEE AND US COLLATERAL AGREEMENT
[To be provided separately.]

A-1-1

EXHIBIT A-2
CANADIAN COLLATERAL AGREEMENT
[To be provided separately.]

A-2-1

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
     This Compliance Certificate is delivered to you pursuant to Section 6.2(b) of the Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among Waste Services (CA) Inc., an Ontario corporation (the “Canadian Borrower”), Waste Services, Inc., a Delaware corporation (the “US Borrower” and together with the Canadian Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners (collectively, in such capacities, the “Arrangers”), Bank of America, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents (collectively, in such capacities, the “Co-Documentation Agents”), Barclays Bank PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and The Bank of Nova Scotia, as Canadian agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Agent”) and Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.
     1. I am the duly elected, qualified and acting [Chief Financial Officer] [Vice President-Finance] of the US Borrower.
     2. I have reviewed and am familiar with the contents of this Certificate.
     3. I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Group Members during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].
     4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement.
     IN WITNESS WHEREOF, I execute this Certificate this [___] day of [                    ].

WASTE SERVICES, INC.
By:
Name:
Title:

Attachment 1 to
EXHIBIT B
[Financial Statements]
[Attached hereto.]

Attachment 2
to EXHIBIT B
     The information described herein is as of                      ___, 200_, and pertains to the period from                      ___, 20___to                      ___, 20___.
[Set forth Covenant Calculations]

EXHIBIT C
FORM OF CLOSING DATE CERTIFICATE
     Pursuant to Section 5.1(i) of the Credit Agreement, dated as of October 8, 2008 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among Waste Services (CA) Inc., an Ontario corporation (the “Canadian Borrower”), Waste Services, Inc., a Delaware corporation (the “US Borrower” and together with the Canadian Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners (collectively, in such capacities, the “Arrangers”), Bank of America, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents (collectively, in such capacities, the “Co-Documentation Agents”), Barclays Bank PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and The Bank of Nova Scotia, as Canadian agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Agent”) and Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the “Company”) hereby certifies as follows:
          1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.
          2. [                    ] is the duly elected and qualified Corporate Secretary of the Company and the signature set forth for such officer below is such officer’s true and genuine signature.
          3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made and/or Letters of Credit to be issued on the date hereof. [Borrower only]
          The undersigned Corporate Secretary of the Company certifies as follows:
          4. There are no liquidation or dissolution proceedings pending or, to my knowledge, threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.
          5. The Company is a [corporation] [limited liability company] duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
          6. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on [                                        ]; such resolutions

have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.
          7. Attached hereto as Annex 2 is a true and complete copy of the [By-Laws][Limited Liability Company Agreement] of the Company as in effect on the date hereof.
          8. Attached hereto as Annex 3 is a true and complete copy of the [Certificate] [Articles] of [Incorporation][Formation] of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.
          9. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date hereof and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

Name	Office	Date	Signature

     IN WITNESS WHEREOF, the Company has caused this certificate to be executed by the following officers duly authorized, as of the date set forth below.

Name:	Name:
Title:	Title:
Date: October 8, 2008

ANNEX 1
[Board Resolutions]

ANNEX 2
[By-Laws][Limited Liability Company Agreement]

ANNEX 3
[Certificate][Articles] of [Incorporation][Formation]

EXHIBIT D-1
FORM OF US MORTGAGE
[To be provided separately.]

D-1-1

EXHIBIT D-2
FORM OF CANADIAN MORTGAGE
[To be provided separately.]

D-2-1

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters or credit and swingline loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an affiliate/Related Fund/Control Investment Affiliate1]

3.	Borrowers:	Waste Services (CA) Inc. and Waste Services, Inc.

4.	Administrative Agent:	Barclays Bank PLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement, dated as of October 8, 2008 among Waste Services (CA) Inc., an Ontario corporation (the “Canadian Borrower”), Waste Services, Inc., a Delaware corporation (the “US Borrower” and together with the Canadian Borrower, the “Borrowers”), the Lenders from time to time party thereto, Barclays Bank PLC, as administrative agent, and the other agents party thereto

6.	Assigned Interest:

[1]	Select as applicable

	Aggregate Amount of	Amount of	Percentage Assigned
	Commitment/Loans	Commitment/Loans	of
Facility Assigned	for all Lenders	Assigned	Commitment/Loans[2]
[3]	$	$	%
	$	$	%
	$	$	%
Effective Date:                     , 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
7. Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.)

     The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Title:

[Consented to and] Accepted:

BARCLAYS BANK PLC,
as Administrative Agent

By:

Name:
Title:

[Accepted:

THE BANK OF NOVA SCOTIA,
as Canadian Agent

By:

Name:
Title:]

[Consented to:]

[WASTE SERVICES, INC.

By:

Name:
Title:]

[WASTE SERVICES (CA) INC.

By:

Name:
Title:]

[Consented to:]

[[ ],
as Issuing Lender

By:

Name:
Title:]

[Consented to:]

[[ ],
as Swing Line Lender

By:

Name:
Title:]

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT
1.	Representations and Warranties.
1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of any Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.	Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows: from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.	General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.
[Remainder of page intentionally left blank]

EXHIBIT F-1
FORM OF LEGAL OPINION OF AKIN GUMP STRAUSS HAUER & FELD LLP
[To be provided separately.]

F-1-1

EXHIBIT F-2
FORM OF LEGAL OPINION OF BLAKES, CASSELS & GRAYDON LLP
[To be provided separately.]

F-2-1

EXHIBIT F-3
FORM OF LEGAL OPINION OF STEWART MCKELVEY
[To be provided separately.]

F-3-1

EXHIBIT G-1
FORM OF TERM NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[ ]	New York, New York
, 200_
     FOR VALUE RECEIVED, the undersigned, [Waste Services, Inc., a Delaware corporation] [Waste Services (CA) Inc., an Ontario corporation] (the “[US][Canadian] Borrower”), hereby unconditionally promises to pay to [                                        ] (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of [the United States][Canada] and in immediately available funds, the principal amount of (a) [[                                        ] DOLLARS ($[                    ])] [[                                        ] CANADIAN DOLLARS (Cdn.$[                    ])], or, if less, (b) the unpaid principal amount of the [Canadian][US][Incremental] Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The [US][Canadian] Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.16 of the Credit Agreement.
     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the [US][Canadian] Borrower in respect of the Term Loan.
     This Note (a) is one of the Term Notes referred to in the Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among the [US Borrower, Waste Services (CA) Inc., an Ontario corporation][the Canadian Borrower, Waste Services, Inc., a Delaware corporation], the Lender, the other banks and financial institutions or entities from time to time party thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners, Bank of America, N.A., as syndication agent, Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents, Barclays Bank PLC, as administrative agent, and The Bank of Nova Scotia, as Canadian agent and Canadian collateral agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan

G-1-1

Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[WASTE SERVICES, INC.
By:
Name:
Title:]

[WASTE SERVICES (CA), INC.
By:
Name:
Title:]

G-1-2

Schedule A
to Term Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

		Amount		Amount of Base Rate
	Amount of Base Rate	Converted to	Amount of Principal of	Loans Converted to	Unpaid Principal Balance
Date	Loans	Base Rate Loans	Base Rate Loans Repaid	Eurodollar Loans	of Base Rate Loans	Notation Made By

G-1-3

Schedule B
to Term Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

		Amount Converted	Interest Period and	Amount of Principal	Amount of Eurodollar	Unpaid Principal
	Amount of	to Eurodollar	Eurodollar Rate with	of Eurodollar Loans	Loans Converted to	Balance of	Notation
Date	Eurodollar Loans	Loans	Respect Thereto	Repaid	Base Rate Loans	Eurodollar Loans	Made By

G-1-4

EXHIBIT G-2
FORM OF REVOLVING CREDIT NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
, 200_
     FOR VALUE RECEIVED, the undersigned, [Waste Services, Inc., a Delaware corporation] [Waste Services (CA) Inc., an Ontario corporation] (the “[US][Canadian] Borrower”), hereby unconditionally promises to pay to [                                        ] (the “Revolving Credit Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of [the United States][Canada] and in immediately available funds, on the US Revolving Credit Termination Date the principal amount of (a) [[                                        ] DOLLARS ($[                    ])] [[                                        ] CANADIAN DOLLARS (Cdn.$[                    ])], or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Revolving Credit Lender to the [US][Canadian] Borrower pursuant to Section 2.4 of the Credit Agreement. The [US][Canadian] Borrower further agrees to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.16 of the Credit Agreement.
     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the [US][Canadian] Borrower in respect of any Revolving Credit Loan.
     This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among the [US Borrower, Waste Services (CA) Inc., an Ontario corporation][the Canadian Borrower, Waste Services, Inc., a Delaware corporation], the Lender, the other banks and financial institutions or entities from time to time party thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners, Bank of America, N.A., as syndication agent, Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents, Barclays Bank PLC, as administrative agent, and The Bank of Nova Scotia, as Canadian agent and Canadian collateral agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as

G-2-1

provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[WASTE SERVICES, INC.
By:
Name:
Title:]

[WASTE SERVICES (CA), INC.
By:
Name:
Title:]

G-2-2

Schedule A
to Revolving Credit Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

		Amount		Amount of Base Rate
	Amount of Base Rate	Converted to	Amount of Principal of	Loans Converted to	Unpaid Principal Balance
Date	Loans	Base Rate Loans	Base Rate Loans Repaid	Eurodollar Loans	of Base Rate Loans	Notation Made By

G-2-3

Schedule B
to Revolving Credit Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

		Amount Converted	Interest Period and	Amount of Principal	Amount of Eurodollar	Unpaid Principal
	Amount of	to Eurodollar	Eurodollar Rate with	of Eurodollar Loans	Loans Converted to	Balance of	Notation
Date	Eurodollar Loans	Loans	Respect Thereto	Repaid	Base Rate Loans	Eurodollar Loans	Made By

G-2-4

[Schedule C
to Canadian Revolving Credit Note
LOANS, CONVERSIONS AND REPAYMENTS OF BANKERS’ ACCEPTANCES

Amount of Bankers’
			Interest Period and	Amount of Principal	Acceptances	Unpaid Principal
		Amount	Canadian Prime Rate	of	Converted to	Balance
	Amount of Bankers’	Converted to	with	Bankers’	Canadian Prime Rate	of Bankers’	Notation Made
Date	Acceptances	Bankers’ Acceptances	Respect Thereto	Acceptances Repaid	Loans	Acceptances	By

]

G-2-5

[Schedule D
to Canadian Revolving Credit Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF CANADIAN PRIME RATE LOANS

Amount of Principal
		Amount Converted	of Canadian Prime	Amount of Canadian	Unpaid Principal
	Amount of	to Canadian Prime	Loans	Prime Rate	Balance of
	Canadian Prime Rate	Rate	Rate	Loans Converted to	Canadian Prime Rate	Notation
Date	Loans	Loans	Repaid	Bankers’ Acceptance	Loans	Made By

]

G-2-6

EXHIBIT G-3
FORM OF SWING LINE NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
, 200_
     FOR VALUE RECEIVED, the undersigned, [Waste Services, Inc., a Delaware corporation] [Waste Services (CA) Inc., an Ontario corporation] (the “[US][Canadian] Borrower”), hereby unconditionally promises to pay [                                        ] (the “US Swing Line Lender”) or its registered assigns at the US Payment Office specified in the Credit Agreement (as herein defined) in lawful money of [the United States][Canada] and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) [[                                        ] DOLLARS ($[                    ])] [[                                        ] CANADIAN DOLLARS (Cdn.$[                    ])], or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the [US][Canadian] Borrower pursuant to Section 2.6 of the Credit Agreement. The [US][Canadian] Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.16 of such Credit Agreement.
     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the [US][Canadian] Borrower in respect of any Swing Line Loan.
     This Note (a) is the Swing Line Note referred to in the Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among the [US Borrower, Waste Services (CA) Inc., an Ontario corporation][the Canadian Borrower, Waste Services, Inc., a Delaware corporation], the Lender, the other banks and financial institutions or entities from time to time party thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners, Bank of America, N.A., as syndication agent, Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents, Barclays Bank PLC, as administrative agent, and The Bank of Nova Scotia, as Canadian agent and Canadian collateral agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties

G-3-1

and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[WASTE SERVICES, INC.
By:
Name:
Title:]

[WASTE SERVICES (CA), INC.
By:
Name:
Title:]

G-3-2

Schedule A
to Swing Line Note
LOANS AND REPAYMENTS OF SWING LINE LOANS

	Amount of	Amount of Principal of Swing Line	Unpaid Principal Balance of Swing
Date	Swing Line Loans	Loans Repaid	Line Loans	Notation Made By

G-3-3

EXHIBIT G-4
FORM OF DISCOUNT NOTE
Cdn$ [                    ] Date:
          FOR VALUE RECEIVED, the undersigned unconditionally promises to pay on [                    ], [                    ], to or to the order of [                                        ] (the “Holder”), the sum of Cdn$ [                    ] with no interest thereon.
          The undersigned hereby waives presentment, protest and notice of every kind and waives any defences based upon indulgences which may be granted by the Holder to any party liable hereon and any days of grace.
          This promissory note evidences a BA Equivalent Loan, as defined in the Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among Waste Services, Inc., a Delaware corporation (the “US Borrower”), Waste Services (CA) Inc., an Ontario corporation (the “Canadian Borrower”), the several banks and financial institutions or entities from time to time party thereto (the “Lenders”), Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners (collectively, in such capacities, the “Arrangers”), Bank of America, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents (collectively, in such capacities, the “Co-Documentation Agents”), Barclays Bank PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and The Bank of Nova Scotia, as Canadian agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Agent”) and Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”), and constitutes indebtedness to the Holder arising under the BA Equivalent Loan. Payment of this note shall be made at the offices of [                    ] at [                    ], Toronto, Ontario. Capitalized terms used and not defined herein have the meaning given to them in the Credit Agreement.

WASTE SERVICES (CA) INC.

By:
Name:
Title:

G-4-1

EXHIBIT H
FORM OF EXEMPTION CERTIFICATE
     Reference is made to the Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among Waste Services (CA) Inc., an Ontario corporation (the “Canadian Borrower”), Waste Services, Inc., a Delaware corporation (the “US Borrower” and together with the Canadian Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners (collectively, in such capacities, the “Arrangers”), Bank of America, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents (collectively, in such capacities, the “Co-Documentation Agents”), Barclays Bank PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and The Bank of Nova Scotia, as Canadian agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Agent”) and Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [                                        ] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.21(f) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:
     1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.
     2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:
          (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
          (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;
     3. The Non-U.S. Lender is not a 10-percent shareholder of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code; and
     4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.
     We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this Exemption Certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall so inform the US Borrower in writing within thirty days of such change and (b) the undersigned shall furnish the US Borrower a properly completed and currently effective certificate in either

H-1

the calendar year in which payment is to be made by the US Borrower to the undersigned, or in either of the three calendar years preceding such payment.
     IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]
By:
Name:
Title:

Date:

H-2

EXHIBIT I
FORM OF LENDER ADDENDUM
     Reference is made to the Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among Waste Services (CA) Inc., an Ontario corporation (the “Canadian Borrower”), Waste Services, Inc., a Delaware corporation (the “US Borrower” and together with the Canadian Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners (collectively, in such capacities, the “Arrangers”), Bank of America, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents (collectively, in such capacities, the “Co-Documentation Agents”), Barclays Bank PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and The Bank of Nova Scotia, as Canadian agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Agent”) and Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule 1 hereto, effective as of the Closing Date.
     THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
[Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this 8th day of October, 2008.

Name of Lender

By:
Name:
Title:

Accepted and agreed:

WASTE SERVICES, INC.

By:

Name:
Title:

WASTE SERVICES (CA), INC.

By:

Name:
Title:

BARCLAYS BANK PLC, as
Administrative Agent

By:

Name:
Title:

COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:
Notice Address:

Attention:
Telephone:
Facsimile:

2.	Revolving Credit US/CA Commitment:

3.	Revolving Credit CA Commitment:

4.	US Term Loan Commitment:

5.	Canadian Term Loan Commitment:

6.	Swing Line Commitment:

EXHIBIT J
FORM OF BORROWING NOTICE
[Date]
[Barclays Bank PLC,
     as Administrative Agent
745 Seventh Avenue
New York, New York 10019
Attention: [                    ]]
[The Bank of Nova Scotia,
as Canadian Agent
[                    ]
[                    ]
Attention: [                    ]]
[Waste Services, Inc.]
[Waste Services (CA) Inc.]
Ladies and Gentlemen:
          Pursuant to Section [2.2(a)] [2.5(a)][2.7(a)] of that certain Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings given such terms in the Credit Agreement), among Waste Services (CA) Inc., an Ontario corporation (the “Canadian Borrower”), Waste Services, Inc., a Delaware corporation (the “US Borrower” and together with the Canadian Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners (collectively, in such capacities, the “Arrangers”), Bank of America, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents (collectively, in such capacities, the “Co-Documentation Agents”), Barclays Bank PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and The Bank of Nova Scotia, as Canadian agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Agent”) and Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”), the [US][Canadian] Borrower hereby gives the Administrative Agent [and the Canadian Agent] irrevocable notice that the [US][Canadian] Borrower hereby requests a [US][Canadian][Term Loan] [Revolving Credit [US/CA][CA] Loan] [Swing Line Loan] under the Credit Agreement, and in that connection sets forth below the information relating to such [US][Canadian][Term Loan] [Revolving Credit [US/CA][CA] Loan] [Swing Line Loan]:
1.	The Business Day of the proposed [US][Canadian][Term Loan] [Revolving Credit [US/CA][CA] Loan] [Swing Line Loan] is [ ___, ___].

2.	The Type of the proposed [US][Canadian][Term Loan] [Revolving Credit [US/CA][CA] Loan] [Swing Line Loan] is a [Base Rate Loan] [Canadian Prime Rate Loan] [Eurodollar Loan] [Bankers’ Acceptance].

3.	The aggregate amount of the proposed [US][Canadian][Term Loan] [Revolving Credit [US/CA][CA] Loan] [Swing Line Loan] is $[ ].

4.	[The initial Interest Period for each [Eurodollar Loan] [Bankers’ Acceptance] made as part of the proposed [US][Canadian][Term Loan] [Revolving Credit [US/CA][CA] Loan] [Swing Line Loan] is [___] month[s].]
          The [US][Canadian] Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed [US][Canadian][Term Loan] [Revolving Credit [US/CA][CA] Loan] [Swing Line Loan]:
          (a) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.
          (b) No Default or Event of Default has occurred and is continuing on the date hereof, or would result from the proposed [US][Canadian][Term Loan] [Revolving Credit [US/CA][CA] Loan] [Swing Line Loan] or the application of the proceeds thereof.
          (c) The incurrence of Indebtedness represented by the proposed borrowing by the [US][Canadian] Borrower is permitted under the Senior Subordinated Notes.
          The US Borrower [and the Canadian Borrower] agrees that, if prior to the time of the proposed [US][Canadian][Term Loan] [Revolving Credit [US/CA][CA] Loan] [Swing Line Loan] any of the foregoing certifications shall cease to be true and correct, the US Borrower [and the Canadian Borrower] shall forthwith notify the Administrative Agent [and the Canadian Agent] thereof in writing (any such notice, a “Non-Compliance Notice”). Except to the extent, if any, that prior to the time of the proposed [US][Canadian][Term Loan] [Revolving Credit [US/CA][CA] Loan] [Swing Line Loan], the US Borrower [and the Canadian Borrower] shall deliver a Non-Compliance Notice to the Administrative Agent [and the Canadian Agent], each of the foregoing certifications shall be deemed to be made additionally on the date of the proposed [US][Canadian][Term Loan] [Revolving Credit [US/CA][CA] Loan] [Swing Line Loan] as if made on such date.

Very truly yours, WASTE SERVICES, INC.
By:
Name:
Title:

WASTE SERVICES (CA) INC.
By:
Name:
Title:

EXHIBIT K
FORM OF SOLVENCY CERTIFICATE
     I, [                    ], the Chief Financial Officer of Waste Services, Inc., a Delaware corporation (the “US Borrower”), and Waste Services (CA) Inc., an Ontario corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), hereby certify that I am the Chief Financial Officer of each Borrower, the direct or indirect parent of each other Loan Party, and that I am familiar with the properties, businesses, assets, finances and operations of each Borrower and each other Loan Party and I am duly authorized to execute this certificate on behalf of the Loan Parties pursuant to Section 5.1(s) of the Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings given such terms in the Credit Agreement), among the Borrowers, the Lenders from time to time party thereto, Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as joint lead arrangers and joint lead bookrunners (collectively, in such capacities, the “Arrangers”), Bank of America, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as co-documentation agents (collectively, in such capacities, the “Co-Documentation Agents”), Barclays Bank PLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and The Bank of Nova Scotia, as Canadian agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Agent”) and Canadian collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Canadian Collateral Agent”).
     I further certify that I am generally familiar with the properties, business and assets of the Loan Parties and have carefully reviewed the Loan Documents and the contents of this Certificate and, in connection herewith, have reviewed such other documentation and information and have made such investigation and inquiries as I have deemed necessary and prudent therefor.
     I understand that the Agents and the Lenders are relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Documents.
     I do hereby further certify that:
     1. On the date hereof, before and after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the fair value of the property of each Loan Party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Loan Party;
     2. On the date hereof, before and after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the present fair saleable value of the assets of each Loan Party is not less than the amount that will be required to pay the probable liability of such Loan Party on its debts as they become absolute and matured; and
     3. The Loan Parties do not intend to and do not believe that they will incur debts or liabilities that will be beyond their ability to pay such debts and liabilities as they mature

1

     4. On the date hereof, before and after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the Loan Parties are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which its property would constitute unreasonably small capital;
     provided, that, for the purposes of clauses 1, 2 and 3 above, liabilities shall not include long-term intercompany debt. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can be reasonably be expected to become an actual or matured liability.
[The remainder of this page intentionally left blank.]

K-2

     IN WITNESS WHEREOF, the undersigned has duly executed this Solvency Certificate as of the date first written above.

WASTE SERVICES, INC.
By:
Name:
	Title:	Chief Financial Officer

WASTE SERVICES (CA) INC.
By:
Name:
	Title:	Chief Financial Officer

K-3